As filed with the Securities and Exchange Commission on May 23, 2011

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VALASSIS COMMUNICATIONS, INC.

See Table of Subsidiary Guarantor Registrants

Listed On Schedule A Hereto

(Exact names of registrants as specified in their charters)

Delaware	7310	38-2760940
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

19975 Victor Parkway

Livonia, Michigan 48152

(734) 591-3000

(Address, including zip code, and telephone number, including area code, of each of the registrants’ principal executive offices)

Todd L. Wiseley, Esq.

General Counsel, Senior Vice President,

Administration and Secretary

Valassis Communications, Inc.

19975 Victor Parkway

Livonia, Michigan 48152

(734) 591-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Amy S. Leder, Esq.

McDermott Will & Emery LLP

340 Madison Avenue

New York, New York 10173

(212) 547-5400

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑		Accelerated filer	☐

(Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
6 5/8% Senior Notes due 2021	$260,000,000	100%	$260,000,000	$30,186.00
Subsidiary Guarantees of the 6 5/8% Senior Notes due 2021	$260,000,000	N/A	N/A	N/A(2)

(1)	The registration fee for the securities offered hereby has been calculated under Rule 457(f)(2) of the Securities Act.

(2)	Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is payable for the subsidiary guarantees.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Schedule A

Table of Subsidiary Guarantor Registrants

Exact Name of Additional Registrant as Specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number/SIC	I.R.S. Employer Identification Number

MailCoups, Inc.	Delaware	7331	04-3407977

MailCoups Direct, Inc.	Delaware	7331	86-1139548

NCH Marketing Services, Inc.	Delaware	7310	33-0689617

NCH NuWorld Spain Inc.	Delaware	7310	51-0403070

Perimeter Marketing Company	Delaware	7310	57-1229418

Promotion Watch, Inc.	Delaware	7310	38-3413140

Valassis Coupon Clearing, Inc.	Delaware	7310	32-0078209

Valassis Data Management, Inc.	Delaware	7310	38-3552742

Valassis Direct Mail, Inc.	Delaware	7331	06-0885252

Valassis Interactive, Inc.	Delaware	7310	38-3573420

Valassis International, Inc.	Delaware	7310	38-3196604

Valassis In-Store Solutions, Inc.	Delaware	7310	30-0545900

Valassis Manufacturing Company	Delaware	7310	38-3635808

Valassis Relationship Marketing Systems, LLC	Delaware	7310	38-3635808

Valassis Sales & Marketing Services, Inc.	Delaware	7310	38-3573415

VC Holdings, LLC	Michigan	7359	27-3406201

VCI Enterprises, Inc.	Delaware	7310	74-2639132

*	The address of each of the additional registrants is c/o Valassis Communications, Inc., 19975 Victor Parkway, Livonia, Michigan 48152, telephone (734) 591-3000.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 23, 2011

PROSPECTUS

$260,000,000

VALASSIS COMMUNICATIONS, INC.

Offer To Exchange

6  5/8% Senior Notes due 2021, which have been registered under the Securities Act,

for

a like principal amount of outstanding, unregistered 6 5/8% Senior Notes due 2021

We are offering to exchange our currently outstanding, unregistered 6 5/8% Senior Notes due 2021, or the “original notes,” for our registered 6 5/8% Senior Notes due 2021, or the “exchange notes.” We sometimes refer to the original notes and the exchange notes in this prospectus collectively as the “notes.” The exchange notes are substantially identical to the original notes, except that the exchange notes have been registered under the Securities Act of 1933, as amended, or the Securities Act, and, therefore, will not have any transfer restrictions, will bear a different CUSIP number from the original notes and will not entitle their holders to registration rights or rights to earn additional interest under circumstances relating to our registration obligations. The exchange notes will represent the same debt as the original notes, and we will issue the exchange notes pursuant to, and they will be entitled to the benefits of, the same indenture. We are making the exchange offer in order to satisfy certain contractual obligations.

The exchange notes will be fully and unconditionally guaranteed, jointly and severally, by substantially all of our existing and future domestic restricted subsidiaries. The exchange notes and the subsidiary guarantees will be unsecured senior obligations that will rank equally in right of payment with all of our and our subsidiary guarantors’ existing and future unsecured senior indebtedness and senior in right of payment to all of our and our subsidiary guarantors’ future subordinated indebtedness. The exchange notes and the subsidiary guarantees will be effectively subordinated in right of payment to our and our subsidiary guarantors’ existing and future secured indebtedness, including the indebtedness and subsidiary guarantees under our senior secured credit facility and our senior secured convertible notes due 2033, or the 2033 Secured Notes, of which $0.1 million remains outstanding, to the extent of the value of the assets securing such indebtedness. The exchange notes and the subsidiary guarantees will also be structurally subordinated to all obligations of each of our subsidiaries that is not a guarantor of the exchange notes.

The principal terms of the exchange offer are as follows:

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2011, the twenty-first full business day following the commencement of the exchange offer, unless extended.

•	We will exchange all original notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer.

•	You may withdraw tendered original notes at any time prior to the expiration of the exchange offer.

•

The exchange of original notes for exchange notes pursuant to the exchange offer will not be a taxable event for United States federal income tax purposes. See “Material United States Federal Income Tax Considerations.”

•	We will not receive any proceeds from the exchange offer.

•	No public market exists for the notes. We do not intend to apply for listing or quotation of the exchange notes on any securities exchange or automated dealer quotation system.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes. The letter of transmittal accompanying this prospectus states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where the original notes were acquired by the broker-dealer as a result of market-making or other trading activities. We have agreed that, for a period of up to 180 days after the date this registration statement is declared effective, we will make this prospectus available to any broker-dealer upon request for use in connection with any such resale. See “Plan of Distribution.”

See “Risk Factors” beginning on page 9 for a discussion of certain factors you should consider in connection with the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the exchange notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2011

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained in this prospectus. You should rely only on the information contained in this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus constitute an offer to sell or a solicitation of an offer to buy securities in any jurisdiction to any persons to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date indicated on the front cover of this prospectus or such earlier date as may be specified in this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference or such earlier date as may be specified therein.

Selected Historical Consolidated Financial Data	18
Description of the Notes	20
The Exchange Offer	69
Material United States Federal Income Tax Considerations	78
Plan of Distribution	82
Legal Matters	83
Experts	83

MARKET AND INDUSTRY DATA

In this prospectus, we rely on and refer to information regarding the media and marketing services industry and the various markets in which we compete. We obtained this information from various industry publications, other publicly available information, market research and our own internal surveys and estimates. Industry publications generally state that the information therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of the information has not been independently verified and is not guaranteed. Similarly, other publicly available information, market research and our own internal surveys and estimates, while believed to be reliable, have not been independently verified, and we do not make any representation as to the accuracy or completeness of such information. As a result, you should be aware that market share, ranking and other similar data set forth herein, and estimates and beliefs based on such data, may not be reliable.

INCORPORATION BY REFERENCE; WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the United States Securities and Exchange Commission, or the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room and its copy charges. Our SEC filings are also available to the public on the SEC’s website at www.sec.gov. Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “VCI” and all reports, proxy statements and other information filed by us with the NYSE may be inspected at the NYSE’s offices at 20 Broad Street, New York, New York 10005.

We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the exchange offer. This prospectus does not contain all of the information contained in the registration statement and the exhibits to the registration statement. Copies of our SEC filings, including the exhibits to the registration statement, are available through us or from the SEC through the SEC’s website or at its facilities described above.

-i-

In this prospectus, we “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring to that information. The information incorporated by reference is considered to be an important part of this prospectus. Any statement in a document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes such statement. We incorporate by reference in this prospectus the following documents (File No. 001-10991) previously filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act:

1. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on March 1, 2011;

2. Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the SEC on May 10, 2011; and

3. Our Current Report on Form 8-K, filed on May 10, 2011 (relating to Item 5.07).

We also incorporate by reference any future filings made by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the expiration of the exchange offer.

Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules. You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Valassis Communications, Inc.

19975 Victor Parkway

Livonia, Michigan 48152

Attention: Investor Relations

Phone: (734) 591-3000

Exhibits to the filings will not be sent, however, unless those exhibits have been specifically incorporated by reference in this prospectus. In order to ensure timely delivery of this information, any request should be made by                     , 2011, five business days prior to the expiration date of the exchange offer.

-ii-

FORWARD-LOOKING STATEMENTS

This prospectus contains and incorporates by reference “forward-looking statements” which involve risks and uncertainties. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions that concern our strategy, plans or intentions. All statements we make relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates, stock repurchases and financial results are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. All of these forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those we expected. We derive most of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from our expectations (“cautionary statements”) are disclosed under “Risk Factors” and elsewhere in this prospectus, including, without limitation, in conjunction with the forward-looking statements included or incorporated by reference in this prospectus. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Some of the factors that we believe could affect our results include:

•	price and product competition from our existing competitors;

•	new competitors in any of our businesses;

•	a shift in client preference for different promotional materials, strategies or coupon delivery methods, including, without limitation, as a result of declines in newspaper circulation;

•	an increase in paper or postal costs;

•

changes which affect the businesses of our clients and lead to reduced sales promotion spending, including, without limitation, a decrease of marketing budgets which are generally discretionary in nature and easier to reduce in the short-term than other expenses;

•	our substantial indebtedness, and ability to refinance such indebtedness, if necessary, and our ability to incur additional indebtedness, may affect our financial health;

•	the financial condition, including bankruptcies, of our clients, suppliers, senior secured credit facility lenders or other counterparties;

•	certain covenants in our debt documents could adversely restrict our financial and operating flexibility;

•	fluctuations in the amount, timing, pages, weight and kinds of advertising pieces from period to period, due to a change in our clients’ promotional needs, inventories and other factors;

•	our failure to attract and retain qualified personnel may affect our business and results of operations;

•	a rise in interest rates could increase our borrowing costs;

•	we may be required to recognize additional impairment charges against goodwill and intangible assets in the future;

•	possible governmental regulation or litigation affecting aspects of our business;

•	clients experiencing financial difficulties, or otherwise being unable to meet their obligations as they become due, could affect our results of operations and financial condition;

•	uncertainty in the application and interpretation of applicable state sales tax laws may expose us to additional sales tax liability;

-iii-

•

and general economic conditions, whether nationally, internationally, or in the market areas in which we conducts our business, including the adverse impact of the ongoing economic downturn on the marketing expenditures and activities of our clients and prospective clients as well as our vendors, with whom we rely on to provide us with quality materials at the right prices and in a timely manner; and

•	the other factors set forth under “Risk Factors.”

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained or incorporated by reference in this prospectus may not in fact occur. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

-iv-

PROSPECTUS SUMMARY

This summary contains basic information about our Company and the exchange offer. This summary highlights only selected information from, or incorporated by reference in, this prospectus. This summary is not complete and may not contain all of the information that is important to you and that you should consider before deciding whether or not to participate in the exchange offer. For a more complete understanding of our Company and the exchange offer, you should read this entire prospectus, including any information incorporated by reference into this prospectus, in its entirety. See also “Incorporation By Reference; Where You Can Find More Information.” Unless otherwise indicated or required by the context, the terms “Valassis,” “we,” “our,” “us” and the “Company” refer to Valassis Communications, Inc. and its consolidated subsidiaries (except in the section entitled “Description of the Notes,” in which case such terms refer only to Valassis Communications, Inc. and not to any of its subsidiaries). Unless otherwise indicated, references to fiscal year refer to the fiscal year of Valassis, which ends on December 31.

Valassis

We are one of the nation’s leading media and marketing services companies, offering unparalleled reach and scale to more than 15,000 advertisers. Our RedPlum™ media portfolio delivers value on a weekly basis to over 100 million shoppers across a multi-media platform—in-home, in-store and in-motion. Through our digital offering, including redplum.com and save.com, consumers can find compelling national and local deals online.

Our products and services are positioned to help our clients reach their customers through mass-delivered or targeted programs. We provide our clients with blended media solutions, including shared mail, newspaper, in-store and digital delivery. We offer the only national shared mail distribution network in the industry. We utilize a proprietary patent pending targeting tool that provides our clients with multi-media recommendations and optimization. We are committed to providing innovative marketing solutions to maximize the efficiency and effectiveness of promotions for our clients and to deliver value to consumers how, when and where they want.

During fiscal year 2010, we generated revenues of $2,333.5 million and net earnings of $385.4 million, which included a loss on extinguishment of debt, net of tax, of $14.7 million and News America litigation settlement proceeds, net of tax and related payments, of $301.4 million. During the three-months ended March 31, 2011, we generated revenues of $547.0 million and net earnings of $21.4 million, which included a loss on extinguishment of debt, net of tax, of $8.2 million.

We currently operate our business in the following reportable segments: Shared Mail, Neighborhood Targeted and Free-Standing Inserts. In addition, all of our other lines of business that are not separately reported are captioned as International, Digital Media & Services, which includes NCH Marketing Services, Inc., Valassis Canada, Inc., Promotion Watch, direct mail, analytics, digital and in-store.

Additional Information

Valassis Communications, Inc. is a Delaware corporation. Our principal executive offices are located at 19975 Victor Parkway, Livonia, Michigan 48152 and our telephone number is (734) 591-3000. Our website is www.valassis.com and is an interactive textual reference only, meaning that the information contained on the website is not part of this prospectus by reference or otherwise.

Summary Terms of the Exchange Offer

On January 28, 2011, we completed an offering of $260,000,000 aggregate principal amount of the original notes in a transaction exempt from the registration requirements of the Securities Act. The original notes are fully and unconditionally guaranteed as to payment of principal and interest by the subsidiary guarantors. The exchange notes will be our obligations and will be entitled to the benefits of the indenture relating to the original notes. The exchange notes will also be fully and unconditionally guaranteed as to payment of principal and interest by the subsidiary guarantors. The form and terms of the exchange notes are substantially identical in all material respects to the form and terms of the original notes, except that the exchange notes:

•	have been registered under the Securities Act and, therefore, will contain no restrictive legends;

•	will bear a different CUSIP number from the original notes;

•	will not have registration rights; and

•	will not have the right to earn additional interest under circumstances relating to our registration obligations.

The following is a brief summary of the terms of the exchange offer. It likely does not contain all the information that is important to you. For a more complete description of the exchange offer, see “The Exchange Offer.”

The Exchange Offer	We are offering to exchange our exchange notes, which have been registered under the Securities Act, for a like principal amount of our currently outstanding, unregistered original notes. $260.0 million aggregate principal amount of our original notes are outstanding. Original notes may only be exchanged in integral multiples of $1,000 in principal amount. See “The Exchange Offer—Terms of the Exchange Offer.”

Expiration of the Exchange Offer	The exchange offer will expire at 5:00 p.m., New York City time, on , 2011, the twenty-first full day following the commencement of the exchange offer, unless we decide to extend the expiration date.

Withdrawal Rights	You may withdraw your tender of original notes at any time before the exchange offer expires by following the withdrawal procedures that are described under “The Exchange Offer—Withdrawal of Tenders.”

Registration Rights Agreement	The exchange offer is intended to satisfy your registration rights under the registration rights agreement we and the subsidiary guarantors entered into with the initial purchasers of the original notes. After the exchange offer is closed, we will no longer have an obligation to register the original notes, except under limited circumstances. Under the registration rights agreement, we are required to pay liquidated damages in the form of additional interest on the original notes in certain circumstances, including if the exchange offer registration statement is not declared effective by the SEC on or before 240 days after issuance of the original notes or the exchange offer is not consummated within 30 business days after the effective date of the exchange offer registration statement. See “The Exchange Offer—Purpose and Effect of the Exchange Offer.”

Resale of Exchange Notes	Based on existing interpretations by the staff of the SEC set forth in no-action letters issued to other parties unrelated to us, we believe that the exchange notes issued pursuant to the exchange offer in exchange for original notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that you will acknowledge that:

•	you are acquiring the exchange notes in the ordinary course of your business;

•	you are not engaged in, and do not intend to engage in, the distribution of the exchange notes (within the meaning of the Securities Act);

•	you have no arrangement or understanding with any person or entity to participate in the distribution of the exchange notes; and

•	you are not our “affiliate,” as defined in Rule 405 under the Securities Act.

In addition, each broker-dealer that receives exchange notes for its own account in exchange for original notes that were acquired by that broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. See “Plan of Distribution.”

We do not intend to apply for listing of the exchange notes on any securities exchange or to seek approval for quotation through an automated quotation system. Accordingly, we cannot assure you that an active market will develop upon completion of the exchange offer or, if developed, that such market will be sustained or as to the liquidity of any market.

Conditions to the Exchange Offer	The exchange offer is subject to certain customary conditions which we may amend or waive. The exchange offer is not conditioned upon any minimum principal amount of original notes being tendered. See “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering Original Notes	If you wish to accept the exchange offer, you must transmit a properly completed and signed letter of transmittal, together with all other documents required by the letter of transmittal, including the certificate or certificates representing your original notes to be exchanged, to the exchange agent at the address set forth on the cover page of the letter of transmittal. These materials must be received by the exchange agent before 5:00 p.m., New York City time, on , 2011, the expiration date of the exchange offer. In the alternative, you can tender your original notes by following the procedures for book-entry transfer, as described in this prospectus, prior to the expiration of the exchange offer. For more information on accepting the exchange offer and tendering your original notes, see “The Exchange Offer—Procedures for Tendering.”

Special Procedures for Beneficial Owners	If you are a beneficial owner of original notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your original notes in the exchange offer, you should contact the registered holder of the original notes promptly and instruct the registered holder to tender your notes on your behalf. If you wish to tender in the exchange offer on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your original notes, either arrange to have the original notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take a considerable amount of time and may not be able to be completed prior to the expiration date. See “The Exchange Offer—Procedures for Tendering.”

Guaranteed Delivery Procedures	If you cannot deliver your original notes, the letter of transmittal or any other required documentation, or if you cannot comply with The Depository Trust Company’s, or DTC’s, Automated Tender Offer Program for transfer of book-entry interests, prior to the expiration date, you may tender your original notes according to the guaranteed delivery procedures set forth under “The Exchange Offer—Guaranteed Delivery Procedures.”

Acceptance of the Original Notes and Delivery of the Exchange Notes	We will accept for exchange any and all original notes that you properly tender in the exchange offer prior to the expiration date of the exchange offer. We will issue and deliver the exchange notes promptly following the expiration date of the exchange offer. See “The Exchange Offer—Terms of the Exchange Offer.”

Use of Proceeds	We will not receive any proceeds from the issuance of exchange notes pursuant to the exchange offer.

Material United States Federal Income Tax Consequences	We believe that the exchange of original notes for exchange notes pursuant to the exchange offer will not be a taxable event for United States federal income tax purposes, but you should consult your tax adviser about the tax consequences of the exchange offer. See “Material United States Federal Income Tax Considerations.”
Consequences of Failure to Exchange

All untendered original notes and original notes not accepted for exchange will continue to be subject to the restrictions on transfer set forth in the original notes and in the indenture governing the notes. In general, you may not offer or sell your original notes unless they are registered under the federal securities laws or sold in a transaction exempt from, or not subject to, the registration requirements of federal and applicable state securities laws. As a result of the restrictions on transfer and the availability of exchange notes, any remaining original notes are likely to be much less liquid than before the exchange offer. After the exchange offer is closed, we will no longer have an obligation to register the original notes, except in limited circumstances. See “The Exchange Offer—Consequences to Holders of Original Notes Not Tendering in the Exchange Offer.”

Exchange Agent	Wells Fargo Bank, National Association, the trustee under the indenture for the notes, is serving as the exchange agent in connection with the exchange offer. The address, telephone number and facsimile number of the exchange agent are listed in “The Exchange Offer—Exchange Agent” and in the letter of transmittal.

Summary Terms of the Exchange Notes

The following is a brief summary of the principal terms of the exchange notes. For a more complete description of the terms of the exchange notes, see “Description of the Notes.” The exchange notes will have terms identical in all material respects to the form and terms of the original notes, except that the exchange notes have been registered under the Securities Act and, therefore, will not be subject to certain transfer restrictions, will bear a different CUSIP number from the original notes and will not entitle their holders to registration rights or rights to earn additional interest under circumstances relating to our registration obligations.

Issuer	Valassis Communications, Inc.

Notes Offered	$260,000,000 aggregate principal amount of 6 5/8% Senior Notes due 2021.

Maturity Date	February 1, 2021.

Interest Payment Dates	February 1 and August 1 of each year, commencing on August 1, 2011. Interest on the exchange notes will accrue from the last interest payment date on which interest was paid on the original notes surrendered in exchange for the exchange notes or, if no interest has been paid on the original notes, from January 28, 2011.

Guarantees	Our obligations under the exchange notes will be fully and unconditionally guaranteed, jointly and severally, by substantially all of our existing and future domestic restricted subsidiaries.

Ranking	The exchange notes and the related subsidiary guarantees will be our and our subsidiary guarantors’ unsecured senior obligations. They will rank equally in right of payment with all of our and our subsidiary guarantors’ existing and future unsecured senior indebtedness and senior in right of payment to all of our and our subsidiary guarantors’ future subordinated indebtedness. The exchange notes and the related subsidiary guarantees will be effectively subordinated in right of payment to our and our subsidiary guarantors’ existing and future secured indebtedness, including the indebtedness and subsidiary guarantees under our senior secured credit facility and our senior secured convertible notes due 2033, or the 2033 Secured Notes, of which $0.1 million remains outstanding, to the extent of the value of the assets securing such indebtedness. The exchange notes and the related subsidiary guarantees will also be structurally subordinated to all obligations of each of our subsidiaries that is not a guarantor of the exchange notes.

As of March 31, 2011, the original notes and the related subsidiary guarantees ranked effectively junior to approximately $462.2 million of senior secured indebtedness, and we had an additional $39.0 million available under the revolving line of credit portion of our senior secured credit facility, after giving effect to the issuance of $11.0 million of letters of credit.

Our non-guarantor subsidiaries represented 0.9% and 2.8% of the consolidated operating income of our Company and our subsidiaries for the year ended December 31, 2010 and the three-months ended March 31, 2011, respectively.

Optional Redemption	Prior to February 1, 2016, we may, at our option, redeem all or a portion of the exchange notes at a redemption price equal to 100% of the principal amount of exchange notes to be redeemed plus a make-whole premium, as described in “Description of the Notes—Optional Redemption,” plus accrued and unpaid interest to the date of redemption.

At any time on or after February 1, 2016, we may, at our option, redeem all or a portion of the exchange notes at the redemption prices set forth under “Description of the Notes—Optional Redemption,” plus accrued and unpaid interest to the date of redemption.

In addition, on or prior to February 1, 2014, we may, at our option, redeem up to 35% of the principal amount of the outstanding exchange notes with the proceeds of certain sales of our equity at the redemption price set forth under “Description of the Notes—Optional Redemption,” plus accrued and unpaid interest to the date of redemption. We may make the redemption only if (i) the redemption occurs within 120 days of the closing of the applicable equity offering and (ii) after the redemption, at least 65% of the aggregate principal amount of the exchange notes originally issued remains outstanding.

Asset Sales	If we or any of our restricted subsidiaries sell certain assets and do not apply the proceeds as required by the indenture governing the notes, we must, subject to the prepayment requirements of our senior secured credit facility, offer to repurchase the exchange notes at a price equal to 100% of the aggregate principal amount of the exchange notes, plus accrued and unpaid interest to the date of purchase.

Change of Control	If a change of control occurs, we must offer to repurchase all of the exchange notes at a price equal to 101% of the aggregate principal amount of the exchange notes, plus accrued and unpaid interest to the date of repurchase. See “Description of the Notes—Change of Control.”

We may not be able to pay you the required price for exchange notes you present to us at the time of a change of control because we may not have enough funds at that time or terms of the agreements governing our indebtedness may prevent us from making such payment. See “Risk Factors—We may not have sufficient funds or be permitted by our senior secured credit facility or other agreements governing our indebtedness to purchase the notes upon a change of control.”

Certain Covenants	The indenture governing the notes contains covenants that, among other things, restrict our ability and the ability of our restricted subsidiaries to:

•	incur or guarantee additional indebtedness;

•	pay dividends and make distributions;

•	make certain investments;

•	repurchase stock;

•	incur liens;

•	enter into transactions with affiliates;

•	merge or consolidate; and

•	transfer or sell assets.

These covenants are subject to important limitations and exceptions. See “Description of the Notes—Certain Covenants.” These covenants will cease to apply to the exchange notes if the exchange notes receive investment grade ratings from both Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Group. See “Description of the Notes—Certain Covenants.”

No Public Market	The exchange notes are new securities for which there is currently no market. We do not intend to apply for listing or quotation of the exchange notes on any securities exchange or automated dealer quotation system. Although the initial purchasers in the private offering of the original notes have informed us that they currently intend to make a market in the exchange notes, they are not obligated to do so and may discontinue market making activities at any time, in their sole discretion, without notice. Accordingly, we cannot assure you that a liquid market for the exchange notes will develop or be maintained.

Risk Factors	You should consider carefully all of the information set forth in this prospectus and the documents incorporated by reference herein and, in particular, you should evaluate the risks in this prospectus under “Risk Factors” and in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010, which is incorporated by reference in this prospectus, before deciding whether to participate in the exchange offer.

RISK FACTORS

Before deciding to participate in the exchange offer, you should consider carefully the risks and uncertainties described below and in Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010 together with all of the other information included or incorporated by reference in this prospectus, including our consolidated financial statements and related notes. Those risks and uncertainties and the risks and uncertainties described below are not the only risks and uncertainties that we face. Additional risks and uncertainties that are not presently known to us or that we currently deem immaterial or that are not specific to us, such as general economic conditions, may also materially and adversely affect our business and operations. If any of those risks and uncertainties or the risks and uncertainties described below actually occur, our business, financial condition and results of operations could be harmed substantially. In such a case, we may be unable to meet our obligations under the exchange notes and you may lose all or part of your investment in the exchange notes.

Risks Related to the Exchange Offer

If you fail to exchange your original notes, they will continue to be restricted securities and may become less liquid.

Original notes that you do not tender or we do not accept will, following the exchange offer, continue to be restricted securities, and you may not offer to sell them except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not plan to register the original notes under the Securities Act. If you hold any original notes after the exchange offer is completed, you may have trouble selling them because of these restrictions on transfer.

Because we anticipate that most holders of original notes will elect to participate in the exchange offer, we expect that the liquidity of the market for any original notes remaining after the completion of the exchange offer will be substantially limited. Any original notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount of the original notes outstanding. Following the exchange offer, if you did not tender your original notes you will not have any further registration rights, except in limited circumstances, and your original notes will continue to be subject to certain transfer restrictions.

You must comply with the exchange offer procedures in order to receive the exchange notes.

We will only issue exchange notes in exchange for original notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the original notes, and you should carefully follow the instructions on how to tender your original notes set forth under “The Exchange Offer—Procedures for Tendering” and in the letter of transmittal that accompanies this prospectus. Neither we nor the exchange agent are required to notify you of any defects or irregularities relating to your tender of original notes.

If an active trading market does not develop for the exchange notes, you may be unable to sell the exchange notes or sell them at a price you deem sufficient.

The exchange notes are a new issue of securities, and there is no established trading market for the exchange notes. We do not intend to list the exchange notes on any national securities exchange or to seek their quotation on any automated dealer quotation system. Accordingly, we cannot assure you that a market will develop upon completion of the exchange offer or, if it develops, that such market will be sustained, or as to the liquidity of any market. If a trading market does not develop, or, if developed, does not continue, purchasers of the exchanges notes may not be able to sell them. Even if a trading market develops, the exchange notes may trade at a discount from the their principal amount or purchase price, depending upon:

•	the number of holders of such exchange notes;

•	prevailing interest rates;

•	the interest of securities dealers in making a market in the exchange notes;

•	the market for similar securities; and

•	other factors, including general economic conditions and our financial condition, credit rating, performance and prospects and prospects for companies in our industry generally.

In addition, the market for non-investment-grade debt securities has historically been subject to disruptions that have caused substantial price volatility independent of the operating and financial performance of the issuers of these securities. It is possible that the market for the exchange notes will be subject to these kinds of disruptions. Accordingly, declines in the liquidity and market price of the exchange notes may occur independent of our operating and financial performance and could have an adverse effect on holders of the exchange notes. We cannot assure you that any liquid market for the exchange notes will develop.

The initial purchasers have advised us that they currently intend to make a market in the exchange notes but they are not obligated to do so. The initial purchasers may also discontinue market making activities at any time, in their sole discretion, which could further negatively impact your ability to sell the exchange notes, or the prevailing market price at the time you choose to sell.

Some holders who exchange their original notes may be deemed to be underwriters and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.

If you exchange your original notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Risks Related to the Notes and Our Other Indebtedness

Our substantial indebtedness could adversely affect our financial health and make it more difficult for us to service our debt or obtain additional financing, if necessary.

As of March 31, 2011, we had approximately $722.2 million of total indebtedness (of which approximately $462.2 million was secured). In addition, as of March 31, 2011, we had approximately $39.0 million of undrawn availability under our revolving credit facility, after giving effect to the issuance of $11.0 million of letters of credit. Our substantial level of indebtedness could have a material adverse effect on our business and make it more difficult for us to satisfy our obligations under our outstanding indebtedness. As a result of our significant amount of debt and debt service obligations, we face increased risks regarding, among other things, the following:

•

our ability to borrow additional amounts or refinance existing indebtedness in the future for working capital, capital expenditures, acquisitions, debt service requirements, investments, stock repurchases, execution of our growth strategy, or other purposes may be limited or such financing may be more costly;

•

we have reduced availability of cash flow to fund working capital requirements, capital expenditures, investments, acquisitions or other strategic initiatives and other general corporate purposes because a substantial portion of our cash flow is needed to pay principal and interest on our debt;

•	we are more vulnerable to competitive pressures and to general adverse economic or industry conditions, including fluctuations in market interest rates or a downturn in our business;

•	we may be placed at a competitive disadvantage relative to our competitors that have greater financial resources than us, including News America and its parent corporation;

•	it may be more difficult for us to satisfy our financial obligations; and

•	there could be a material adverse effect on our business and financial condition if we were unable to service our debt or obtain additional financing, as needed.

In addition, the indentures governing the notes and the 2033 Secured Notes and our senior secured credit facility contain financial and other restrictive covenants that limit our ability to engage in activities that may be in our long-term best interest. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all of our debt. We cannot assure you that our assets or cash flow would be sufficient to fully repay such debt, if accelerated, or that we would be able to repay, refinance or restructure the payments on such debt. See “—The restrictive covenants in our senior secured credit facility and the indentures governing the notes and the 2033 Secured Notes and any of the agreements governing our future indebtedness could adversely restrict our financial and operating flexibility and subject us to other risks.”

Despite our current indebtedness levels and the restrictive covenants set forth in the agreements governing our indebtedness, we and our subsidiaries may be able to incur substantially more indebtedness. This could increase the risks associated with our substantial indebtedness.

The terms of our senior secured credit facility and the indentures governing the notes and the 2033 Secured Notes permit us and our subsidiaries (including non-guarantor subsidiaries) to incur certain additional indebtedness, including additional secured indebtedness, and other liabilities that do not constitute indebtedness. If we or our subsidiaries are in compliance with the financial covenants set forth in these agreements, if any, we and our subsidiaries may be able to incur substantial additional indebtedness, including secured indebtedness. The indentures governing the notes and the 2033 Notes allow us to issue additional notes and other indebtedness in certain circumstances which may also be guaranteed by the guarantors and future domestic subsidiaries. In addition, under certain circumstances we will have the right to increase the size of our senior secured credit facility and incur additional secured indebtedness thereunder. As of March 31, 2011, we had $39.0 million available under the revolving line of credit portion of our senior secured credit facility after giving effect to outstanding letters of credit. If new indebtedness is added to our or our subsidiaries’ current indebtedness levels, the related risks that we and they now face could intensify.

We may not be able to generate a sufficient amount of cash flow to meet our debt obligations, including our obligations under the notes.

Our ability to make scheduled payments or to refinance our obligations with respect to the notes and our other indebtedness depends on our future financial and operating performance, which, in turn, will be subject to prevailing economic conditions and certain financial, business, competitive and other factors beyond our control. If we cannot make scheduled payments on our debt, we will be in default and, as a result, holders of our debt could declare all outstanding principal and interest on our debt to be due and payable and we could be forced into bankruptcy or liquidation. Certain of our subsidiaries may become unrestricted subsidiaries under the indenture governing the notes, in which case we may not have access to the cash flows of these subsidiaries and such subsidiaries will not be subject to the restrictive covenants under the indenture. If our cash flow and capital resources are insufficient to fund our debt obligations, we would face substantial liquidity problems and may be forced to reduce or delay scheduled expansions and capital expenditures, sell material assets or operations, obtain additional capital, restructure our debt or revise or delay our strategic plans. In addition, we cannot assure you that our operating performance, cash flow and capital resources will be sufficient for payment of our debt in the future. If we are required to take any of the actions referred to above, it could have a material adverse effect on our business, financial condition and results of operations. We cannot assure you that we would be able to take any of these actions on terms acceptable to us, or at all, that these actions would enable us to continue to satisfy our capital requirements or that these actions would be permitted under the terms of our various debt instruments. In addition, any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations.

Your right to receive payments on the notes is effectively subordinated to the rights of our existing and future secured creditors.

The notes and the related subsidiary guarantees are unsecured. Holders of our and our subsidiary guarantors’ existing and future secured indebtedness will have claims that are effectively senior to your claims as holders of the notes to the extent of the value of the assets securing our secured indebtedness. Our senior secured credit facility as well as our 2033 Secured Notes are secured by liens on substantially all of our and our subsidiaries’ assets and the notes will be effectively subordinated to such secured indebtedness. In the event of any distribution or payment of our or our subsidiaries’ assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of secured indebtedness will have prior claim to those assets that constitute their collateral. Holders of the notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we may not have sufficient assets to pay amounts due on the notes. As a result, holders of notes may receive less, ratably, than holders of our secured indebtedness.

As of March 31, 2011, the aggregate amount of our secured indebtedness was $462.2 million. In addition, as of March 31, 2011, an additional $39.0 million was available under the revolving line of credit portion of our senior secured credit facility, after giving effect to the issuance of $11.0 million of letters of credit. We will be permitted to borrow additional indebtedness, including secured indebtedness, and our subsidiaries will be able to incur and guarantee additional secured indebtedness in the future under the terms of the indenture governing the notes. In addition, under certain circumstances we will have the right to increase the size of our senior secured credit facility and incur additional secured indebtedness thereunder. See “—Despite our current indebtedness levels and the restrictive covenants set forth in the agreements governing our indebtedness, we and our subsidiaries may be able to incur substantially more indebtedness. This could increase the risks associated with our substantial indebtedness.”

The notes and the related subsidiary guarantees are also structurally subordinated in right of payment to our non-guarantor subsidiaries indebtedness. Your right to receive payments on the notes could be adversely affected if any of our non-guarantor subsidiaries declare bankruptcy, liquidate or reorganize.

Certain of our subsidiaries will not guarantee the notes. Our non-guarantor subsidiaries represented 0.9% and 2.8% of the consolidated operating income of our company and our subsidiaries for the year ended December 31, 2010 and the three months ended March 31, 2011, respectively. Because the creditors of our non-guarantor subsidiaries (including trade creditors) and holders of preferred stock, if any, have direct claims on such subsidiaries and their assets, your claims as holders of the notes are “structurally subordinated” to any existing and future liabilities of our non-guarantor subsidiaries. This means that the creditors of the non-guarantor subsidiaries have priority in their claims on the assets of such non-guarantor subsidiaries over our creditors. Accordingly, if a bankruptcy, liquidation or reorganization of any non-guarantor subsidiary occurs, holders of its indebtedness and its trade creditors will generally be entitled to payment of their claims from the assets of that subsidiary before any assets are made available for distribution to us. See “Description of the Notes.”

The restrictive covenants in our senior secured credit facility and the indentures governing the notes and the 2033 Secured Notes and any of the agreements governing our future indebtedness could adversely restrict our financial and operating flexibility and subject us to other risks.

Our senior secured credit facility and the indentures governing the notes and the 2033 Secured Notes contain affirmative and negative covenants that limit our and our subsidiaries’ ability to take certain actions. Our senior secured credit facility requires us to maintain specified financial ratios and satisfy other financial conditions. Our senior secured credit facility and the indentures governing the notes and the 2033 Secured Notes also restrict, among other things, our and our subsidiaries’ ability to:

•	incur additional debt;

•	pay dividends and make other restricted payments;

•	make certain investments, loans and advances;

•	create or permit certain liens;

•	issue or sell capital interests of restricted subsidiaries;

•	use the proceeds from sales of assets and subsidiary interests;

•	enter into certain types of transactions with affiliates;

•	create or permit restrictions on the ability of our restricted subsidiaries to pay dividends or make other distributions to us;

•	enter into sale and leaseback transactions; and

•	sell all or substantially all of our assets or consolidate or merge with or into other companies.

These restrictions may limit our ability to operate our business and may prohibit or limit our ability to execute our business strategy, compete, enhance our operations, take advantage of potential business opportunities as they arise or meet our capital needs. Furthermore, future debt instruments or other contracts could contain financial or other covenants more restrictive than those applicable to our senior secured credit facility, the 2033 Secured Notes or the notes.

The breach of any of these covenants by us or the failure by us to meet any of these conditions or requirements could result in a default under any or all of such indebtedness. Our ability to continue to comply with these covenants and requirements may be affected by events beyond our control, including prevailing economic, financial and industry conditions. An event of default under our debt agreements could trigger events of default under our other debt agreements and the holders of the defaulted debt could declare all of the amounts outstanding thereunder, together with accrued interest, to become immediately due and payable. If such acceleration occurs, we would not be able to repay our debt and we may not be able to borrow sufficient funds to refinance our debt. Even if new financing is made available to us, it may not be on terms acceptable to us.

Some of our debt, including borrowings under our senior secured credit facility, is based on variable rates of interest, which could result in higher interest expense in the event of an increase in interest rates.

As of March 31, 2011, $462.1 million of our $722.2 million aggregate indebtedness was subject to variable interest rates. However, in December 2009, we entered into an interest rate swap agreement with an effective date of December 31, 2010, which effectively fixes the interest rate for an amortizing notional amount (initially $300.0 million) of this variable rate debt under our senior secured credit facility at an interest rate of 4.255% and expires on June 30, 2012. The initial notional amount of $300.0 million under the interest rate swap agreement amortizes by $40.0 million at the end of each quarter subsequent to the effective date to $100.0 million for the quarter ended June 30, 2012. Our remaining variable rate indebtedness, which was an aggregate principal amount of $202.2 million outstanding under the term loan B and delayed draw portions of our senior secured credit facility as of March 31, 2011 and will increase as a result of the amortization and expiration of the interest rate swap agreement described above, is subject to interest rate risk, as our interest payments will fluctuate as the underlying interest rate changes. If there is a 1% increase in 3-month LIBOR, the interest rate currently applicable to this variable rate debt, and we do not alter the terms of our current interest rate swap agreement or enter into a new interest rate swap agreement, our debt service obligations on our variable rate indebtedness would increase by a total of $11.2 million between January 1, 2011 and March 2, 2014, the maturity date of the term loans under the senior secured credit facility, which would affect our cash flows and results of operations. If we borrow additional amounts under the revolving loan portion of our senior secured credit facility, our interest rate risk may increase.

We may not have sufficient funds or be permitted by our senior secured credit facility or other agreements governing our indebtedness to purchase the notes upon a change of control.

Upon a change of control, as defined in the indenture governing the notes, we will be required to make an offer to purchase all outstanding notes. The terms of the indenture governing our 2033 Secured Notes also require us to offer to purchase all outstanding 2033 Secured Notes upon a change of control. A change of control may be defined differently under the indenture governing the notes and our senior secured credit facility. A transaction that constitutes a change of control under our senior secured credit facility would not necessarily constitute a change of control under the indenture. Further, we cannot assure you that we will have or will be able to borrow sufficient funds at the time of any change of control to pay the change of control purchase price or that restrictions in our senior secured credit facility or other indebtedness we may incur in the future would permit us to make the required repurchases. Accordingly, the holders of the notes may not receive the change of control purchase price for their notes in the event of a sale or other change of control, which will give the trustee under the indenture governing the notes and the holders of the notes the right to declare an event of default and accelerate the repayment of the notes. In addition, a change of control may constitute an event of default under our senior secured credit facility, which could result in a default under the indentures governing the notes and the 2033 Secured Notes if the lenders accelerate the debt under our senior secured credit facility.

The change of control provisions in the indenture governing the notes may not protect you in the event we consummate a highly leveraged transaction, reorganization, restructuring, merger or other similar transaction, unless such transaction constitutes a change of control under the indenture. Such a transaction may not involve a change in voting power or beneficial ownership or, even if it does, may not involve a change in the magnitude required under the definition of change of control in the indenture to trigger our obligation to repurchase the notes. Except as otherwise described above, the indenture does not contain provisions that permit the holders of the notes to require us to repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from subsidiary guarantors.

Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, a subsidiary guarantee could be voided, or claims in respect of a subsidiary guarantee could be subordinated to all other debts of that subsidiary guarantor if, among other things, the subsidiary guarantor, at the time it incurred the indebtedness evidenced by its subsidiary guarantee, (a) issued the guarantee with the intent of hindering, delaying or defrauding any current or future creditor or contemplated insolvency with a design to favor one or more creditors to the total or partial exclusion of other creditors or (b) received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee, and if the subsidiary guarantor:

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged in a business or transaction for which the subsidiary guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

If the subsidiary guarantee issued by that subsidiary guarantor were avoided or limited under fraudulent transfer or conveyance or other laws, any claim you make against such subsidiary guarantor for amounts payable on the notes would be effectively subordinated to all of the indebtedness and other obligations of such subsidiary guarantor, including trade payables and any subordinated indebtedness.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a subsidiary guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•

if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts, including contingent liabilities, as they become due.

We cannot be sure what standard a court would apply in making these determinations or, regardless of the standard, that a court would not void the subsidiary guarantees issued by our subsidiary guarantors or that such subsidiary guarantees would not be subordinated to the other indebtedness of our subsidiary guarantors.

Ratings of the notes may affect the market price and marketability of the notes.

The notes have been rated by Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. Such ratings are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There is no assurance that such credit ratings will be issued or remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. It is also possible that such ratings may be lowered in connection with future events, such as future acquisitions. Holders of notes will have no recourse against us or any other parties in the event of a change in or suspension or withdrawal of such ratings. Any lowering, suspension or withdrawal of such ratings may have an adverse effect on the market price or marketability of the notes.

If on any future date the notes have investment grade ratings, many of the restrictive covenants will be terminated.

lf on any future date the notes are rated at least BBB- (or the equivalent) by S&P and at least Baa3 (or the equivalent) by Moody’s and certain other conditions are met, many of the restrictive covenants in the indenture governing the notes will be terminated and will not go back into effect at any time. We cannot assure you that the notes will ever be rated investment grade or that, if they are, that they will maintain such ratings. Termination of these covenants would allow us to engage in certain actions that would not be permitted while these covenants are in effect and any such actions that we take after the covenants are terminated will be permitted even if the notes subsequently fail to maintain investment grade ratings. See “Description of the Notes—Certain Covenants.”

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement entered into in connection with the issuance of the original notes. We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer. In consideration for issuing the exchange notes as contemplated by this prospectus, we will receive the original notes in like principal amount. The original notes surrendered and exchanged for the exchange notes will be retired and canceled and cannot be reissued. Accordingly, the issuance of the exchange notes will not result in any increase in our indebtedness or capital stock.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

Our consolidated ratio of earnings to fixed charges for each of the periods indicated is as follows:

	Year Ended December 31,						Three Months Ended March 31,
	2006	2007	2008		2009	2010	2010	2011
Ratio of earnings to fixed charges(1)	4.28x	1.78x	—	(2)	2.15x	9.54x	24.36x	3.88x

(1)	The ratio of earnings to fixed charges was computed by dividing (a) earnings before fixed charges, income taxes and extraordinary items by (b) fixed charges, which consist of interest expense, amortization of debt issuance costs and the imputed interest portion of rent expense.
(2)	Earnings for the year ended December 31, 2008 were inadequate to cover fixed chares by $215.8 million.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The selected historical consolidated financial information as of December 31, 2010 and 2009 and for each of the three fiscal years in the three-year period ended December 31, 2010 is derived from our audited historical consolidated financial statements incorporated by reference in this prospectus. The selected historical consolidated financial information as of December 31, 2008, 2007 and 2006 and for each of the two fiscal years in the two-year period ended December 31, 2007 is derived from our audited historical consolidated financial statements not included or incorporated by reference into this prospectus. The selected income statement data for the three months ended March 31, 2011 and 2010 and the selected balance sheet data as of March 31, 2011 and 2010 have been derived from our unaudited interim consolidated financial statements incorporated by reference in this prospectus. Our operating results for the three-months ended March 31, 2011 are not necessarily indicative of the results to be expected for any future periods.

The following information should be read in conjunction with the information under the caption “Risk Factors” contained herein and incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2010. The following information should also be read in conjunction with the information under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements, both included in our Annual Report on Form 10-K for the year ended December 31, 2010 and our Quarterly Report on Form 10-Q for the period ended March 31, 2011, each of which have been incorporated by reference in this prospectus.

	Year Ended December 31,					Three Months Ended March 31,
	2006	2007	2008	2009	2010	2010	2011
						(Unaudited)
	(Dollars in thousands)
Statement of Income Data:
Revenue:
Shared Mail	$—	$1,185,682	$1,370,756	$1,279,082	$1,307,234	$312,891	$322,552
Neighborhood Targeted	431,978	480,548	469,236	444,746	479,868	99,817	90,131
FSI	441,196	401,207	370,249	361,414	367,638	97,515	89,194
International, Digital Media & Services	170,317	174,734	171,666	159,006	178,772	39,779	45,102

Total revenue	1,043,491	2,242,171	2,381,907	2,244,248	2,333,512	550,002	546,979
Costs and expenses:
Cost of products sold	789,588	1,714,181	1,855,894	1,693,652	1,724,606	403,389	408,577
Selling, general and administrative	151,358	354,305	385,826	354,933	371,264	90,958	78,427
Amortization expense	556	7,915	9,223	12,624	12,624	3,156	3,156
Impairment Charge	—	—	245,700	—	—	—	—

Total costs and expenses	941,502	2,076,401	2,496,643	2,061,209	2,108,494	497,503	490,160
Gain from litigation settlement(1)	—	—	—	—	490,085	490,085	—

Earnings (loss) from operations	101,989	165,770	(114,736)	183,039	715,103	542,584	56,819
Other expenses (income):
Interest expense	24,749	93,779	98,903	87,041	64,904	20,156	9,775
Interest income	(4766)	(5,333)	(2,913)	(546)	(653)	(146)	(139)
Loss (gain) on extinguishment of debt	—	—	—	(10,028)	23,873	—	13,352
Other (income) expense, net	(1,532)	(2,672)	5,111	(4,371)	(5,676)	(1,790)	(876)

Total other expenses, net	18,451	85,774	101,101	72,096	82,448	18,220	22,112

Earnings (loss) before income taxes	83,538	79,996	(215,837)	110,943	632,655	524,364	34,707
Income tax expense (benefit)	32,256	27,756	(6,185)	44,175	247,250	201,836	13,296

Net earnings (loss)	$51,282	$52,240	$(209,652)	$66,768	385,405	$322,528	$21,411

	Year Ended December 31,					Three Months Ended March 31,
	2006	2007	2008	2009	2010	2010	2011
						(Unaudited)
	(Dollars in thousands)
Selected Balance Sheet Data (at period end):
Cash and cash equivalents	$52,619	$125,239	$126,556	$129,846	$245,935	$633,006	$230,191
Working capital(2)	127,653	74,517	91,792	12,324	58,381	45,925	82,121
Total assets	801,426	2,190,453	1,853,181	1,744,022	1,845,658	2,207,692	1,762,311
Total debt	259,931	1,310,540	1,202,567	1,011,072	706,227	1,009,303	722,238
Total stockholders’ equity	167,574	219,891	5,414	97,861	528,884	441,623	513,519

Other Data:
Net cash provided by operating activities	$49,806	$156,832	$96,257	$197,413	$463,326	$497,346	$17,966
Net cash provided by (used in) investing activities	(50,556)	(1,117,489)	12,069	(19,008)	(33,696)	(3,785)	(3,510)
Net cash provided by (used in) financing activities	(12,601)	1,031,363	(107,979)	(176,949)	(313,609)	9,963	(31,226)
Depreciation and amortization	14,930	62,507	69,368	67,848	61,446	15,520	15,729
Capital expenditures	(16,256)	30,545	24,659	19,104	26,678	3,821	5,024

(1)	On February 4, 2010, we executed a settlement agreement and release (the “Settlement Agreement”) with News America Incorporated, a/k/a News America Marketing Group, News America Marketing, and pursuant to the terms of the Settlement Agreement, News America paid us $500.0 million. During the first quarter of 2010, in connection with the successful settlement of these lawsuits, we made $9.9 million in related payments, including special bonuses to certain of our employees (including our named executive officers) in an aggregate amount of $8.1 million. These expenses were netted against the $500.0 million of proceeds received, and the net proceeds of $490.1 million have been recorded as a separate line item “Gain from litigation settlement” in our condensed consolidated statement of income for the quarter ended March 31, 2010.

(2)	Working capital is defined as current assets, excluding cash and cash equivalents, minus current liabilities, excluding the current portion of long-term debt and, for the three months ended March 31, 2010, income taxes payable of $175.9 million related to the Settlement Agreement.

DESCRIPTION OF THE NOTES

Valassis Communications, Inc. (the “Company”) issued the original notes, and will issue the exchange notes, as a single series of securities under an indenture (the “Indenture”), dated as of January 28, 2011, by and among the Company, the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee. We sometimes refer to the original notes and the exchange notes in this section collectively as the “Notes.” The form and terms of the exchange notes are substantially identical in all material respects to the form and terms of the original notes, except that the exchange notes have been registered under the Securities Act and, therefore, will not be subject to transfer restrictions, will bear a different CUSIP number from the original notes and will not entitle their holders to registration rights or rights to earn additional interest under circumstances relating to our registration obligations. Unless specifically stated to the contrary, the following description applies equally to the exchange notes and the original notes. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). For purposes of this section of this prospectus, references to the “Company,” “we,” “us,” “our” or similar terms shall mean Valassis Communications, Inc., without its subsidiaries.

The statements under this caption relating to the Indenture and the Notes are summaries and are not a complete description thereof, and where reference is made to particular provisions, such provisions, including the definitions of certain terms, are qualified in their entirety by reference to all of the provisions of the Indenture and the Notes and those terms made part of the Indenture by the Trust Indenture Act. Because this is a summary, it may not contain all of the information that is important to you. You should read the Indenture in its entirety. The Indenture has been filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on February 3, 2011 and is available as described under “Incorporation by Reference; Where You Can Find More Information.” The definitions of certain capitalized terms used in the following summary are set forth below under “—Certain Definitions.” Unless otherwise indicated, references under this caption to Sections or Articles are references to sections and articles of the Indenture.

General

On January 28, 2011, the Company issued $260.0 million in aggregate principal amount of the original notes. The Company may issue additional notes (the “Additional Notes”) under the Indenture having identical terms and conditions to the Notes, subject to the limitations described below under the covenant “Limitation on Incurrence of Debt.” The Notes and any Additional Notes subsequently issued under the Indenture would be treated as a single class for all purposes of the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

Principal, Maturity and Interest

The Notes will mature on February 1, 2021. Interest on the Notes will be payable at 6 5/8% per annum. Interest on the Notes is payable semiannually in cash in arrears on February 1 and August 1 of each year, commencing on August 1, 2011. The Company will make each interest payment to the Holders of record of the Notes on the immediately preceding January 15 and July 15. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Principal of and premium, if any, and interest on the Notes will be payable, and the Notes will be exchangeable and transferable, at the office or agency of the Company maintained for such purposes, which, initially, will be the corporate trust office of the Trustee located in Minneapolis, Minnesota; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto as shown on the security register or in accordance with the procedures of The Depository Trust Company (“DTC”) for global book-entry Notes. The Notes will be issued only in fully registered form without coupons, in denominations of $1,000 and integral multiples thereof. No service charge will be made for any registration of transfer, exchange or redemption of the Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith.

Guarantees

The Notes and any and all amounts due under the Indenture are guaranteed, on a full, joint and several basis, by the Guarantors pursuant to a guarantee (the “Note Guarantees”). Each of our Domestic Restricted Subsidiaries that guarantees our obligations under the Credit Agreement is a Guarantor. None of our Foreign Subsidiaries guarantee the Notes. The Note Guarantees are senior unsecured obligations of each Guarantor and rank equal with all existing and future senior unsecured Debt of such Guarantor and senior to all subordinated Debt of such Guarantor. The Note Guarantees are effectively subordinated to any secured Debt of such Guarantor to the extent of the assets securing such Debt. The Indenture provides that the obligations of a Guarantor under its Note Guarantee are limited to the maximum amount as will result in the obligations of such Guarantor under the Note Guarantee not to be deemed to constitute a fraudulent conveyance or fraudulent transfer under federal or state law. See “Risk Factors—Risks Related to the Notes—Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from subsidiary guarantors.”

As of March 31, 2011, all of our Subsidiaries were “Restricted Subsidiaries.” However, under the circumstances described below under the subheading “—Certain Covenants—Limitation on Creation of Unrestricted Subsidiaries,” any of our Subsidiaries may be designated as “Unrestricted Subsidiaries.” Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture and will not guarantee the Notes. Claims of creditors of non-guarantor Subsidiaries, including trade creditors, secured creditors and creditors holding Debt and guarantees issued by those Subsidiaries, and claims of preferred stockholders (if any) of those Subsidiaries, generally will have priority with respect to the assets and earnings of those Subsidiaries over the claims of creditors of the Company, including Holders of the Notes.

The Indenture provides that in the event of a sale or other transfer or disposition of all of the Capital Interests in any Guarantor to any Person that is not an Affiliate of the Company in compliance with the terms of the Indenture, or in the event all or substantially all the assets or Capital Interests of a Guarantor are sold or otherwise transferred, by way of merger, consolidation or otherwise, to a Person that is not an Affiliate of the Company in compliance with the terms of the Indenture, then such Guarantor (or the Person concurrently acquiring such assets of such Guarantor) shall be deemed automatically and unconditionally released and discharged of any obligations under its Note Guarantee in support thereof, as evidenced by a supplemental indenture executed by the Company, the Guarantors and the Trustee, without any further action on the part of the Trustee or any Holder.

Not all of our Subsidiaries guarantee the Notes. Our non-guarantor subsidiaries represented 0.9% and 2.8% of the consolidated operating income of the Company and its Subsidiaries for the year ended December 31, 2010 and the three months ended March 31, 2011, respectively.

Ranking

Ranking of the Notes

The Notes are general unsecured obligations of the Company. As a result, the Notes:

•	rank equally in right of payment with all existing and future unsecured senior Debt of the Company;

•	are effectively subordinated to all existing and future secured Debt of the Company to the extent of the value of the assets securing such Debt;

•

are structurally subordinated to all existing and future Debt and other liabilities, including trade payables, of the Company’s non-Guarantor Subsidiaries (other than any Debt owed to the Company or any Restricted Subsidiary, if any, by such non-Guarantor Subsidiaries), including the Company’s Foreign Subsidiaries and any Unrestricted Subsidiaries; and

•	rank senior in right of payment to all of the Company’s existing and future Debt that is by its terms expressly subordinated to the Notes.

As of March 31, 2011, the Company and its Subsidiaries had total Debt of approximately $722.2 million, $462.2 million of which is senior Debt. In addition, as of March 31, 2011, the Company and its Subsidiaries had approximately $39.0 million of senior secured Debt available under the revolving line of credit portion of the Credit Agreement (after giving effect to the issuance of $11.0 million of letters of credit).

Ranking of the Note Guarantees

Each Note Guarantee is a general unsecured obligation of each Guarantor. As such, each Note Guarantee:

•	ranks equally in right of payment with all existing and future senior Debt of the Guarantors;

•	is effectively subordinated to all secured Debt of such Guarantors to the extent of the value of the Guarantors’ assets securing such Debt; and

•	ranks senior in right of payment to all existing and future Debt of the Guarantors, if any, that is by its terms expressly subordinated to such Guarantor’s Note Guarantee.

Sinking Fund

There are no mandatory sinking fund payment obligations with respect to the Notes.

Optional Redemption

The Notes may be redeemed, in whole or in part, at any time prior to February 1, 2016, at the option of the Company upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address or sent in accordance with the procedures of DTC for global book-entry Notes, at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but not including, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

In addition, the Notes are subject to redemption, at the option of the Company, in whole or in part, at any time on or after February 1, 2016, upon not less than 30 nor more than 60 days’ notice at the following Redemption Prices (expressed as percentages of the principal amount to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the 12-month period beginning on February 1 of the years indicated:

Year	Redemption Price
2016	103.313%
2017	102.208%
2018	101.104%
2019 and thereafter	100.000%

In addition to the optional redemption provisions of the Notes described in the two preceding paragraphs, on or prior to February 1, 2014, the Company may, at its option, with the net proceeds of one or more Qualified

Equity Offerings, redeem up to 35% of the aggregate principal amount of the outstanding Notes (including Additional Notes) at a Redemption Price equal to 106.625% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but not including, the date of redemption; provided that at least 65% of the aggregate principal amount of Notes originally issued under the Indenture (including Additional Notes) remains outstanding immediately after the occurrence of any such redemption (excluding Notes held by the Company or its Subsidiaries) and that any such redemption occurs within 120 days following the closing of any such Qualified Equity Offering. Notice of any redemption using the proceeds of a Qualified Equity Offering may, at the Company’s direction, be subject to one or more conditions precedent, including completion of the related Qualified Equity Offering.

If less than all of the Notes are to be redeemed, the Trustee will select the Notes or portions thereof to be redeemed by lot, pro rata or by any other method customarily authorized by the clearing systems (subject to DTC procedures).

No Notes of principal amount of $1,000 or less shall be redeemed in part and no redemption shall result in a Holder holding a Note of less than $1,000 in principal amount. Notices of redemption shall be sent to DTC, in the case of Notes issued in global book-entry form, or shall be mailed by first class mail, in the case of certificated Notes (and, to the extent permitted by applicable procedures or regulations, electronically) at least 30 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. In the case of certificated Notes, a new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. In the case of global Notes issued in book-entry form, the outstanding balance of any such global Note shall be adjusted by the Trustee to reflect such redemption. On and after the redemption date, interest will cease to accrue on Notes or portions of them called for redemption.

The Company or any of its Subsidiaries may at any time, and from time to time, purchase Notes in the open market or otherwise, at different market prices, subject to compliance with applicable securities laws and its Debt documents.

Repurchase at the Option of Holders

Change of Control

The Notes provide that if a Change of Control occurs, unless the Company has previously or concurrently mailed a redemption notice with respect to all the outstanding Notes as described above under the caption “—Optional Redemption,” the Company will make a written offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a Change of Control Purchase Price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to the date of purchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date. The Change of Control Offer will be sent by the Company, in the case of global book-entry Notes, through the facilities of DTC, and, in the case of certificated Notes, by first class mail, postage prepaid, to each Holder at his address appearing in the security register on the date of the Change of Control Offer, offering to purchase up to the aggregate principal amount of Notes set forth in such Change of Control Offer at the purchase price set forth in such Change of Control Offer (as determined pursuant to the Indenture). Unless otherwise required by applicable law, the Change of Control Offer shall specify an expiration date (the “Change of Control Expiration Date”) which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of mailing of such Change of Control Offer and a settlement date (the “Change of Control Payment Date”) for purchase of Notes within five business days after the Change of Control Expiration Date. The Company shall notify the Trustee at least 15 days (or such shorter period as is acceptable to the Trustee), in the case of global book-entry Notes, through the facilities of the DTC, and, in the case of certificated Notes, prior to the mailing of the Change of Control Offer of the Company’s obligation to make a

Change of Control Offer, and the Change of Control Offer shall be mailed by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company. The Change of Control Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. The Change of Control Offer shall also state:

(a) the section of the Indenture pursuant to which the Change of Control Offer is being made;

(b) the Change of Control Expiration Date and the Change of Control Payment Date;

(c) the aggregate principal amount of the outstanding Notes offered to be purchased pursuant to the Change of Control Offer (the “Change of Control Purchase Amount”);

(d) the purchase price to be paid by the Company for each $1,000 principal amount of Notes accepted for payment (as specified pursuant to the Indenture) (the “Change of Control Purchase Price”);

(e) that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in a minimum amount of $1,000 principal amount (and integral multiples of $1,000 in excess thereof);

(f) the place or places where Notes are to be surrendered for tender pursuant to the Change of Control Offer, if applicable;

(g) that, unless the Company defaults in making such purchase, any Note accepted for purchase pursuant to the Change of Control Offer will cease to accrue interest on and after the Change of Control Payment Date, but that any Note not tendered or tendered but not purchased by the Company pursuant to the Change of Control Offer will continue to accrue interest at the same rate;

(h) that, on the Change of Control Payment Date, the Change of Control Purchase Price will become due and payable upon each Note accepted for payment pursuant to the Change of Control Offer;

(i) that each Holder electing to tender a Note pursuant to the Change of Control Offer will be required to surrender such Note or cause such Note to be surrendered at the place or places set forth in the Change of Control Offer prior to the close of business on the Change of Control Expiration Date (such Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

(j) that Holders will be entitled to withdraw all or any portion of Notes tendered if the Company (or its paying agent) receives, not later than the close of business on the Change of Control Expiration Date, a facsimile transmission or letter setting forth the name of the Holder, the aggregate principal amount of the Notes the Holder tendered, the certificate numbers of the Notes the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

(k) that if Notes having an aggregate principal amount less than or equal to the Change of Control Purchase Amount are duly tendered and not withdrawn pursuant to the Change of Control Offer, the Company shall purchase all such Notes; and

(l) if applicable, that, in the case of any Holder whose Note is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in the aggregate principal amount equal to and in exchange for the unpurchased portion of the aggregate principal amount of the Notes so tendered.

A Change of Control Offer shall be deemed to have been made by the Company with respect to the Notes if (i) within 60 days following the date of the consummation of a transaction or series of transactions that constitutes a Change of Control, the Company commences a Change of Control Offer for all outstanding Notes at the Change of Control Purchase Price (provided that the running of such 60-day period shall be suspended, for up to a maximum of 30 days, during any period when the commencement of such Change of Control Offer is delayed or suspended by reason of any court’s or governmental authority’s review of or ruling on any materials being employed by the Company to effect such Change of Control Offer, so long as the Company has used and continues to use its commercially reasonable efforts to make and conclude such Change of Control Offer promptly) and (ii) all Notes properly tendered pursuant to the Change of Control Offer are purchased on the terms of such Change of Control Offer.

The phrase “all or substantially all,” as used in the definition of “Change of Control,” has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. As a consequence, in the event the Holders of the Notes elected to exercise their rights under the Indenture and the Company elects to contest such election, there could be no assurance how a court interpreting New York law would interpret such phrase. As a result, it may be unclear as to whether a Change of Control has occurred with respect to the Notes and whether a Holder of Notes may require the Company to make a Change of Control Offer with respect to the Notes as described above.

The provisions of the Indenture may not afford Holders protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction affecting the Company that may adversely affect Holders, if such transaction is not the type of transaction included within the definition of Change of Control. A transaction involving the management of the Company or its Affiliates, or a transaction involving a recapitalization of the Company, will result in a Change of Control only if it is the type of transaction specified in such definition. The definition of Change of Control with respect the Notes may be amended or modified with the written consent of a majority in aggregate principal amount of outstanding Notes. See “—Amendment, Supplement and Waiver.”

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

The Company will not be required to make a Change of Control Offer with respect to the Notes upon a Change of Control if (i) a third party makes such Change of Control Offer contemporaneously with or upon a Change of Control in the manner, at the times and otherwise in compliance with the requirements of the Indenture and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (ii) a notice of redemption has been given pursuant to the Indenture as described above under the caption “—Optional Redemption.”

The Company’s ability to pay cash to the Holders of Notes upon a Change of Control may be limited by the Company’s then existing financial resources. Further, the agreements governing the Company’s other Debt contain, and future agreements of the Company may contain, prohibitions of certain events, including events that would constitute a Change of Control. If the exercise by the Holders of Notes of their right to require the Company to repurchase the Notes upon a Change of Control occurred at the same time as a change of control event under one or more of the Company’s other Debt agreements, the Company’s ability to pay cash to the Holders of Notes upon a repurchase may be further limited by the Company’s then existing financial resources. See “Risk Factors—Risks Related to the Notes and our Other Indebtedness—We may not have sufficient funds or be permitted by our senior secured credit facility or other agreements governing out indebtedness to purchase the notes upon a change of control.”

Even if sufficient funds were otherwise available, the terms of Credit Facilities (and other Debt) may prohibit the Company’s prepayment of Notes before their scheduled maturity. The Credit Agreement provides that certain change of control events with respect to the Company would constitute a default thereunder. A default under the Credit Agreement would result in a default under the Indenture if the lenders accelerate the

Debt under the Credit Agreement. Any future credit agreements or other agreements relating to Debt to which the Company becomes a party may contain similar restrictions and provisions. If a Change of Control occurs at a time when the Company is prohibited from purchasing the Notes under the Credit Agreement, the Company will be obligated to seek the consent of the lenders under the Credit Agreement to make and consummate a Change of Control Offer or refinance the Debt under the Credit Agreement. If the Company does not obtain such consent or refinance such indebtedness, the Company will remain prohibited from making and consummating a Change of Control Offer. In such case, the Company’s failure to make and consummate a Change of Control Offer would constitute an event of default under the Indenture, which would, in turn, constitute a default under the Credit Agreement.

In addition, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of launching the Change of Control Offer.

Asset Sales

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate, directly or indirectly, an Asset Sale, unless:

(a) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of; and

(b) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Eligible Cash Equivalents; provided that the amount of

(1) any liabilities (as reflected in the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto, or if Incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been shown on the Company’s or such Restricted Subsidiary’s balance sheet or in the footnotes thereto if such Incurrence or accrual have taken place on the date of such balance sheet, as determined by the Company) of the Company or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes, that are assumed by the transferee of any such assets and for which the Company and all of its Restricted Subsidiaries have been validly released by all creditors in writing,

(2) any securities, notes or other obligations or assets received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Eligible Cash Equivalents (to the extent of the cash or Eligible Cash Equivalents received) within 180 days following the closing of such Asset Sale, and

(3) any Designated Non-cash Consideration received by the Company or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (3) that is at that time outstanding, no greater than the greater of (i) 3% of Total Assets at the time of the receipt of such Designated Non-cash Consideration and (ii) $60 million, with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose.

Within 365 days after the receipt of any Net Proceeds of any Asset Sale, the Company or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

(a) to permanently reduce:

(1) obligations under Credit Facilities, or under any other senior Debt which is secured Debt permitted by the Indenture (and, to the extent the obligations being reduced constitute revolving credit obligations, to correspondingly reduce commitments with respect thereto; provided, that such commitments shall not be required to be reduced below $200 million); or

(2) Debt of a Restricted Subsidiary that is not a Guarantor, other than Debt owed to the Company or another Restricted Subsidiary (or any affiliate thereof);

(b) to make any combination of (1) an Investment in any one or more businesses, provided that if such business is not a Restricted Subsidiary such Investment is in the form of the acquisition of Capital Interests and results in the Company or any of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Interests of such business such that it constitutes a Restricted Subsidiary, (2) an Investment in properties, (3) capital expenditures or (4) acquisitions of other assets, in each of (1) through (4), that are used or useful in a Similar Business or replace the businesses, properties and/or assets that are the subject of such Asset Sale; provided that, in the case of this clause (b), a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Company, or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”); provided further, that if any Acceptable Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then, to the extent the 365-day period referred to in the first sentence of this paragraph has lapsed, such Net Proceeds shall constitute Excess Proceeds (as defined below); or

(c) a combination of prepayment and investment permitted by the foregoing clauses (a) and (b).

Any Net Proceeds from Asset Sales that are not invested or applied as provided and within the time period set forth in the first sentence of the second preceding paragraph will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $30 million, the Company shall make an offer to all Holders of the Notes, and, if required or permitted by the terms of any senior Debt, to the holders of such senior Debt (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such senior Debt that is a minimum of $1,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Company will commence an Asset Sale Offer with respect to Excess Proceeds within 25 days after the date that Excess Proceeds exceed $30 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee.

To the extent that the aggregate amount of Notes and any other senior Debt tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of Notes or the senior Debt surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and the agent for such other senior Debt, as applicable, shall select such other senior Debt to be purchased by lot, pro rata or by any other method customarily authorized by clearing systems (so long as authorized denomination results therefrom) based on the accreted value or principal amount of the Notes or such other senior Debt tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. Additionally, the Company may, at its option, make an Asset Sale Offer using proceeds from any Asset Sale at any time after consummation of such Asset Sale; provided that such Asset Sale Offer shall be in an aggregate amount of not less than $10 million. Upon consummation of such Asset Sale Offer, any Net Proceeds not required to be used to purchase Notes or such other senior Debt shall not be deemed Excess Proceeds.

Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Debt outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

Certain Covenants

Set forth below are summaries of certain covenants contained in the Indenture. If on any date following the Issue Date (i) the Notes have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Termination Event”), then commencing on such date and at all times thereafter regardless of any subsequent change in the rating of the Notes the Company and its Restricted Subsidiaries will not be subject to the following covenants (collectively, the “Terminated Covenants”):

(1) “—Limitation on Incurrence of Debt”;

(2) “—Limitation on Restricted Payments”;

(3) “—Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”;

(4) “—Limitation on Transactions with Affiliates”;

(5) “—Limitation on Creation of Unrestricted Subsidiaries”; and

(6) “—Repurchase at the Option of Holders—Asset Sales.”

There can be no assurance that the Notes will ever achieve or maintain Investment Grade Ratings.

Limitation on Incurrence of Debt

The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Debt (including Acquired Debt); provided that the Company and any Restricted Subsidiary may Incur Debt (including Acquired Debt) if, immediately after giving effect to the Incurrence of such Debt and the receipt and application of the proceeds therefrom, (a) the Consolidated Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries, determined on a pro forma basis as if any such Debt (including any other Debt being Incurred contemporaneously), and any other Debt Incurred since the beginning of the Four Quarter Period had been Incurred and the proceeds thereof had been applied at the beginning of the Four Quarter Period, and any other Debt repaid since the beginning of the Four Quarter Period had been repaid at the beginning of the Four Quarter Period, would be greater than 2.0:1.0 and (b) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the Incurrence of such Debt.

If, during the Four Quarter Period or subsequent thereto and prior to the date of determination, the Company or any of its Restricted Subsidiaries shall have engaged in any Asset Sale or Asset Acquisition, Investments, mergers, consolidations, discontinued operations (as determined in accordance with GAAP) or shall have designated any Restricted Subsidiary to be an Unrestricted Subsidiary or any Unrestricted Subsidiary to be a Restricted Subsidiary, Consolidated Cash Flow Available for Fixed Charges and Consolidated Interest Expense for the Four Quarter Period shall be calculated on a pro forma basis giving effect to such Asset Sale or Asset Acquisition, Investments, mergers, consolidations, discontinued operations or designation, as the case may be, and the application of any proceeds therefrom as if such Asset Sale or Asset Acquisition or designation had occurred on the first day of the Four Quarter Period.

If the Debt which is the subject of a determination under this provision is Acquired Debt, or Debt Incurred in connection with the simultaneous acquisition of any Person, business, property or assets, or Debt of an Unrestricted Subsidiary being designated as a Restricted Subsidiary, then such ratio shall be determined by giving effect (on a pro forma basis, as if the transaction had occurred at the beginning of the Four Quarter Period)

to (x) the Incurrence of such Acquired Debt or such other Debt by the Company or any of its Restricted Subsidiaries and (y) the inclusion, in Consolidated Cash Flow Available for Fixed Charges, of the Consolidated Cash Flow Available for Fixed Charges of the acquired Person, business, property or assets or redesignated Subsidiary.

Notwithstanding the first paragraph above, the Company and its Restricted Subsidiaries may Incur Permitted Debt.

For purposes of determining any particular amount of Debt under this “Limitation on Incurrence of Debt” covenant, (x) Debt Incurred and outstanding under the Credit Agreement on the Issue Date shall at all times be treated as Incurred pursuant to clause (i) of the definition of “Permitted Debt,” and (y) Guarantees or obligations with respect to letters of credit supporting Debt otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this “Limitation on Incurrence of Debt” covenant, in the event that an item of Debt meets the criteria of more than one of the types of Debt described above, including categories of Permitted Debt and under part (a) in the first paragraph of this “Limitation on Incurrence of Debt” covenant, the Company, in its sole discretion, may classify, and from time to time may reclassify, all or any portion of such item of Debt in any manner such that the item of Debt would be permitted to be incurred at the time of such classification or reclassification, as applicable.

The accrual of interest, the accretion or amortization of original issue discount and the payment of interest on Debt in the form of additional Debt or payment of dividends on Capital Interests in the forms of additional shares of Capital Interests with the same terms will not be deemed to be an Incurrence of Debt or issuance of Capital Interests for purposes of this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Debt, the U.S. dollar-equivalent principal amount of Debt denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Debt was incurred. Notwithstanding any other provision of this covenant, the maximum amount of Debt that the Company or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The Company and any Guarantor will not Incur any Debt that pursuant to its terms is subordinate or junior in right of payment to any Debt of the Company or such Guarantor unless such Debt is also subordinated in right of payment to the Notes or the Note Guarantees to the same extent; provided that Debt will not be considered subordinate or junior in right of payment to any other Debt solely by virtue of being unsecured or secured to a greater or lesser extent or with greater or lower priority or by virtue of structural subordination.

Limitation on Restricted Payments

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment unless, at the time of and after giving effect to the proposed Restricted Payment:

(a) no Default or Event of Default shall have occurred and be continuing;

(b) after giving effect to such Restricted Payment on a pro forma basis, the Company would be permitted to Incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to the provisions described in the first paragraph under the “Limitation on Incurrence of Debt” covenant; and

(c) after giving effect to such Restricted Payment on a pro forma basis, the aggregate amount expended or declared for all Restricted Payments made on or after the Issue Date (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (v), (vi) (vii), (viii), (x), (xi), (xii), (xiii) and (xiv) of the next succeeding paragraph) shall not exceed the sum (without duplication) of

(1) 50% of the Consolidated Net Income (or, if Consolidated Net Income shall be a deficit, minus 100% of such deficit) of the Company accrued on a cumulative basis during the period (taken as one accounting period) from the beginning of the first full fiscal quarter during which the Issue Date occurs and ending on the last day of the fiscal quarter for which internal financial statements are available at the time of such proposed Restricted Payment, plus

(2) 100% of the aggregate net proceeds (including the Fair Market Value of property other than cash) received by the Company subsequent to the Issue Date either (i) as a contribution to its common equity capital or (ii) from the issuance and sale (other than to a Subsidiary) of its Qualified Capital Interests, including Qualified Capital Interests issued upon the conversion of Debt or Redeemable Capital Interests of the Company, and from the exercise of options, warrants or other rights to purchase such Qualified Capital Interests (other than, in each case, Capital Interests or Debt sold to a Subsidiary of the Company), plus

(3) 100% of the net reduction in Investments (other than Permitted Investments), subsequent to the Issue Date, in any Person, resulting from (i) payments of interest on Debt, dividends, repayments of loans or advances, or any sale or disposition of such Investments (but only to the extent such items are not included in the calculation of Consolidated Net Income), in each case to the Company or any Subsidiary from any Person, or (ii) the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, not to exceed in the case of any Person the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person subsequent to the Issue Date.

Notwithstanding the foregoing provisions, the Company and its Restricted Subsidiaries may take the following actions, provided that, in the case of clauses (iv) and (x), immediately after giving effect to such action, no Default or Event of Default has occurred and is continuing:

(i) the payment of any dividend on Capital Interests in the Company or a Restricted Subsidiary or the consummation or any irrevocable redemption within 90 days after declaration of such dividend or the giving of the redemption notice, as the case may be, if at such date payment was permitted by the foregoing provisions of this covenant;

(ii) the purchase, repurchase, redemption, defeasance, acquisition or retirement of any Capital Interests of the Company by conversion into, or by or in exchange for, Qualified Capital Interests, or out of net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of Qualified Capital Interests of the Company;

(iii) the purchase, repurchase, redemption, defeasance, acquisition or retirement for value of any Debt of the Company or a Guarantor that is subordinate in right of payment to the Notes or the applicable Note Guarantee by conversion into, or by or in exchange for, or out of the net cash proceeds of a substantially concurrent issue and sale (other than to a Subsidiary of the Company) of (x) new subordinated Debt of the Company or such Guarantor, as the case may be, Incurred in accordance with the Indenture or (y) Qualified Capital Interests of the Company;

(iv) the purchase, redemption, retirement or other acquisition for value of Capital Interests in the Company held by directors, former directors, employees or former employees of the Company or any Subsidiary (or their estates or beneficiaries under their estates) upon death, disability, retirement or termination of employment or of their seat on the board of directors of the Company or alteration of employment status or pursuant to the terms of any agreement under which such Capital Interests were issued; provided that the aggregate cash consideration paid for such purchase, redemption, retirement or other acquisition of such Capital Interests does not exceed $7.5 million in any calendar year; provided, however, that such amount in any calendar year may be increased by an amount not to exceed (A) the cash proceeds received by the Company or any of its Restricted Subsidiaries from the sale of Qualified Capital Interests of the Company to employees of the Company and its Restricted Subsidiaries that occurs after the Issue Date; provided, however, that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under clause (c) of the first paragraph of this covenant; plus (B) the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the Issue Date (provided, however, that the Company may elect to apply all or any portion of the aggregate increase contemplated by the proviso of this clause (iv) in any calendar year and, to the extent any payment described under this clause (iv) is made by delivery of Debt and not in cash, such payment shall be deemed to occur only when, and to the extent, the obligor on such Debt makes payments with respect to such Debt);

(v) the repurchase of Capital Interests deemed to occur upon (A) (i) the exercise of stock options, warrants or other convertible or exchangeable securities or (ii) the grant, award, vesting or distribution to employees or directors of Capital Interests, in each case, if such Capital Interests represent all or a portion of the exercise price thereof or (B) the withholding of a portion of such Capital Interests to pay for the taxes payable by such Person on account of such grant or award;

(vi) the extension of credit that constitutes intercompany Debt, the Incurrence of which was permitted pursuant to the covenant described under “—Limitation on Incurrence of Debt”;

(vii) cash payment, in lieu of issuance of fractional shares in connection with the exercise of warrants, options, equity derivatives or other securities convertible into or exchangeable for the Capital Interests of the Company or a Restricted Subsidiary or in connection with any merger, consolidation, amalgamation or other combination involving the Company;

(viii) the declaration and payment of dividends to holders of any class or series of Redeemable Capital Interests of the Company or any Restricted Subsidiary issued or Incurred in compliance with the covenant described above under “—Limitation on Incurrence of Debt” to the extent such dividends are included in the definition of Consolidated Fixed Charges;

(ix) the repurchase, redemption, defeasance or other acquisition or retirement for value of any subordinated Debt in accordance with provisions substantially similar to those described under the captions “Repurchase at the Option of Holders—Change of Control” and “Repurchase at the Option of Holders—Asset Sales”; provided that all Notes tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(x) the making of any Restricted Payments if, at the time of the making of such payments, and after giving effect thereto (including, without limitation, the Incurrence of any Debt to finance such payment), the Consolidated Total Leverage Ratio would not exceed 3.00 to 1.00;

(xi) payments or distributions to stockholders of the Company pursuant to appraisal rights required under applicable law in connection with any consolidation, merger or transfer of assets that complies with the covenant described under the caption “Consolidation, Merger, Conveyance, Transfer or Lease”;

(xii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Debt of the Company or a Guarantor that is subordinate in right of payment to the Notes or the applicable Note Guarantee as a result of the conversion or exchange of such Debt into Qualified Capital Interests of the Company including the making of cash payments in lieu of fractional shares;

(xiii) the purchase, repurchase, redemption, acquisition or retirement for nominal value of common stock or preferred stock purchase rights, in each case issued in connection with any shareholder rights plan that may be adopted by the Company; and

(xiv) the making of any other Restricted Payments not in excess of $75 million in the aggregate.

If the Company makes a Restricted Payment which, at the time of the making of such Restricted Payment, in the good faith determination of the Company, would be permitted under the requirements of the Indenture, such Restricted Payment shall be deemed to have been made in compliance with the Indenture notwithstanding any subsequent adjustment made in good faith to the Company’s financial statements affecting Consolidated Net Income.

If any Person in which an Investment is made, which Investment constitutes a Restricted Payment when made, thereafter becomes a Restricted Subsidiary in accordance with the Indenture, all such Investments previously made in such Person shall no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments pursuant to clause (c) of the first paragraph under this “Limitation on Restricted Payments” covenant, in each case to the extent such Investments would otherwise be so counted.

For purposes of this covenant, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the Fair Market Value of the non-cash portion of such Restricted Payment.

Limitation on Liens

The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to enter into, create, incur, assume or suffer to exist any Liens of any kind (other than Permitted Liens), on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom, which Liens secure Debt, without securing the Notes and all other amounts due under the Indenture equally and ratably with (or prior to) the Debt secured by such Lien until such time as such Debt is no longer secured by such Lien (at which time such Lien shall be automatically and unconditionally released and discharged); provided that if the Debt so secured is subordinated by its terms to the Notes or a Note Guarantee, the Lien securing such Debt will also be so subordinated by its terms to the Notes and the Guarantees at least to the same extent.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, cause or suffer to exist or become effective or enter into any encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Interests owned by the Company or any other Restricted Subsidiary or pay any Debt or other obligation owed to the Company or any other Restricted Subsidiary, (ii) make loans or advances to the Company or any other Restricted Subsidiary or (iii) sell, lease or transfer any of its property or assets to the Company or any of its other Restricted Subsidiaries.

However, the preceding restrictions will not apply to the following encumbrances or restrictions existing under or by reason of:

(a) any encumbrance or restriction in existence on the Issue Date, including those required by the Credit Agreement and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings thereof, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings, in the good faith judgment of the Company, are not materially more restrictive, taken as a whole, with respect to such dividend or other payment restrictions than those contained in these agreements on the Issue Date or refinancings thereof;

(b) any encumbrance or restriction pursuant to an agreement relating to an acquisition of property, so long as the encumbrances or restrictions in any such agreement relate solely to the property so acquired (and are not or were not created in anticipation of or in connection with the acquisition thereof);

(c) any encumbrance or restriction which exists with respect to a Person that becomes a Restricted Subsidiary or merges with or into a Restricted Subsidiary of the Company on or after the Issue Date, which is in existence at the time such Person becomes a Restricted Subsidiary, but not created in connection with or in anticipation of such Person becoming a Restricted Subsidiary, and which is not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person becoming a Restricted Subsidiary;

(d) any encumbrance or restriction pursuant to an agreement effecting a permitted renewal, refunding, replacement, refinancing or extension of Debt issued pursuant to an agreement containing any encumbrance or restriction referred to in the foregoing clauses (a) through (c), so long as the encumbrances and restrictions contained in any such refinancing agreement are, on the whole, no less favorable in any material respect to the Holders than the encumbrances and restrictions contained in the agreements governing the Debt being renewed, refunded, replaced, refinanced or extended in the good faith judgment of the Company;

(e) customary provisions restricting subletting or assignment of any lease, contract, or license of the Company or any Restricted Subsidiary or provisions in agreements that restrict the assignment of such agreement or any rights thereunder;

(f) any encumbrance or restriction by reason of applicable law, rule, regulation or order;

(g) any encumbrance or restriction under the Indenture, the Notes and the Note Guarantees;

(h) any encumbrance or restriction under the sale of assets or Capital Interests, including, without limitation, any agreement for the sale or other disposition of a Subsidiary that restricts distributions by that Subsidiary, pending its sale or other disposition;

(i) restrictions on cash and other deposits or net worth imposed by customers under contracts entered into the ordinary course of business;

(j) customary provisions with respect to the disposition or distribution of assets or property in Joint Venture agreements, partnership agreements, asset sale agreements, stock sale agreements, sale leaseback agreements and other similar agreements;

(k) any instrument governing Debt or Capital Interests of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Debt or Capital Interests was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Debt, such Debt was permitted by the terms of the Indenture to be incurred;

(l) purchase money obligations (including Capital Lease Obligations) for property acquired in the ordinary course of business that impose restrictions on that property so acquired of the nature described in clause (iii) of the first paragraph hereof;

(m) Liens securing Debt otherwise permitted to be incurred under the Indenture, including the provisions of the covenant described above under the caption “—Limitation on Liens” that limit the right of the debtor to dispose of the assets subject to such Liens; and

(n) any other agreement governing Debt entered into after the Issue Date that contains encumbrances and restrictions that are not materially more restrictive, taken as a whole, with respect to any Restricted Subsidiary than those in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Issue Date.

Nothing contained in this “Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” covenant shall prevent the Company or any Restricted Subsidiary from (i) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the “Limitation on Liens” covenant or (ii) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Debt of the Company or any of its Restricted Subsidiaries Incurred in accordance with the Limitation on Incurrence of Debt and Limitation on Liens covenants in the Indenture.

Limitation on Transactions with Affiliates

The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”), unless:

(1) the Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Valassis or such Restricted Subsidiary with an unrelated Person; and

(2) the Company delivers to the trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, a resolution of the Board of Directors of the Company set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, an opinion as to the fairness to the Company or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, valuation, appraisal or investment banking firm of national standing.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) any employment or other compensation arrangement or agreement, employee or compensation benefit plan, officer, employee, consultant or director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

(2) transactions between or among the Company and/or its Restricted Subsidiaries;

(3) transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, a Capital Interest in, or controls, such Person;

(4) payment of reasonable directors’ fees to Persons who are not otherwise Affiliates of the Company and the payment of customary indemnification to directors, officers, employees and agents of the Company and its Restricted Subsidiaries;

(5) any issuance of Capital Interests (other than Redeemable Capital Stock) of the Company to Affiliates of the Company;

(6) Restricted Payments that do not violate the provisions of the indenture described above under the caption “—Restricted Payments” and Permitted Investments (other than clause (j) of the definition thereof);

(7) the grant of stock options, restricted stock, stock appreciation rights, phantom stock awards or similar rights or equity interests to directors, officers, employees and consultants that are approved by the Board of Directors of the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(8) the existence of, or the performance by the Company or any of its Restricted Subsidiaries under the terms of, any agreement or instrument as in effect on the Issue Date or any amendment thereto (so long as any such agreement or instrument together with all amendments thereto, taken as a whole, is not more disadvantageous to the holders of the Notes in any material respect than the original agreement or instrument as in effect on the Issue Date) or any transaction contemplated thereby;

(9) contributions to the capital of Subsidiaries to the extent necessary to comply with laws or regulations mandating solvency or minimum capitalization;

(10) transactions effected as part of any Permitted Securitization Transaction; and

(11) any contribution to the capital of the Company.

Provision of Financial Information

Whether or not required by the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes (including by posting on the Company’s website within one business day or filing electronically with the Commission through the Commission’s Electronic Data Gathering, Analysis and Retrieval System (or any successor system)), within the time periods specified in the Commission’s rules and regulations (including any grace periods or extensions permitted by the Commission):

(1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2) all current reports that would be required to be filed (as opposed to furnished) with the Commission on Form 8-K if the Company were required to file such reports.

In addition, whether or not required by the Commission, the Company will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission’s rules and regulations, including any grace periods or extensions permitted by the Commission (unless the Commission will not accept such a filing), or otherwise make such information available to prospective investors. In addition, the Company and the Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and to prospective investors, upon their request, the information, if any, required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Additional Note Guarantees

On the Issue Date, each of the Guarantors will guarantee the Notes in the manner and on the terms set forth in the Indenture.

After the Issue Date, the Company will cause each of its Domestic Restricted Subsidiaries that Incurs any Debt pursuant to clause (i) of the definition of “Permitted Debt” to guarantee the Notes. If any Guarantor ceases to be a Domestic Restricted Subsidiary, such Guarantor’s obligations under the Note Guarantees will be released.

Each Note Guarantee by a Guarantor will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Guarantor without rendering the Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. By virtue of this limitation, a Guarantor’s obligations under its Note Guarantees could be significantly less than amounts payable with respect to the Notes, or a Guarantor may have effectively no obligation under its Note Guarantee. See “Risk Factors—Risks Related to the Notes and our Other Indebtedness—Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from subsidiary guarantors.”

Limitation on Creation of Unrestricted Subsidiaries

The Company may designate any Subsidiary of the Company to be an “Unrestricted Subsidiary” as provided below, in which event such Subsidiary and each other Person that is then or thereafter becomes a Subsidiary of such Subsidiary will be deemed to be an Unrestricted Subsidiary.

The Company may designate any Subsidiary to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Interests of, or owns or holds any Lien on any property of, any other Restricted Subsidiary of the Company, provided that either:

(x) the Subsidiary to be so designated has Total Assets of $1,000 or less; or

(y) the Company could make a Restricted Payment at the time of designation in an amount equal to the greater of the Fair Market Value or book value of such Subsidiary pursuant to the “—Limitation on Restricted Payments” covenant and such amount is thereafter treated as a Restricted Payment for the purpose of calculating the amount available for Restricted Payments thereunder.

An Unrestricted Subsidiary may be designated as a Restricted Subsidiary if (i) all the Debt of such Unrestricted Subsidiary could be Incurred under the “—Limitation on Incurrence of Debt” covenant and (ii) all the Liens on the property and assets of such Unrestricted Subsidiary could be incurred pursuant to the “—Limitation on Liens” covenant.

Consolidation, Merger, Conveyance, Transfer or Lease

The Company will not in any transaction or series of transactions, consolidate with or merge into any other Person (other than a merger of a Subsidiary into the Company in which the Company is the continuing Person or the merger of a Restricted Subsidiary into or with another Restricted Subsidiary or another Person that as a result of such transaction becomes or merges into a Restricted Subsidiary), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any other Person, unless:

(i) either: (a) the Company shall be the continuing Person or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged, or the Person that acquires, by sale, assignment, conveyance, transfer, lease or other disposition, all or substantially all of the property and assets of the Company and its Restricted Subsidiaries, taken as a whole (such Person, the “Surviving Entity”), (1) shall be a corporation, partnership, limited liability company or similar entity organized and validly existing under the laws of the United States, any political subdivision thereof or any state thereof or the District of Columbia and (2) shall expressly assume, by a supplemental indenture, the due and punctual payment of all amounts due in respect of the principal of (and premium, if any) and interest on all the Notes and the performance of the covenants and obligations of the Company under the Indenture; provided that at any time the Company or the Surviving Entity is not a corporation, there shall be a co-issuer of the Notes that is a corporation;

(ii) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing; and

(iii) the Company delivers, or causes to be delivered, to the Trustee, in form satisfactory to the Trustee, an Officers’ Certificate and an opinion of counsel, each stating that such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition complies with the requirements of the Indenture and that such supplemental indenture constitutes the legal, valid and binding obligation of the Surviving Entity subject to customary exceptions.

Notwithstanding the foregoing, failure to satisfy the requirements of the preceding clause (ii) will not prohibit:

(a) a merger between the Company and a Restricted Subsidiary that is a wholly owned Subsidiary of the Company or a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to a Restricted Subsidiary that is a wholly owned Subsidiary of the Company; or

(b) a merger between the Company and an Affiliate incorporated solely for the purpose of converting the Company into a corporation organized under the laws of the United States or any political subdivision or state thereof; so long as, in each case, the amount of Debt of the Company and its Restricted Subsidiaries is not increased thereby.

For all purposes of the Indenture and the Notes, Subsidiaries of any Surviving Entity will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to the Indenture and all Debt, and all Liens on property or assets, of the Surviving Entity and its Subsidiaries that was not Debt, or were not Liens on property or assets, of the Company and its Subsidiaries immediately prior to such transaction or series of transactions shall be deemed to have been Incurred upon such transaction or series of transactions.

Upon any transaction or series of transactions that are of the type described in, and are effected in accordance with, conditions described in the immediately preceding paragraphs, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company, under the Indenture with the same effect as if such Surviving Entity had been named as the Company therein; and when a Surviving Entity duly assumes all of the obligations and covenants of the Company pursuant to the Indenture and the Notes, except in the case of a lease, the predecessor Person shall be relieved of all such obligations.

Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Note Guarantee and the Indenture in connection with any transaction complying with the provisions of “Repurchase at the Option of Holders—Asset Sales”) will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless:

(i) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District or Columbia;

(ii) such entity assumes by supplemental indenture all of the obligations of the Guarantor on the Note Guarantee; and

(iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

Any merger or consolidation of a Guarantor with and into the Company (with the Company being the surviving entity) or another Restricted Subsidiary of the Company that is a Guarantor need only comply with clause (iii) of the first paragraph of this covenant.

Events of Default

Each of the following is an “Event of Default” under the Indenture:

(1) default in the payment in respect of the principal of (or premium, if any, on) any Note when due and payable (whether at Stated Maturity or upon repurchase, acceleration, optional redemption or otherwise);

(2) default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days;

(3) except as permitted by the Indenture, any Note Guarantee of any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) shall for any reason cease to be, or it shall be asserted by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms;

(4) default in the performance, or breach, of any other covenant or agreement of the Company or any Guarantor in the Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clause (1), (2) or (3) above), and continuance of such default or breach for a period of 60 days after written notice thereof (or 180 days in the case of the covenant described under “—Certain Covenants—Provision of Financial Information”) has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes;

(5) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the stated principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company (other than the Notes), or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 30 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated (in each case with respect to which the 30-day period described above has elapsed), aggregates $50 million or more at any time;

(6) the entry against the Company or any Restricted Subsidiary that is a Significant Subsidiary of a final judgment or final judgments (to the extent not covered by independent third party insurance as to which the insurer does not dispute coverage) for the payment of money in an aggregate amount in excess of $50 million, by a court or courts of competent jurisdiction, which judgments remain undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of 60 consecutive days after such judgment or judgments become final and nonappealable; or

(7) certain events of bankruptcy, insolvency or reorganization affecting the Company or any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary).

If an Event of Default (other than an Event of Default specified in clause (7) above with respect to the Company) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal of the Notes and any accrued interest on the Notes to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by Holders); provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal of or interest on the Notes, have been cured or waived as provided in the Indenture.

In the event of a declaration of acceleration of the Notes solely because an Event of Default described in clause (5) above has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to clause (5) shall be remedied or cured by the Company or a Restricted Subsidiary of the Company or waived by the holders of the relevant Debt within 20 business days after the declaration of acceleration with respect thereto and if the rescission and annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the Trustee for the payment of amounts due on the Notes.

If an Event of Default specified in clause (7) above occurs with respect to the Company, the principal of and any accrued interest on the Notes then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. For further information as to waiver of defaults, see “—Amendment, Supplement and Waiver.” The Trustee may withhold from Holders notice of any Default (except Default in payment of principal of, premium, if any, and interest) if the Trustee determines that withholding notice is in the interests of the Holders to do so.

No Holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the Holders of at least 25% in aggregate principal amount of the outstanding Notes shall have made written request to the Trustee, and provided indemnity satisfactory to the Trustee, to institute such proceeding as Trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. Such limitations do not apply, however, to a suit instituted by a Holder of a Note directly (as opposed to through the Trustee) for enforcement of payment of the principal of (and premium, if any) or interest on such Note on or after the respective due dates expressed in such Note.

The Company will be required to furnish to the Trustee annually a statement as to the performance of certain obligations under the Indenture and as to any Default in such performance. The Company also is required to notify the Trustee if it becomes aware of the occurrence of any Default or Event of Default.

Amendment, Supplement and Waiver

Without the consent of any Holders, at any time and from time to time, the Company, the Guarantors and the Trustee may enter into one or more supplemental indentures to the Indenture and the Guarantees for any of the following purposes:

(1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the Indenture and the Guarantees and in the Notes;

(2) to secure the Notes, to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power conferred upon the Company in the Indenture;

(3) to add additional Events of Default;

(4) to provide for uncertificated Notes in addition to or in place of the certificated Notes;

(5) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee;

(6) to provide for or confirm the issuance of Additional Notes in accordance with the terms of the Indenture;

(7) to add a Guarantor or to release a Guarantor in accordance with the terms of the Indenture;

(8) to cure or reform any ambiguity, defect, omission, mistake, manifest error or inconsistency or to conform the Indenture or the Notes to this “Description of the Notes”;

(9) to comply with any requirements of the Commission with respect to the qualification of the Indenture under the Trust Indenture Act; or

(10) to provide additional rights or benefits to the Holders or to make any change that does not adversely affect the rights of any Holder.

With the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes, the Company, the Guarantors and the Trustee may enter into one or more supplemental indentures to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or the Notes or of modifying in any manner the rights of the Holders of the Notes under the Indenture, including the definitions therein; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Note affected thereby:

(1) change the Stated Maturity of any Note or of any installment of interest on any Note, or reduce the amount payable in respect of the principal thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount that would be due and payable on acceleration of the maturity thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or change the date on which any Notes may be subject to redemption or reduce the Redemption Price therefore;

(2) reduce the percentage in aggregate principal amount of the outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture;

(3) modify the obligations of the Company to make a Change of Control Offer or an Asset Sale Offer upon a Change of Control or Asset Sale, as the case may be, if such modification was done after the occurrence of such event;

(4) modify or change any provision of the Indenture affecting the ranking of the Notes or any Note Guarantee in a manner adverse to the Holders of the Notes;

(5) modify any of the provisions of the Indenture described in this paragraph or provisions relating to waiver of defaults or certain covenants, except to increase any such percentage required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby; or

(6) release any Guarantees required to be maintained under the Indenture (other than in accordance with the terms of the Indenture).

The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may on behalf of the Holders of all the Notes waive any past default under the Indenture and its consequences, except a default:

(1) in any payment in respect of the principal of (or premium, if any) or interest on any Notes (including any Note which is required to have been purchased pursuant to a Change of Control Offer or Asset Sale Offer which has been made by the Company); or

(2) in respect of a covenant or provision of the Indenture which under the Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

Satisfaction and Discharge of the Indenture; Defeasance

The Company may terminate its obligations and the obligations of the Guarantors with respect to the Notes and the related Note Guarantees under the Indenture, except for those which expressly survive by the terms of the Indenture, when:

(1) either: (A) all Notes theretofore authenticated and delivered have been delivered to the Trustee for cancellation, or (B) all such Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable or (ii) will become due and payable within one year or are to be called for redemption within one year (a “Discharge”) under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes, not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest to the Stated Maturity or date of redemption;

(2) no Default or Event of Default shall have occurred and be continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(3) the Company has paid or caused to be paid all other sums then due and payable under the Indenture by the Company;

(4) the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(5) the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be; and

(6) the Company has delivered to the Trustee an Officers’ Certificate and an opinion of counsel in form and substance reasonably acceptable to the Trustee, each stating that all conditions precedent under the Indenture relating to the Discharge have been complied with.

The Company may elect, at its option, to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes and the related Guarantees (“legal defeasance”). Legal defeasance means that the Company will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for:

(1) the rights of Holders of such Notes to receive payments in respect of the principal of and any premium and interest on such Notes when payments are due;

(2) the Company’s obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee; and

(4) the defeasance provisions of the Indenture.

In addition, the Company may elect, at its option, to have its obligations released with respect to certain covenants, including, without limitation, its obligation to make offers to purchase Notes in connection with any Change of Control or Asset Sale, in the Indenture (“covenant defeasance”) and any omission to comply with such obligation shall not constitute a Default or an Event of Default with respect to the Notes. In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events) described under “Events of Default” will no longer constitute an Event of Default with respect to the Notes and the Guarantors will be released from their obligations with respect to the related Note Guarantees related to such covenants.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding Notes:

(1) the Company must irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the Holders of such Notes: (A) money in an amount, or (B) U.S. government obligations, which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount or (C) a combination thereof, in each case sufficient without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee and in form and substance reasonably acceptable to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the entire indebtedness in respect of the principal of and premium, if any, and interest on such Notes on the Stated Maturity thereof or (if the Company has made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Company) the redemption date thereof, as the case may be, in accordance with the terms of the Indenture and such Notes;

(2) in the case of legal defeasance, the Company shall have delivered to the Trustee an opinion of counsel reasonably satisfactory to the Trustee stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable United States federal income tax law, in either case of (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of the Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit and legal defeasance to be effected with respect to such Notes and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and legal defeasance were not to occur;

(3) in the case of covenant defeasance, the Company shall have delivered to the Trustee an opinion of counsel to the effect that the Holders of such outstanding Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit and covenant defeasance to be effected with respect to such Notes and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and covenant defeasance were not to occur;

(4) no Event Default pursuant to paragraph (7) under “—Events of Default” shall have occurred and be continuing on the date of such deposit or during the 91-day period thereafter;

(5) such legal defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Notes are in default within the meaning of such Act);

(6) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or material instrument (other than the Indenture) to which the Company is a party or by which the Company is bound; and

(7) the Company shall have delivered to the Trustee an Officers’ Certificate and an opinion of counsel in form and substance reasonably acceptable to the Trustee, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

In the event of a legal defeasance or a Discharge, a Holder whose taxable year straddles the deposit of funds and the distribution in redemption to such Holder would be subject to tax on any gain (whether characterized as capital gain or market discount) in the year of deposit rather than in the year of receipt. In connection with a Discharge, in the event the Company becomes insolvent within the applicable preference period after the date of deposit, monies held for the payment of the Notes may be part of the bankruptcy estate of the Company, disbursement of such monies may be subject to the automatic stay of the bankruptcy code and monies disbursed to Holders may be subject to disgorgement in favor of the Company’s estate. Similar results may apply upon the insolvency of the Company during the applicable preference period following the deposit of monies in connection with legal defeasance.

Notwithstanding the foregoing, the opinion of counsel required by clause (2) above with respect to a legal defeasance need not to be delivered if all Notes not therefore delivered to the Trustee for cancellation (x) have become due and payable, or (y) will become due and payable within one year at Stated Maturity or are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

The Trustee

Wells Fargo Bank, National Association, the Trustee under the Indenture, will be the initial paying agent and registrar for the Notes. Except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture.

The Indenture and the Trust Indenture Act contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any “conflicting interest” (as defined in the Trust Indenture Act) it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

The Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, subject to receipt by the Trustee of security and indemnity satisfactory to the Trustee and subject to certain exceptions. The Indenture provides that in case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of its own affairs. Subject to such provisions, the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders pursuant to the Indenture, unless such Holders shall have provided to the Trustee security and indemnity satisfactory to the Trustee against the costs, losses, expenses and liabilities which might be incurred by it in compliance with such request or direction and then only to the extent required by the terms of the Indenture.

No Personal Liability of Stockholders, Employees, Officers or Directors

No director, manager, officer, employee, stockholder, member, general or limited partner or incorporator, past, present or future, of the Company or any of its Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Company or the Guarantors under the Notes, any Note Guarantee or the Indenture by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner or incorporator. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and Note Guarantees.

Governing Law

The Indenture, the Notes and Note Guarantees are governed by, and will be construed in accordance with, the laws of the State of New York.

Book-Entry, Delivery and Form

Except as set forth below, the exchange notes will be issued in the form of one global certificate (the “Global Notes”). The global exchange note will be deposited upon issuance with the Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Notes in certificated form.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Valassis takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised Valassis that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchaser), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the

Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded in the records of the Participants and Indirect Participants.

DTC has also advised Valassis that, pursuant to procedures established by it:

(1)	upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the initial purchaser with portions of the principal amount of the Global Notes; and

(2)	ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or “holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of, premium, if any, on, and interest on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, Valassis and the Trustee will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes. Consequently, none of Valassis, the Trustee nor any agent of Valassis or the Trustee has or will have any responsibility or liability for:

(1)	any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised Valassis that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or Valasssis. Neither Valassis nor the Trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the Notes, and Valasssis and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between the Participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the Notes described herein, cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised Valassis that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Rule 144A Global Notes and the Regulation S Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of Valassis, the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable (including DTC), but we take no responsibility for its accuracy. Neither we nor the Trustee will have any responsibility or obligation to participants, or the persons for whom they act as nominees, with respect to:

(1)	the accuracy of the records of DTC, its nominee or any participant, any ownership interest in the notes, or

(2)	any payments to, or the providing of notice, to participants or beneficial owners.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

(1)	DTC (a) notifies Valassis that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, Valassis fails to appoint a successor depositary;

(2)	Valassis, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes; provided that in no event shall the Regulation S Temporary Global Note be exchanged for Certificated Notes prior to (a) the expiration of the Restricted Period and (b) the receipt of any certificates required under the provisions of Regulation S; or

(3)	there has occurred and is continuing a Default or Event of Default with respect to the Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and any original notes not exchanged pursuant to the exchange offer will bear the applicable Securities Act restrictive legend, unless that legend is not required by applicable law.

Same Day Settlement and Payment

Valassis will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. Valasssis will make all payments of principal, premium, if any, and interest with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The Notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. Valassis expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised Valasssis that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Registered Exchange Offer; Registration Rights

We are filing this exchange offer registration statement to comply with our obligation to register the issuance of the exchange notes pursuant to the registration rights agreement which we entered into with the initial purchasers of the original notes. See “The Exchange Offer.”

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any capitalized term used herein for which no definition is provided.

“2015 Notes” means the 8 1/4% Senior Notes due 2015 of the Company.

“Acquired Debt” means Debt (1) of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or (2) assumed in connection with the acquisition of assets from such Person. Acquired Debt shall be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of assets.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings that correspond to the foregoing.

“Applicable Premium” means, with respect to any Note on any applicable redemption date, the greater of:

(1) 1% of the then outstanding principal amount of the Note; and

(2) the excess of:

(a) the present value at such redemption date of (i) the Redemption Price of the Note at February 1, 2016 (such Redemption Price being set forth in the table appearing above under the caption “—Optional Redemption”) plus (ii) all required remaining scheduled interest payments due on the Note through February 1, 2016 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the then outstanding principal amount of the Note.

“Asset Acquisition” means:

(a) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary; or

(b) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business and consistent with past practices.

“Asset Sale” means:

(i) the sale, lease, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Leaseback Transaction) of the Company or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(ii) the issuance or sale of Capital Interests in any Restricted Subsidiary, whether in a single transaction or a series of related transactions (other than Preferred Interests in Restricted Subsidiaries issued in compliance with the covenant described under “Limitation on Incurrence of Debt”);

in each case, other than:

(a) any disposition of Eligible Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) no longer used in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to the provisions described above under “Certain Covenants—Consolidation, Merger, Conveyance, Transfer or Lease” or any disposition that constitutes a Change of Control pursuant to the Indenture;

(c) the making of any Restricted Payment that is permitted to be made, and is made, under the covenant described above under “Limitation on Restricted Payments” or the making of any Permitted Investment;

(d) any disposition of assets or issuance or sale of Capital Interests in any Restricted Subsidiary in any transaction or series of related transactions with an aggregate Fair Market Value of less than $25 million;

(e) any disposition (including by liquidation) of property or assets or issuance of securities by a Restricted Subsidiary of the Company to the Company or by the Company or a Restricted Subsidiary of the Company to another Restricted Subsidiary of the Company;

(f) to the extent allowable under Section 1031 of the Code or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g) the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

(h) any issuance or sale of Capital Interests in, or Debt or other securities of, an Unrestricted Subsidiary;

(i) foreclosures, condemnation or any similar action on assets or the granting of Liens not prohibited by the Indenture;

(j) the sale or discount of inventory, accounts receivable or notes receivable in the ordinary course of business or the conversion of accounts receivable to notes receivable;

(k) any financing transaction with respect to property built or acquired by the Company or any Restricted Subsidiary after the Issue Date, including Sale and Leaseback Transactions and Permitted Securitization Transaction; and

(l) any sale or lease of services or licensing of intellectual property in the ordinary course of business.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

“Average Life” means, as of any date of determination, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such Debt multiplied by (y) the amount of such principal payment by (ii) the sum of all such principal payments.

“Board of Directors” means (i) with respect to a corporation, the board of directors of such corporation or any duly authorized committee thereof; and (ii) with respect to any other entity, the board of directors or similar body of the general partner or managers of such entity or any duly authorized committee thereof.

“Capital Interests” in any Person means any and all shares, interests (including Preferred Interests), participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than Debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

“Capital Lease Obligations” means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Change of Control” means the occurrence of any of the following:

(1) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person, other than the Company or a Wholly Owned Restricted Subsidiary of the Company;

(2) the Company becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision), in a single transaction or in a series of related transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Interests in the Company; or

(3) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any directors whose election by the Board of Directors or whose nomination for election by the equityholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Company’s Board of Directors then in office.

“Code” means the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

“Commission” means the Securities and Exchange Commission.

“Common Interests” of any Person means Capital Interests in such Person that do not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to Capital Interests of any other class in such Person.

“Company” means Valassis Communications, Inc. and any successor thereto.

“Consolidated Cash Flow Available for Fixed Charges” means, with respect to any Person for any period:

(i) Consolidated Net Income plus the sum of, without duplication, the amounts for such period, taken as a single accounting period, to the extent deducted in such period in computing Consolidated Net Income, of:

(a) Consolidated Non-cash Charges;

(b) Consolidated Fixed Charges;

(c) Consolidated Income Tax Expense;

(d) impairment charges, including the write-down of Investments;

(e) restructuring expenses and charges;

(f) any expenses or charges related to any equity offering, Permitted Investment, recapitalization or Debt Incurrence permitted to be made under the Indenture (whether or not successful) or related to the Transactions;

(g) the amount of any interest expense attributable to minority equity interests of third parties in any non-wholly owned Subsidiary;

(h) any net loss from discontinued operations; and

(i) any costs or expenses incurred by the Company or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Company or net cash proceeds of an issuance of Capital Interests of the Company (other than Redeemable Capital Interests); less

(ii) to the extent included in such period in computing Consolidated Net Income, (x) net income from discontinued operations and (y) the amount of extraordinary, non-recurring or unusual gains.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of such Person for the four full fiscal quarters, treated as one period, for which financial information in respect thereof is available immediately preceding the date of the transaction (the “Transaction Date”) giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such four full fiscal quarter period being referred to herein as the “Four Quarter Period”) to the aggregate amount of Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of determining the Consolidated Fixed Charge

Coverage Ratio, “Consolidated Cash Flow Available for Fixed Charges” and “Consolidated Fixed Charges” shall be calculated after giving effect (i) to the cost of any compensation, remuneration or other benefit paid or provided to any employee, consultant, Affiliate or equity owner of the entity involved in any Asset Acquisition to the extent such costs are eliminated or reduced (or public announcement has been made of the intent to eliminate or reduce such costs) prior to the date of such calculation and not replaced; (ii) on a pro forma basis for the period of such calculation, to any Asset Sales or other dispositions or Asset Acquisitions, investments, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) occurring during the Four Quarter Period or any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or other disposition or Asset Acquisition (including the incurrence or assumption of any such Acquired Debt), investment, merger, consolidation or disposed operation occurred on the first day of the Four Quarter Period; and (iii) clause (i) of the definition of “Consolidated Interest Expense” shall mean the total interest expense of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP less the non-cash component of total interest expense. For purposes of this definition, pro forma calculations shall be made in accordance with Article 11 of Regulation S-X promulgated under the Securities Act.

Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio”:

(i) interest on outstanding Debt determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Debt in effect on the Transaction Date; and

(ii) if interest on any Debt actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period.

If such Person or any of its Restricted Subsidiaries directly or indirectly Guarantees Debt of a third Person, the above clause shall give effect to the incurrence of such Guaranteed Debt as if such Person or such Subsidiary had directly incurred or otherwise assumed such Guaranteed Debt.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication, the amounts for such period of:

(i) Consolidated Interest Expense; and

(ii) the product of (a) all dividends and other distributions paid or accrued during such period in respect of Redeemable Capital Interests of such Person and its Restricted Subsidiaries (other than dividends paid in Qualified Capital Interests), times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal.

“Consolidated Income Tax Expense” means, with respect to any Person for any period, the provision for federal, state, local and foreign income taxes of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP paid or accrued during such period, including any penalties and interest related to such taxes or arising from any tax examinations, to the extent the same were deducted in computing Consolidated Net Income.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(i) the total interest expense of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation:

(a) any amortization of Debt discount;

(b) the net cost under any Hedging Obligation or Swap Contract in respect of interest rate protection (including any amortization of discounts);

(c) the interest portion of any deferred payment obligation;

(d) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers’ acceptances, financing activities or similar activities; and

(e) all accrued interest;

(ii) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period determined on a consolidated basis in accordance with GAAP; and

(iii) all capitalized interest of such Person and its Restricted Subsidiaries for such period;

less interest income of such Person and its Restricted Subsidiaries for such period; provided, however, that Consolidated Interest Expense will exclude (I) the amortization or write off of Debt issuance costs and deferred financing fees, commissions, fees and expenses and (II) any expensing of interim loan commitment and other financing fees.

“Consolidated Net Income” means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by:

(A) excluding, without duplication

(i) all extraordinary gains or losses (net of fees and expenses relating to the transaction giving rise thereto), income, expenses or charges;

(ii) the portion of net income of such Person and its Restricted Subsidiaries allocable to minority interests in unconsolidated Persons or Investments in Unrestricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by such Person or one of its Restricted Subsidiaries; provided that for the avoidance of doubt, Consolidated Net Income shall be increased in amounts equal to the amounts of cash actually received;

(iii) gains or losses in respect of any Asset Sales by such Person or one of its Restricted Subsidiaries (net of fees and expenses relating to the transaction giving rise thereto), on an after-tax basis;

(iv) the net income (loss) from any disposed or discontinued operations or any net gains or losses on disposed or discontinued operations, on an after-tax basis;

(v) solely for purposes of determining the amount available for Restricted Payments under clause (c) of the first paragraph of “Certain Covenants—Limitation on Restricted Payments,” the net income of any Restricted Subsidiary (other than a Guarantor) or such Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders; provided that for the avoidance of doubt, Consolidated Net Income shall be increased in amounts equal to the amounts of cash actually received;

(vi) any gain or loss realized as a result of the cumulative effect of a change in accounting principles;

(vii) any fees and expenses paid in connection with the issuance of the Notes;

(viii) non-cash compensation expense incurred with any issuance of equity interests to an employee of such Person or any Restricted Subsidiary;

(ix) any net after-tax gains or losses attributable to the early extinguishment or conversion of Debt;

(x) any non-cash impairment charges or asset write-off or write-down resulting from the application of Accounting Standards Codification 350, Intangibles—Goodwill and Other, Accounting Standards Codification 360, Property, Plant, and Equipment, and Accounting Standards Codification 805, Business Combinations;

(xi) non-cash gains, losses, income and expenses resulting from fair value accounting required by Accounting Standards Codification 815, Derivatives and Hedging, or any related subsequent Statement of Financial Accounting Standards;

(xii) accruals and reserves that are established within 12 months after the closing of any acquisition that are so required to be established as a result of such acquisition in accordance with GAAP;

(xiii) any fees, expenses, charges or Integration Costs incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, disposition, Incurrence or repayment of Debt (including such fees, expenses or charges related to any Credit Facility), issuance of Capital Interests, refinancing transaction or amendment or modification of any Debt instrument, and including, in each case, any such transaction undertaken but not completed, and any charges or non-recurring merger or acquisition costs incurred during such period as a result of any such transaction, in each case whether or not successful;

(xiv) any net unrealized gain or loss (after any offset) resulting from currency translation gains or losses related to currency remeasurements of Debt (including any net gain or loss resulting from obligations under Swap Contracts or Hedging Obligations for currency exchange risk) and any foreign currency translation gains or losses;

(xv) any accruals and reserves that are established for expenses and losses, in respect of equity-based awards compensation expense (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall reduce Consolidated Net Income to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period);

(xvi) any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any Permitted Investment or any sale, conveyance, transfer or other disposition of assets permitted under the Indenture, to the extent actually reimbursed, or, so long as the Company has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days); and

(xvii) to the extent covered by insurance and actually reimbursed, or, so long as the Company has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is in fact reimbursed within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within such 365 days), expenses, charges or losses with respect to liability or casualty events or business interruption; and

(B) including, without duplication, dividends and distributions from Joint Ventures actually received in cash by the Company.

“Consolidated Non-cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization (including amortization of goodwill, other intangibles, deferred financing fees, Debt issuance costs, commissions, fees and expenses) and other non-cash expenses of such Person and its Restricted

Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any charge which requires an accrual of or a reserve for cash charges for any future period).

“Consolidated Total Leverage Ratio” means, with respect to any Person, the ratio of the aggregate amount of all Debt (net of unrestricted cash and Eligible Cash Equivalents) of such Person and its Restricted Subsidiaries at the end of the most recent fiscal period for which financial information in respect thereof is available immediately preceding the date of the transaction (the “Transaction Date”) giving rise to the need to calculate the Consolidated Total Leverage Ratio to the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of such Person for the Four Quarter Period preceding the Transaction Date. In addition to and without limitation of the foregoing, for purposes of this definition, this ratio shall be calculated after giving effect (i) to the cost of any compensation, remuneration or other benefit paid or provided to any employee, consultant, Affiliate or equity owner of the entity involved in any Asset Acquisition to the extent such costs are eliminated or reduced (or public announcement has been made of the intent to eliminate or reduce such costs) prior to the date of such calculation and not replaced; and (ii) on a pro forma basis for the period of such calculation, to any Asset Sales or other dispositions or Asset Acquisitions, investments, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) occurring during the Four Quarter Period or any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or other disposition or Asset Acquisition (including the incurrence or assumption of any such Acquired Debt), investment, merger, consolidation or disposed operation occurred on the first day of the Four Quarter Period. For purposes of this definition, pro forma calculations shall be made in accordance with Article 11 of Regulation S-X promulgated under the Securities Act.

If such Person or any of its Restricted Subsidiaries directly or indirectly Guarantees Debt of a third Person, the above clause shall give effect to the incurrence of such Guaranteed Debt as if such Person or such Subsidiary had directly incurred or otherwise assumed such Guaranteed Debt.

“Credit Agreement” means the Company’s Credit Agreement, dated as of March 2, 2007, by and among the Company, as borrower, the guarantors named therein and Bank of America, N.A., as syndication agent, Bear Stearns Corporate Lending Inc., as administrative agent, and the other agents and lenders named therein, as amended through the Issue Date, together with all related notes, letters of credit, collateral documents, guarantees, and any other related agreements and instruments executed and delivered in connection therewith, in each case as amended, modified, supplemented, restated, refinanced, refunded or replaced in whole or in part from time to time including by or pursuant to any agreement or instrument that extends the maturity of any Debt thereunder, or increases the amount of available borrowings thereunder (provided that such increase in borrowings is permitted under clause (i) of the definition of the term “Permitted Debt”), or adds Subsidiaries of the Company as additional borrowers or guarantors thereunder, in each case with respect to such agreement or any successor or replacement agreement and whether by the same or any other agent, lender, group of lenders, purchasers or Debt holders.

“Credit Facilities” means one or more debt facilities or commercial paper facilities, in each case with banks, other institutional lenders, financial institutions or debt investors providing for revolving credit loans, term loans, bridge loans, debt securities or one or more indentures or similar agreements, including any related bonds, notes, debentures, guarantees, collateral documents, instruments and agreements executed in connection therewith (including, without limitation, the Credit Agreement), in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced, whether or not with the same party (including, without limitation, by means of sales of debt securities to institutional investors) in whole or in part from time to time; provided that Credit Facilities shall not include any Indebtedness existing on the Issue Date other than the Credit Agreement.

“Debt” means at any time (without duplication), with respect to any Person the following: (i) all indebtedness of such Person for money borrowed or for the deferred and unpaid purchase price of property, excluding any trade payables or other current liabilities incurred in the normal course of business; (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments; (iii) all reimbursement obligations of such Person with respect to letters of credit (other than letters of credit that are secured by cash or Eligible Cash Equivalents), bankers’ acceptances or similar facilities (excluding obligations in respect of letters of credit or bankers’ acceptances issued in respect of trade payables) issued for the account of such Person; provided that such obligations shall not constitute Debt except to the extent drawn and not repaid within five business days; (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property or assets acquired by such Person; (v) all Capital Lease Obligations of such Person; (vi) the maximum fixed redemption or repurchase price of Redeemable Capital Interests in such Person at the time of determination; (vii) any Swap Contracts and Hedging Obligations of such Person at the time of determination; (viii) Attributable Debt with respect to any Sale and Leaseback Transaction to which such Person is a party; and (ix) all obligations of the types referred to in clauses (i) through (viii) of this definition of another Person, the payment of which, in either case, (A) such Person has Guaranteed or (B) is secured by (or the holder of such Debt or the recipient of such dividends or other distributions has an existing right, whether contingent or otherwise, to be secured by) any Lien upon the property or other assets of such Person, even though such Person has not assumed or become liable for the payment of such Debt. For purposes of the foregoing: (a) the maximum fixed repurchase price of any Redeemable Capital Interests that do not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Interests as if such Redeemable Capital Interests were repurchased on any date on which Debt shall be required to be determined pursuant to the Indenture; provided, however, that, if such Redeemable Capital Interests are not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Capital Interests; (b) the amount outstanding at any time of any Debt issued with original issue discount is the principal amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt at such time as determined in conformity with GAAP, but such Debt shall be deemed Incurred only as of the date of original issuance thereof; (c) the amount of any Debt described in clause (vii) is the net amount payable (after giving effect to permitted set off) if such Swap Contracts or Hedging Obligations are terminated at that time due to default of such Person; (d) the amount of any Debt described in clause (ix)(A) above shall be the maximum liability under any such Guarantee; (e) the amount of any Debt described in clause (ix)(B) above shall be the lesser of (I) the maximum amount of the obligations so secured and (II) the Fair Market Value of such property or other assets; and (f) interest, fees, premium, and expenses and additional payments, if any, will not constitute Debt.

Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term “Debt” will exclude (x) customary indemnification obligations and (y) post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment is otherwise contingent; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and finally determined, the amount is paid within 60 days thereafter.

The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, only upon the occurrence of the contingency giving rise to the obligations, of any contingent obligations at such date; provided, however, that in the case of Debt sold at a discount, the amount of such Debt at any time will be the accreted value thereof at such time.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Company, less the amount of cash or Eligible Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary that is formed or otherwise incorporated in the United States or a State thereof or the District of Columbia (other than a Restricted Subsidiary the parent or indirect parent of which is not formed or otherwise incorporated in the United States or a State thereof or the District of Columbia) or a Restricted Subsidiary that guarantees or otherwise provides direct credit support for any Debt of the Company.

“Eligible Bank” means a bank or trust company (i) that is organized and existing under the laws of the United States of America or Canada, or any state, territory, province or possession thereof, (ii) that, as of the time of the making or acquisition of an Investment in such bank or trust company, has combined capital and surplus in excess of $500 million and (iii) the senior Debt of which is rated at least “A-2” by Moody’s or at least “A” by S&P.

“Eligible Cash Equivalents” means any of the following Investments: (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) maturing not more than one year after the date of acquisition; (ii) time deposits in and certificates of deposit of any Eligible Bank, provided that such Investments have a maturity date not more than two years after the date of acquisition and that the Average Life of all such Investments is one year or less from the respective dates of acquisition; (iii) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (i) above entered into with any Eligible Bank; (iv) direct obligations issued by any state of the United States or any political subdivision or public instrumentality thereof, provided that such Investments mature, or are subject to tender at the option of the holder thereof, within 365 days after the date of acquisition and, at the time of acquisition, have a rating of at least A from S&P’s or A-2 from Moody’s (or an equivalent rating by any other nationally recognized rating agency); (v) commercial paper of any Person other than an Affiliate of the Company and other than structured investment vehicles, provided that such Investments have one of the two highest ratings obtainable from either S&P’s or Moody’s and mature within 180 days after the date of acquisition; (vi) overnight and demand deposits in and bankers’ acceptances of any Eligible Bank, (vii) demand deposits in any bank or trust company to the extent insured by the Federal Deposit Insurance Corporation against the Bank Insurance Fund, (viii) in the case of a Restricted Subsidiary that is not a subsidiary formed or otherwise incorporated in the United States or a State thereof or the District of Columbia, demand deposits and time deposits that (a) are denominated in the currency of a country that is a member of the Organization for Economic Cooperation and Development or the currency of the country in which such Restricted Subsidiary is organized or conducts business and (b) are consistent with the Company’s investment policy as in effect from time to time, provided that, in the case of time deposits, such Investments have a maturity date not more than two years after the date of acquisition and that the Average Life of all such time deposits is one year or less from the respective dates of acquisition; (ix) money market funds substantially all of the assets of which comprise Investments of the types described in clauses (i) through (vii); and (x) instruments equivalent to those referred to in clauses (i) through (vii) above or funds equivalent to those referred to in clause (ix) above (in each case which may be held by the Company) denominated in U.S. Dollars, Pounds Sterling or Euros or any other comparable foreign currency and comparable in credit quality and tender to those referred to in such clauses and customarily used by corporations for cash management purposes in jurisdictions outside the United States to the extent reasonably required in connection with any business conducted by the Company or by any Restricted Subsidiary organized in such jurisdictions, all as determined in good faith by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to the consideration received or paid in any transaction or series of transactions, the fair market value thereof as determined in good faith by the Company. In the case of a transaction between the Company or a Restricted Subsidiary, on the one hand, and a Receivable Subsidiary, on the other hand, if the Board of Directors of the Company determines in its sole discretion that such determination is appropriate, a determination as to Fair Market Value may be made at the commencement of the transaction and be applicable to all dealings between the Receivable Subsidiary and the Company or such Restricted Subsidiary during the course of such transaction.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia and any Restricted Subsidiary of such Foreign Subsidiary.

“Four Quarter Period” has the meaning set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“GAAP” means generally accepted accounting principles in the United States, consistently applied, as set forth in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification and the rules and interpretations of the Commission under the authority of the federal securities laws, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date irrespective of any subsequent change in such Accounting Standards Codification or other statements or any subsequent adoption of International Financial Reporting Standards.

“Guarantee” means, as applied to any Debt of another Person, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the normal course of business), direct or indirect, in any manner, of any part or all of such Debt, (ii) any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing or having the effect of guaranteeing the Debt of any other Person in any manner and (iii) an agreement of a Person, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment (or payment of damages in the event of non-payment) of all or any part of such Debt of another Person (and “Guaranteed” and “Guaranteeing” shall have meanings that correspond to the foregoing).

“Guarantor” means any Person that executes a Note Guarantee in accordance with the provisions of the Indenture and their respective successors and assigns.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any interest rate agreement, currency agreement or commodity agreement, excluding commodity agreements relating to raw materials used in the ordinary course of the Company’s business.

“Holder” means a Person in whose name a Note is registered in the security register. In connection with Notes issued in global book-entry form, DTC shall be treated for all purposes as the only registered holder of such Notes.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or other obligation on the balance sheet of such Person; provided, however, that a change in GAAP or an interpretation thereunder that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt. Debt otherwise Incurred by a Person before it becomes a Subsidiary of the Company shall be deemed to be Incurred at the time at which such Person becomes a Subsidiary of the Company. “Incurrence,” “Incurred,” “Incurrable” and “Incurring” shall have meanings that correspond to the foregoing. A Guarantee by the Company or a Restricted Subsidiary of Debt Incurred by the Company or a Restricted Subsidiary, as applicable, shall not be a separate Incurrence of Debt. For the avoidance of doubt, Debt of a Restricted Subsidiary which is assumed by the Company or a Restricted Subsidiary shall not be deemed to be a separate Incurrence of Debt. In addition, the following shall not be deemed a separate Incurrence of Debt:

(1) amortization of debt discount or accretion of principal with respect to a non-interest bearing or other discount security;

(2) the payment of regularly scheduled interest in the form of additional Debt of the same instrument or the payment of regularly scheduled dividends on Capital Interests in the form of additional Capital Interests of the same class and with the same terms;

(3) the obligation to pay a premium in respect of Debt arising in connection with the issuance of a notice of redemption or making of a mandatory Change of Control Offer or Asset Sale Offer for such Debt; and

(4) unrealized losses or charges in respect of Hedging Obligations.

“Integration Costs” means, with respect to any acquisition, all costs relating to the acquisition and integration of the acquired business or operations into the Company, including labor costs, legal fees, consulting fees, travel costs and any other expenses relating to the integration process.

“Investment” by any Person means any direct or indirect loan, advance (or other extension of credit) or capital contribution to (by means of any transfer of cash or other property or assets to another Person or any other payments for property or services for the account or use of another Person) another Person, including, without limitation, the following: (i) the purchase or acquisition of any Capital Interest or other evidence of beneficial ownership in another Person; (ii) the purchase, acquisition or Guarantee of the Debt of another Person; and (iii) the purchase or acquisition of the business or assets of another Person substantially as an entirety but shall exclude: (a) accounts receivable and other extensions of trade credit in accordance with the Company’s and its Restricted Subsidiaries’ customary practices; (b) the acquisition of property and assets from suppliers and other vendors in the normal course of business; and (c) prepaid expenses and workers’ compensation, utility, lease and similar deposits, in the normal course of business.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Eligible Cash Equivalents);

(2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries;

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Issue Date” means the date the Notes are originally issued under the Indenture.

“Lien” means, with respect to any property or other asset, any mortgage, deed of trust, deed to secure Debt, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or otherwise), charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or other asset (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, association, partnership or any other entity which, in each case, is not a Subsidiary of the Company or any of its Restricted Subsidiaries but in which the Company or a Restricted Subsidiary has a direct or indirect equity or similar interest.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on senior Debt required (other than required by clause (a) of the second paragraph of “Repurchase at the Option of Holders—Asset Sales”) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Company or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Non-Recourse Receivable Subsidiary Indebtedness” has the meaning set forth in the definition of “Receivable Subsidiary.”

“obligations” means any principal, premium, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Debt.

“Officers’ Certificate” means a certificate signed by two officers of the Company or a Guarantor, as applicable, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company or such Guarantor, as applicable.

“Permitted Asset Swap” means the purchase and sale or exchange (within a 180-day period) of Related Business Assets or a combination of Related Business Assets and cash or Eligible Cash Equivalents between the Company or any of its Restricted Subsidiaries and another Person; provided that any cash or Eligible Cash Equivalents received must be applied in accordance with the covenant described under “Repurchase at the Option of Holders—Asset Sales.”

“Permitted Debt” means:

(i) Debt Incurred pursuant to any Credit Facilities in an aggregate principal amount at any one time outstanding not to exceed an amount equal to the greater of (x) $1.25 billion and (y) 3.5 times the aggregate amount of Consolidated Cash Flow Available for Fixed Charges for the Four Quarter Period immediately preceding the date of the Incurrence;

(ii) Debt under the Notes issued on the Issue Date (or any exchange Notes issued in exchange therefore in connection with the registration rights agreement entered into on the Issue Date) and contribution, indemnification and reimbursement obligations (including without limitation those to the Trustee) owed by the Company or any Guarantor to any of the other of them in respect of amounts paid or payable on such Notes;

(iii) Guarantees of the Notes;

(iv) Debt of the Company or any Restricted Subsidiary outstanding on the Issue Date (other than clauses (i), (ii) or (iii) above);

(v) Debt owed to and held by the Company or a Restricted Subsidiary;

(vi) Guarantees Incurred by the Company or a Restricted Subsidiary of Debt otherwise permitted to be incurred under the Indenture;

(vii) Guarantees by any Restricted Subsidiary of Debt of the Company or any Restricted Subsidiary, including Guarantees by any Restricted Subsidiary of Debt under the Credit Agreement, provided that (a) such Debt is Permitted Debt or is otherwise Incurred in accordance with the “Limitation on Incurrence of Debt” covenant and (b) such Guarantees are subordinated to the Notes to the same extent as the Debt being guaranteed;

(viii) Debt incurred in respect of workers’ compensation claims and self-insurance obligations, and, for the avoidance of doubt, indemnity, bid, performance, warranty, release, banker’s acceptances, appeal, surety and similar bonds, letters of credit for operating purposes and completion guarantees provided or incurred (including Guarantees thereof) by the Company or a Restricted Subsidiary in the ordinary course of business;

(ix) Debt under Swap Contracts and Hedging Obligations (excluding Swap Contracts and Hedging Obligations entered into for speculative purposes);

(x) the Incurrence by a Restricted Subsidiary of the Company of Acquired Debt that was outstanding on the date that such Restricted Subsidiary was acquired, directly or indirectly, by the Company; provided that (a) such Restricted Subsidiary Incurred such Debt prior to the date that the Company directly or indirectly acquired such Restricted Subsidiary, (b) such Debt was not incurred in connection with, or in contemplation of, such acquisition, and (c) the Company’s Consolidated Fixed Charge Coverage Ratio immediately following such acquisition and Incurrence would be not less than the Company’s Consolidated Fixed Charge Coverage Ratio immediately prior to such acquisition and Incurrence;

(xi) Debt owed by the Company to any Restricted Subsidiary; provided that if for any reason such Debt ceases to be held by a Restricted Subsidiary such Debt shall cease to be Permitted Debt and shall be deemed Incurred as Debt of the Company for purposes of the Indenture;

(xii) Debt of the Company or any Restricted Subsidiary pursuant to Capital Lease Obligations and Purchase Money Debt; provided that the aggregate principal amount of such Debt outstanding at any time may not exceed the greater of (a) 5% of the Total Assets of the Company as of the end of the most recently completed fiscal quarter for which financial information is available and (b) $50 million in the aggregate;

(xiii) Debt arising from agreements of the Company or a Restricted Subsidiary providing for guarantees, indemnification, contribution, earnout, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Interests of a Restricted Subsidiary otherwise permitted under the Indenture;

(xiv) the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of Preferred Interests; provided, however, that:

(a) any subsequent issuance or transfer of Capital Interests that results in any such Preferred Interests being held by a Person other than the Company or a Restricted Subsidiary; and

(b) any sale or other transfer of any such Preferred Interests to a Person that is not either the Company or a Restricted Subsidiary;

shall be deemed, in each case, to constitute an issuance of such Preferred Interests by such Restricted Subsidiary that was not permitted by this clause (xiv);

(xv) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Debt is extinguished within ten business days of Incurrence;

(xvi) Debt of the Company or any of the Guarantors evidenced by promissory notes that are subordinated in right of payment to the Notes or the Note Guarantees issued to former, current or future directors, officers, employees or consultants of the Company or any of its Guarantors (or their respective spouses) in lieu of cash payments for Capital Interests being repurchased from such Person;

(xvii) Debt of the Company to the extent the net proceeds thereof are promptly deposited to defease the Notes as described under “Satisfaction and Discharge of the Indenture; Defeasance”;

(xviii) Debt of the Company and its Restricted Subsidiaries representing obligations under any employment arrangements to make payments with respect to the cancellation or repurchase of Capital Interests of the Company or its Restricted Subsidiaries in an aggregate amount not to exceed $2 million outstanding at any one time;

(xix) Debt owed to any Person providing property, casualty or liability insurance to the Company or any of its Restricted Subsidiaries (including any state insurance guarantee funds relating to any such insurance policy), so long as such Indebtedness shall not be in excess of the amount of the unpaid cost of, and shall incurred only to defer the cost of, such insurance for the year in which such Debt is Incurred and such Debt shall be outstanding only during such year;

(xx) Debt of the Company or any Restricted Subsidiary (other than Foreign Subsidiaries) in an aggregate principal amount not to exceed $150 million at any time outstanding (which amount may, but need not, be incurred in whole or in part under the Credit Facilities);

(xxi) Debt of Foreign Subsidiaries in an aggregate principal amount not to exceed $50 million at any time outstanding; and

(xxii) Refinancing Debt.

Notwithstanding anything herein to the contrary, Debt permitted under clauses (i), (xii), (xvii), (xviii), (xix), (xx) and (xxi) of this definition of “Permitted Debt” shall not constitute “Refinancing Debt” under clause (xxii) of this definition of “Permitted Debt.”

In addition, for purposes of determining the “Consolidated Cash Flow Available for Fixed Charges” for purposes of clause (i) of this definition of “Permitted Debt” Consolidated Cash Flow Available for Fixed Charges shall be calculated after giving effect on a pro forma basis (in accordance with Article 11 of Regulation S-X promulgated under the Securities Act) for the period of such calculation, to any Asset Sales or other dispositions or Asset Acquisitions, investments, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) occurring during the Four Quarter Period or any time subsequent to the last day of the Four Quarter Period and on or prior to the date such Debt is to be Incurred, as if such Asset Sale or other disposition or Asset Acquisition (including the incurrence or assumption of any such Acquired Debt), investment, merger, consolidation or disposed operation occurred on the first day of the Four Quarter Period.

“Permitted Investments” means:

(a) Investments in existence on the Issue Date;

(b) Investments required pursuant to any agreement or obligation of the Company or a Restricted Subsidiary, in effect on the Issue Date, to make such Investments;

(c) Investments in cash and Eligible Cash Equivalents;

(d) Investments in property and other assets, owned or used by the Company or any Restricted Subsidiary in the normal course of business;

(e) Investments by the Company or any of its Restricted Subsidiaries in the Company or any Restricted Subsidiary;

(f) Investments by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment (A) such Person becomes a Restricted Subsidiary or (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated or wound-up into, the Company or a Restricted Subsidiary;

(g) Swap Contracts and Hedging Obligations;

(h) receivables owing to the Company or any of its subsidiaries and advances to suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(i) any Investments received in compromise or resolution of (a) obligations of trade creditors, suppliers or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor, supplier or customer; or (b) litigation, arbitration or other disputes with Persons who are not Affiliates;

(j) Investments by the Company or any Restricted Subsidiary in an aggregate amount not to exceed the greater of (i) $90 million and (ii) 5% of the Total Assets of the Company as of the end of the then most recently completed fiscal quarter for which financial information is available at any one time outstanding;

(k) loans or advances to employees, directors and officers of the Company or any Restricted Subsidiary made in the ordinary course of business for bona fide business purposes not in excess of $20 million at any one time outstanding;

(l) Investments the payment for which consists solely of Qualified Capital Interests of the Company;

(m) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business and consistent with past practice;

(n) guarantees by the Company or any Restricted Subsidiary of Debt of the Company or a Restricted Subsidiary of Debt otherwise permitted by the covenant described under “—Certain Covenants—Limitation on Incurrence of Debt”;

(o) Investments in the ordinary course of business consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(p) Investments in Joint Ventures;

(q) Investments in securities or other assets not constituting cash, Eligible Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the provision described under “Repurchase at the Option of Holder—Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(r) Investments by the Company or any Restricted Subsidiary in a Securitization Entity or any Investment by a Securitization Entity in any other Person, in each case, in connection with a Permitted Securitization Transaction; provided, however, that the foregoing Investment is in the form of a Purchase Money Note or Capital Interests; and

(s) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits provided to third parties in the ordinary course of business.

“Permitted Liens” means:

(a) Liens existing on the Issue Date;

(b) Liens in favor of the Company or the Guarantors;

(c) Liens that secure Credit Facilities (including in respect of Treasury Management Agreements) incurred pursuant to clause (i) of the definition of “Permitted Debt” (and any related Hedging Obligations and Swap Contracts permitted under the agreement related thereto);

(d) any Lien for taxes, assessments or other governmental charges or levies not then due and payable (or which, if due and payable, are being contested in good faith and for which adequate reserves are being maintained, to the extent required by GAAP);

(e) any warehousemen’s, materialmen’s, landlord’s or other similar Liens arising by law for sums not then due and payable (or which, if due and payable, are being contested in good faith and with respect to which adequate reserves are being maintained, to the extent required by GAAP);

(f) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telephone lines and other similar purposes, or zoning or other similar restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not individually or in the aggregate materially adversely affect the value of the Company and its Restricted Subsidiaries taken as a whole or materially impair the operation of the business of such Person;

(g) Liens, pledges or deposits (i) in connection with workers’ compensation, unemployment insurance and other types of statutory obligations or the requirements of any official body; (ii) to secure the performance of tenders, bids, surety or performance bonds, leases, purchase, construction, sales or servicing contracts (including utility contracts) and other similar obligations Incurred in the normal course of business consistent with industry practice; (iii) to obtain or secure obligations with respect to letters of credit, Guarantees, bonds or other sureties or assurances given in connection with the activities described in clauses (i) and (ii) above, in each case not Incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property or services or imposed by ERISA or the Code in connection with a “plan” (as defined in ERISA); or (iv) arising in connection with any attachment unless such Liens shall not be satisfied or discharged or stayed pending appeal within 60 days after the entry thereof or the expiration of any such stay;

(h) Liens (including Liens securing Acquired Debt) on property or assets of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Company or a Restricted Subsidiary, or becomes a Restricted Subsidiary (and not created or Incurred in anticipation of such transaction); provided that such Liens are not extended to the property and assets of the Company and its Restricted Subsidiaries other than the property or assets acquired;

(i) Liens securing Debt of a Restricted Subsidiary owed to and held by the Company or a Restricted Subsidiary thereof;

(j) for the avoidance of doubt, other Liens (not securing Debt) incidental to the conduct of the business of the Company or any of its Restricted Subsidiaries, as the case may be, or the ownership of their assets which do not individually or in the aggregate materially adversely affect the value of the Company or materially impair the operation of the business of the Company or its Restricted Subsidiaries;

(k) Liens to secure any permitted extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Debt secured by Liens referred to in clauses (a), (c), (h), (q), (r) and (ee) hereof; provided that such Liens do not extend to any other property or assets and the principal amount of the obligations secured by such Liens is not increased;

(l) Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods incurred in the ordinary course of business;

(m) licenses of intellectual property granted in the ordinary course of business;

(n) Liens to secure Capital Lease Obligations and Purchase Money Debt permitted to be incurred pursuant to clause (xii) of the definition of “Permitted Debt”; provided that such Liens do not extend to or cover any assets other than such assets acquired or constructed after the Issue Date with the proceeds of such Capital Lease Obligation or Purchase Money Debt;

(o) Liens on assets transferred to a Securitization Entity or an asset of a Securitization Entity, in either case, incurred in connection with a Permitted Securitization Transaction;

(p) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligation in respect of banker’s acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;

(q) Liens securing Debt Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided, however, that the Lien may not extend to any property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto and any proceeds thereof), and the Debt (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(r) Liens on property or shares of Capital Interests of another Person at the time such other Person becomes a Subsidiary of such Person (including Liens that secure Debt of such Subsidiary); provided, however, that (i) the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto) and (ii) such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Restricted Subsidiary;

(s) Liens (i) that are contractual rights of set-off (A) relating to the establishment of depository relations with banks not given in connection with the issuance of Debt, (B) relating to pooled deposit or sweep accounts of the Company or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations and other cash management activities incurred in the ordinary course of business of the Company and or any of its Restricted Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of the Company or any of its Restricted Subsidiaries in the ordinary course of business and (ii) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (Y) encumbering reasonable customary initial deposits and margin deposits and attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business, and (Z) in favor of banking institutions arising as a matter of law or pursuant to customary account agreements encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(t) Liens securing judgments for the payment of money not constituting an Event of Default under clause (6) under the caption “Events of Default” so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(u) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Company or any Restricted Subsidiaries and do not secure any Debt and those arising from filing Uniform Commercial Code financing statements relating thereto;

(v) any interest of title of an owner of equipment or inventory on loan or consignment to the Company or any of its Restricted Subsidiaries and Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(w) deposits in the ordinary course of business to secure liability to insurance carriers;

(x) Liens securing the Notes and the Note Guarantees;

(y) Liens securing Hedging Obligations and Swap Contracts so long as any related Debt is permitted to be Incurred under the Indenture;

(z) options, put and call arrangements, rights of first refusal and similar rights relating to Investment in Joint Ventures, partnerships and the like permitted to be made under the Indenture;

(aa) Liens pursuant to the terms and conditions of any contracts between the Company or any Restricted Subsidiary and the U.S. government;

(bb) Liens on assets of a Restricted Subsidiary of the Company that is not a Guarantor to secure Debt of such Restricted Subsidiary that is otherwise permitted under the Indenture;

(cc) Liens securing Debt Incurred pursuant to clause (xix) of the definition of “Permitted Debt”; provided that such Liens extend only to the insurance policy and proceeds thereof financed by such Debt;

(dd) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set off; and

(ee) Liens in an aggregate amount not to exceed $150 million at any one time outstanding.

“Permitted Securitization Transaction” means any transaction or series of transactions that qualify for off-balance sheet treatment in accordance with SFAS 140 or other applicable accounting pronouncements, pursuant to which the Company or any of its Restricted Subsidiaries may sell, contribute, convey or otherwise transfer to (i) a Securitization Entity (in the case of a transfer by the Company or any of its Restricted Subsidiaries) and (ii) any other Person (in the case of a transfer by a Securitization Entity), or may grant a security interest in, any accounts receivable or chattel paper (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets directly related thereto, including, without limitation, all collateral securing such accounts receivable, and other assets (including contract rights and all guarantees or other obligations in respect of such accounts receivable or chattel paper, proceeds of such accounts receivable or chattel paper and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable or chattel paper).

“Person” means any individual, corporation, limited liability company, partnership, Joint Venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Interests,” as applied to the Capital Interests in any Person, means Capital Interests in such Person of any class or classes (however designated) that rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Common Interests in such Person.

“Purchase Money Debt” means Debt:

(i) Incurred to finance the purchase or construction (including additions and improvements thereto) of any assets (other than Capital Interests) of such Person or any Restricted Subsidiary; and

(ii) that is secured by a Lien on such assets where the lender’s sole security is to the assets so purchased or constructed; and in either case that does not exceed 100% of the cost and to the extent the purchase or construction prices for such assets are or should be included in “addition to property, plant or equipment” in accordance with GAAP.

“Purchase Money Note” means a promissory note of a Securitization Entity evidencing a line of credit, which may be irrevocable, from the Company or any Restricted Subsidiary of the Company in connection with a Permitted Securitization Transaction to a Securitization Entity, which note is repayable from cash available to such Securitization Entity, other than amounts required to be established as reserves pursuant to contractual arrangements with entities that are not Affiliates of such Securitization Entity entered into as part of such Permitted Securitization Transaction, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated accounts receivable.

“Qualified Capital Interests” in any Person means a class of Capital Interests other than Redeemable Capital Interests.

“Qualified Equity Offering” means (i) a public equity offering of Qualified Capital Interests pursuant to an effective registration statement under the Securities Act or (ii) a private equity offering of Qualified Capital

Interests of the Company, or any direct or indirect parent company of the Company other than (x) any such public or private sale to an entity that is a Subsidiary of the Company and (y) any public offerings registered on Form S-8; provided that, in the case of an offering or sale by a direct or indirect parent company of the Company, such parent company contributes to the capital of the Company the portion of the net cash proceeds of such offering or sale necessary to pay the aggregate Redemption Price (plus accrued interest to the redemption date) of the Notes to be redeemed pursuant to the provisions described under the third paragraph of “—Optional Redemption.”

“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the Notes for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” as defined in Section 3 of the Exchange Act selected by the Company or any parent of the Company as a replacement agency for Moody’s or S&P, as the case may be.

“Redeemable Capital Interests” in any Person means any equity security of such Person that by its terms (or by terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including the passage of time or the happening of an event), is required to be redeemed, is redeemable at the option of the holder thereof in whole or in part (including by operation of a sinking fund), or is convertible or exchangeable for Debt of such Person at the option of the holder thereof, in whole or in part, at any time prior to the Stated Maturity of the Notes; provided that only the portion of such equity security which is required to be redeemed, is so convertible or exchangeable or is so redeemable at the option of the holder thereof before such date will be deemed to be Redeemable Capital Interests. Notwithstanding the preceding sentence, any equity security that would constitute Redeemable Capital Interests solely because the holders of the equity security have the right to require the Company to repurchase such equity security upon the occurrence of a change of control or an asset sale will not constitute Redeemable Capital Interests if the terms of such equity security provide that the Company may not repurchase or redeem any such equity security pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants —Limitation on Restricted Payments.” The amount of Redeemable Capital Interests deemed to be outstanding at any time for purposes of the Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Redeemable Capital Interests or portion thereof, exclusive of accrued dividends.

“Redemption Price,” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to the Indenture.

“Refinancing Debt” means Debt that refunds, refinances, repays, prepays, redeems, retires, renews, replaces, extends or defeases, whether in whole or in part, any Debt permitted to be Incurred by the Company or any Restricted Subsidiary pursuant to the terms of the Indenture, whether involving the same or any other lender or creditor or group of lenders or creditors, but only to the extent that:

(i) such Refinancing Debt is subordinated to the Notes or any Note Guarantee thereof to at least the same extent as the Debt being refunded, refinanced, renewed, replaced, extended or defeased, if such Debt was subordinated to the Notes or any Note Guarantee thereof;

(ii) the Refinancing Debt is scheduled to mature either (a) no earlier than the Debt being refunded, refinanced or extended or (b) at least 91 days after the maturity date of the Notes;

(iii) the Refinancing Debt has an Average Life at the time such Refinancing Debt is Incurred that is equal to or greater than the Average Life of the Debt being refunded, refinanced, renewed, replaced or extended or defeased;

(iv) such Refinancing Debt is in an aggregate principal amount that is less than or equal to the sum of (a) the aggregate principal or accreted amount (in the case of any Debt issued with original issue discount, as such) then outstanding under the Debt being refunded, refinanced, renewed, replaced or extended, (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Debt being refunded, refinanced, renewed, replaced or extended and (c) the amount of reasonable and customary fees, expenses and costs related to the Incurrence of such Refinancing Debt; and

(v) such Refinancing Debt is Incurred by the same Person (or its successor) that initially Incurred the Debt being refunded, refinanced, renewed, replaced, extended or defeased, except that the Company may Incur Refinancing Debt to refund, refinance, renew, replace, extend or defease Debt of any Restricted Subsidiary of the Company.

“Related Business Assets” means assets (other than cash or Eligible Cash Equivalents) used or useful in the business of the Company or any of its Restricted Subsidiaries; provided that any assets received by the Company or a Restricted Subsidiary in exchange for assets transferred by the Company or a Restricted Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Restricted Payment” is defined to mean any of the following:

(a) any dividend or other distribution declared and paid on the Capital Interests in the Company or on the Capital Interests in any Restricted Subsidiary of the Company that are held by, or declared and paid to, any Person other than the Company or a Restricted Subsidiary of the Company, other than

(i) dividends, distributions or payments made solely in Qualified Capital Interests in the Company, and

(ii) dividends or distributions payable to the Company or a Restricted Subsidiary of the Company or to other holders of Capital Interests of a Restricted Subsidiary on a pro rata basis);

(b) any payment made by the Company or any of its Restricted Subsidiaries to purchase, redeem, defease or otherwise acquire or retire any Capital Interests in the Company (including the conversion into, or exchange for, Debt, of any Capital Interests) other than any such Capital Interests owned by the Company or any Restricted Subsidiary (other than a payment made solely in Qualified Capital Interests in the Company);

(c) any payment made by the Company or any of its Restricted Subsidiaries (other than a payment made solely in Qualified Capital Interests in the Company) to redeem, repurchase, defease (including in substance or legal defeasance) or otherwise acquire or retire (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment, Debt of the Company or any Guarantor that is subordinate in right of payment to the Notes or Note Guarantees (excluding any Debt owed to the Company or any Restricted Subsidiary); except payments of principal and interest in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, within one year of the due date thereof;

(d) any Investment by the Company or a Restricted Subsidiary in any Person, other than a Permitted Investment; and

(e) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary.

“Restricted Subsidiary” means any Subsidiary (including any Foreign Subsidiary) that has not been designated as an “Unrestricted Subsidiary” in accordance with the Indenture.

“Sale and Leaseback Transaction” means any direct or indirect arrangement pursuant to which property is sold or transferred by the Company or a Restricted Subsidiary and is thereafter leased back as a capital lease by the Company or a Restricted Subsidiary.

“Securitization Entity” means a Wholly Owned Unrestricted Subsidiary of the Company that engages in no activities other than in connection with the financing of accounts receivable, chattel paper and related assets and that is designated by the Board of Directors of the Company (as provided below) as a Securitization Entity (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any other Restricted Subsidiary of the Company (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any other Restricted Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or assets of the Company or any other Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Company nor any other Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, and (c) to which neither the Company nor any Restricted Subsidiary of the Company (other than such entity) has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a copy of the Board Resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the foregoing provisions.

“Significant Subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X promulgated under the Securities Act, but shall not include any Unrestricted Subsidiary.

“Similar Business” means any business conducted or proposed to be conducted by the Company and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary which are reasonably customary in an accounts receivable securitization transaction as determined in good faith by the Company, including Guarantees by the Company or any Restricted Subsidiary of any of the foregoing obligations of the Company or a Restricted Subsidiary.

“Stated Maturity,” when used with respect to (i) any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal amount of such Note or such installment of interest is due and payable and (ii) any other Debt or any installment of interest thereon, means the date specified in the instrument governing such Debt as the fixed date on which the principal of such Debt or such installment of interest is due and payable.

“Subsidiary” means, with respect to any Person, any corporation, limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Interests therein is, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps, options or other equity derivatives, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing, whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Total Assets” means, with respect to any Person, the total assets of such Person and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Company or such other Person as may be expressly stated (excluding settlement assets, as shown on such balance sheet).

“Transactions” means (i) the offering of the Notes, (ii) the tendering for and purchasing or otherwise acquiring the 2015 Notes and consent solicitation and (iii) the payment of all fees and expenses related thereto, and the transactions related thereto.

“Treasury Management Agreements” means any and all agreements governing the provision of treasury or cash management services, including, deposit accounts, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other agreements related to treasury or cash management services.

“Treasury Rate” means with respect to the Notes, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to February 1, 2016; provided, however, that if the period from such redemption date to February 1, 2016 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Subsidiary” means:

(1) any Subsidiary designated as such by an Officers’ Certificate as set forth below where neither the Company nor any of its Restricted Subsidiaries (i) provides credit support for, or Guarantee of, any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt, but excluding, in the case of a Securitization Entity, any Standard Securitization Undertakings) or (ii) is directly or indirectly liable for any Debt of such Subsidiary or any Subsidiary of such Subsidiary (except, in the case of a Securitization Entity, any Standard Securitization Undertakings); and

(2) any Subsidiary of an Unrestricted Subsidiary.

“Voting Interests” means, with respect to any Person, securities of any class or classes of Capital Interests in such Person, taking into account the voting power of such securities, entitling the holders thereof generally to vote on the election of members of the Board of Directors or comparable body of such Person.

“Wholly Owned Restricted Subsidiary” of any Person means any Wholly Owned Subsidiary of such Person which at the time of determination is a Restricted Subsidiary of such Person.

“Wholly Owned Subsidiary” of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a Foreign Subsidiary, directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

The exchange notes to be issued in the exchange offer will be exchanged for our original notes that we issued on January 28, 2011. On that date, we issued $260.0 million aggregate principal amount of 6 5/8% Senior Notes due 2021. We issued the original notes in reliance upon an exemption from the registration requirements of the Securities Act. Concurrently, the initial purchasers of the original notes resold the original notes to investors believed to be “qualified institutional buyers” in reliance upon the exemption from registration provided by Rule 144A under the Securities Act and to non-U.S. persons in offshore transactions in reliance upon the exemption provided by Regulation S of the Securities Act. In connection with the sale of the original notes, we entered into a registration rights agreement with the initial purchasers of the original notes pursuant to which we agreed to:

•

file with the SEC a registration statement under the Securities Act with respect to the issuance of the exchange notes in an exchange offer within 180 days after the date of issuance of the original notes;

•	use commercially reasonable efforts to cause that registration statement to become effective under the Securities Act within 240 days after the date of issuance of the original notes; and

•	use commercially reasonable efforts to consummate the exchange offer within 30 business days after the effective date of the registration statement.

The foregoing description of the registration rights agreement is subject to, and qualified in its entirety by reference to, the registration rights agreement, a copy of which has been filed as an exhibit to our Current Report on Form 8-K filed with the SEC on February 3, 2011 and is incorporated by reference herein.

We are making the exchange offer in reliance on the position of the SEC as set forth in certain no-action letters. However, we have not sought our own no-action letter. Based upon these interpretations by the SEC, we believe that a holder of exchange notes who exchanges original notes for exchange notes in the exchange offer generally may offer the exchange notes for resale, sell the exchange notes and otherwise transfer the exchange notes without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act. This does not apply, however, to a holder who is our “affiliate” within the meaning of Rule 405 of the Securities Act. We also believe that a holder may offer, sell or transfer the exchange notes only if the holder acknowledges that the holder is acquiring the exchange notes in the ordinary course of its business and is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in a distribution of the exchange notes.

Any holder of the original notes using the exchange offer to participate in a distribution of exchange notes cannot rely on the no-action letters referred to above. In the event that our belief regarding resale is inaccurate, if you transfer exchange notes in violation of the prospectus delivery provisions of the Securities Act and without an exemption from registration under the federal securities laws, you may incur liability under these laws. We do not assume or indemnify you against this liability. Any broker-dealer who holds original notes acquired for its own account as a result of market-making activities or other trading activities and who receives exchange notes in exchange for such original notes pursuant to the exchange offer may be a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes. See “Plan of Distribution.”

Each broker-dealer that receives exchange notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The letter of transmittal states that by acknowledging and delivering a prospectus, a broker-dealer will not be considered to admit that it is an “underwriter” within the meaning of the Securities Act. We have agreed that, for a period of up to 180 days after the date this registration statement is declared effective, we will make this prospectus available to any broker-dealer upon request for use in connection with any such resale. See “Plan of Distribution.”

Except as described above, this prospectus may not be used for an offer to resell, resale or other transfer of exchange notes.

Any holder of original notes who is our affiliate, who would not acquire the exchange notes in the ordinary course of business, who intends to participate in the exchange offer for the purpose of distributing the exchange notes, or is a broker dealer who purchased the original notes directly from us:

•	will not be able to rely on the interpretations of the staff of the SEC set forth in the no-action letters described above; and

•

must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the exchange notes, unless the sale or transfer is made pursuant to an exemption from those requirements.

The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of original notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of such jurisdiction.

If we do not comply with the provisions described above, or if, in certain circumstances, we do not file a shelf registration statement within certain specified time periods, and in certain other circumstances, additional cash interest, or Liquidated Damages, will accrue on the affected notes. The rate of Liquidated Damages will be 0.25% per annum on the principal amount of the original notes for the first 90-day period immediately following the occurrence of the event requiring payment of Liquidated Damages, or the Registration Default, increasing by an additional 0.25% per annum, with respect to each subsequent 90-day period, up to a maximum amount of additional interest of 1.00% per annum on the principal amount of the original notes, until the earlier of (1) the date on which all Registration Defaults have been cured or (2) the date on which all the notes otherwise become freely transferable by holders other than our affiliates without further registration under the Securities Act.

Terms of the Exchange Offer

Upon the terms and subject to the conditions of the exchange offer, we will accept any and all original notes validly tendered prior to 5:00 p.m., New York City time, on the expiration date for the exchange offer. Promptly after the expiration date (unless extended as described in this prospectus), we will issue an aggregate principal amount of up to $260.0 million of exchange notes for a like principal amount of outstanding original notes tendered and accepted in connection with the exchange offer. The exchange notes issued in connection with the exchange offer will be delivered promptly after the expiration date. Holders may tender some or all of their original notes in connection with the exchange offer, but only in $1,000 increments of principal amount.

The terms of the exchange notes will be identical in all material respects to the terms of the original notes, except that the exchange notes will have been registered under the Securities Act and will be issued free from any covenant regarding registration, including the payment of additional interest upon a failure to file or have declared effective an exchange offer registration statement or to complete the exchange offer by certain dates. The exchange notes will evidence the same debt as the original notes and will be issued under the same indenture and entitled to the same benefits under that indenture as the original notes being exchanged. As of the date of this prospectus, $260.0 million in aggregate principal amount of the original notes were outstanding.

In connection with the issuance of the original notes, we arranged for the original notes purchased by qualified institutional buyers and those sold in reliance on Regulation S under the Securities Act to be issued and transferable in book-entry form through the facilities of The Depository Trust Company, or DTC, acting as depositary. Except as described under “Description of the Notes—Book-Entry, Delivery and Form,” exchange notes will be issued in the form of a global note registered in the name of DTC or its nominee and each beneficial owner’s interest in it will be transferable in book-entry form through DTC. See “Description of the Notes—Book-Entry, Delivery and Form.”

Holders of original notes do not have any appraisal or dissenters’ rights in connection with the exchange offer. Original notes which are not tendered for exchange or are tendered but not accepted in connection with the exchange offer will remain outstanding and be entitled to the benefits of the indenture under which such original notes were issued, but certain registration and other rights under the registration rights agreement relating to the original notes will terminate and holders of the original notes will generally not be entitled to any registration rights under the registration rights agreement. See “—Consequences to Holders of Original Notes Not Tendering in the Exchange Offer.”

We shall be considered to have accepted validly tendered original notes if and when we have given oral (to be followed by prompt written communication) or written notice to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us.

If any tendered original notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events described in this prospectus or otherwise, we will return the original notes, without expense, to the tendering holder promptly after the expiration date for the exchange offer.

Holders who tender original notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes on exchange of original notes in connection with the exchange offer. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. See “—Fees and Expenses.”

Consequences to Holders of Original Notes Not Tendering in the Exchange Offer

Issuance of the exchange notes in exchange for the original notes under the exchange offer will be made only after timely receipt by the exchange agent of a properly completed and duly executed letter of transmittal (or an agent’s message from DTC) and the certificate(s) representing such original notes (or confirmation of book-entry transfer), and all other required documents. Therefore, holders of the original notes desiring to tender such original notes in exchange for exchange notes should allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities of tenders of original notes for exchange. Original notes that are not tendered or that are tendered but not accepted by us will, following completion of the exchange offer, continue to be subject to the existing restrictions upon transfer thereof under the Securities Act, and, upon completion of the exchange offer, certain registration rights under the registration rights agreement will terminate.

In the event the exchange offer is completed, we generally will not be required to register the remaining original notes, subject to limited exceptions. Remaining original notes will continue to be subject to the following restrictions on transfer:

•

the remaining original notes may be resold only if registered pursuant to the Securities Act, if any exemption from registration is available, or if neither such registration nor such exemption is required by law; and

•	the remaining original notes will bear a legend restricting transfer in the absence of registration or an exemption.

We do not currently anticipate that we will register the remaining original notes under the Securities Act. To the extent that original notes are tendered and accepted in connection with the exchange offer, any trading market for remaining original notes could be adversely affected. See “Risk Factors—Risks Related to the Exchange Offer—If you fail to exchange your original notes, they will continue to be restricted securities and may become less liquid.”

Expiration Date; Extensions; Amendments

The expiration date for the exchange offer is 5:00 p.m., New York City time, on                    , 2011, the twenty-first full business day following commencement of the exchange offer, unless extended by us in our sole discretion, in which case the term “expiration date” shall mean the latest date and time to which the exchange offer is extended.

We reserve the right, in our sole discretion:

•

to delay accepting any original notes, to extend the exchange offer or to terminate the exchange offer if, in our reasonable judgment, any of the conditions described below shall not have been satisfied, by giving oral (to be followed by prompt written communication) or written notice of the delay, extension or termination to the exchange agent; or

•	to amend the terms of the exchange offer in any manner.

If we amend the exchange offer in a manner that we consider material, we will promptly disclose the amendment by means of a prospectus supplement and we will extend the exchange offer, if necessary, so that a period of at least five business days remain in the exchange offer following notice of the material change.

Without limiting the manner in which we may choose to make a public announcement of any delay, extension, amendment, or termination of the exchange offer, we will have no obligation to publish, advertise, or otherwise communicate that public announcement, other than by making a timely release to an appropriate news agency.

Upon satisfaction or waiver of all the conditions to the exchange offer, we will accept, promptly after the expiration date of the exchange offer, all original notes properly tendered and not properly withdrawn and will promptly issue the exchange notes. See “—Conditions to the Exchange Offer” below. For purposes of the exchange offer, we will be deemed to have accepted properly tendered original notes for exchange when, as and if we will have given oral or written notice of our acceptance to the exchange agent, with written confirmation of any oral notice to be given promptly thereafter.

Interest on the Exchange Notes

The exchange notes will bear interest at the rate of 6 5/8% per annum from the most recent date to which interest on the original notes has been paid or, if no interest has been paid on such original notes, from and including January 28, 2011. Interest will be payable semiannually in arrears on February 1 and August 1 of each year, commencing on August 1, 2011.

Conditions to the Exchange Offer

Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or to exchange any exchange notes for, any original notes and may terminate the exchange offer as provided in this prospectus before the acceptance of the original notes, if prior to the expiration date:

•

any action or proceeding is instituted or threatened in any court or by or before any governmental agency relating to the exchange offer which, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer or the contemplated benefits of the exchange offer to us, or any material adverse development has occurred in any existing action or proceeding relating to us or any of our subsidiaries;

•

any change, or any development involving a prospective change, in our business or financial affairs or any of our subsidiaries has occurred which, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us;

•

any law, statute, rule, regulation or interpretation by the staff of the SEC is proposed, adopted or enacted which in our reasonable judgment might materially impair our ability to proceed with the exchange offer;

•

any governmental or regulatory approval has not been obtained, which approval we, in our reasonable discretion, consider necessary for the completion of the exchange offer as contemplated by this prospectus; or

•	any material adverse change has occurred in the securities or finance markets in the United States.

If we determine in our reasonable discretion that any of the above conditions are not satisfied, we may (i) refuse to accept any original notes and return all tendered original notes to the tendering holders, (ii) extend the exchange offer and retain all original notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders to withdraw those original notes (see “—Withdrawal of Tenders”) or (iii) waive the unsatisfied conditions with respect to the exchange offer and accept all properly tendered original notes which have not been withdrawn.

Procedures for Tendering

Unless the tender is being made in book-entry form, to tender in the exchange offer, a holder must:

•	complete, sign and date the letter of transmittal, or a facsimile of it, in accordance with its instructions;

•	have the signatures guaranteed if required by the letter of transmittal; and

•

mail or otherwise deliver the signed letter of transmittal or the signed facsimile, the original notes and any other required documents to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.

Any financial institution that is a participant in DTC’s Book-Entry Transfer Facility system may make book-entry delivery of the original notes by causing DTC to transfer the original notes into the exchange agent’s account. To validly tender original notes through DTC, the financial institution that is a participant in DTC will electronically transmit its acceptance through the Automatic Tender Offer Program. DTC will then edit and verify the acceptance, execute a book-entry transfer of the tendered original notes into the applicable account of the exchange agent at DTC and then send to the exchange agent confirmation of such book-entry transfer. The confirmation of such book-entry transfer will include an agent’s message stating that DTC has received an express acknowledgment from the participant in DTC tendering the original notes that the participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce the terms of the letter of transmittal against the participant. A tender of original notes through a book-entry transfer into the exchange agent’s account will only be effective if an agent’s message or the letter of transmittal (or facsimile) with any required signature guarantees and any other required documents are transmitted to and received or confirmed by the exchange agent at the address set forth below under the caption “Exchange Agent,” prior to 5:00 p.m., New York City time, on the expiration date unless the guaranteed delivery procedures described below under “—Guaranteed Delivery Procedures” are complied with. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

The method of delivery of original notes and the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holders. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before the expiration date. No letter of transmittal or original notes should be sent to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the tenders for such holders.

Any beneficial owner whose original notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on behalf of the beneficial owner. If the beneficial owner wishes to tender on that owner’s own behalf, the owner must, prior to completing and executing the letter of transmittal and delivery of such owner’s original notes, either make appropriate arrangements to register ownership of the original notes in the owners’ name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Signature on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act, unless the original notes tendered pursuant thereto are tendered:

•	by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible guarantor institution.

In the event that signatures on a letter or transmittal or a notice of withdrawal are required to be guaranteed, such guarantee must be by:

•	a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority;

•	a commercial bank or trust company having an office or correspondent in the United States; or

•	an “eligible guarantor institution.”

If the letter of transmittal is signed by a person other than the registered holder of any original notes, the original notes must be endorsed by the registered holder or accompanied by a properly completed bond power, in each case signed or endorsed in blank by the registered holder.

If the letter of transmittal or any original notes or bond powers are signed or endorsed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by us, submit evidence satisfactory to us of their authority to act in that capacity with the letter of transmittal.

We will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance and withdrawal of tendered original notes in our sole discretion. We reserve the absolute right to reject any and all original notes not properly tendered or any original notes whose acceptance by us would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to any particular original notes either before or after the expiration date. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of original notes must be cured within a time period we will determine. Although we intend to request the exchange agent to notify holders of defects or irregularities relating to tenders of original notes, neither we, the exchange agent nor any other person will have any duty or incur any liability for failure to give such notification. Tenders of original notes will not be considered to have been made until such defects or irregularities have been cured or waived. Any original notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, promptly following the expiration date.

In addition, we reserve the right, as set forth above under the caption “—Conditions to the Exchange Offer,” to terminate the exchange offer.

Effect of Tendering Original Notes

By tendering original notes pursuant to the exchange offer, you will be representing and acknowledging to us that, among other things:

•

you have full power and authority to tender, sell, assign and transfer the original notes you are tendering and that we will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by us;

•	you are acquiring the exchange notes in the ordinary course of your business;

•

if you are a broker-dealer, that you will receive exchange notes for your own account in exchange for original notes that were acquired as a result of market-making or other trading activities, and that you will deliver a prospectus in connection with any resale of such exchange notes (see “Plan of Distribution”);

•	you do not have an arrangement or understanding with anyone to participate in a distribution of the exchange notes; and

•	you are not our affiliate or an affiliate of any subsidiary guarantor within the meaning of Rule 405 under the Securities Act.

The tender of original notes by a holder and our acceptance thereof will constitute an agreement between the holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal or exchange agent’s message.

Guaranteed Delivery Procedures

If you wish to tender your original notes and (i) your original notes are not immediately available, (ii) you cannot deliver your original notes, the letter of transmittal or any other required documents to the exchange agent prior to the expiration of the exchange offer or (iii) you cannot complete the procedures for book-entry transfer prior to the expiration of the exchange offer, you may effect a tender if:

•	the tender is made through an eligible guarantor institution, which is defined above under “—Procedures for Tendering”;

•

prior to the expiration of the exchange offer, the exchange agent receives from the eligible guarantor institution a properly completed and duly executed notice of guaranteed delivery, in substantially the same form as the notice of guaranteed delivery accompanying this prospectus, by facsimile transmission, mail or hand delivery setting forth the name and address of the holder, the certificate number(s) of the original notes, if any, and the principal amount of original notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile thereof properly completed and duly executed, with any required signature guarantee, or, in lieu thereof, an agent’s message from DTC, together with the certificate(s) representing the original notes or a confirmation of book-entry transfer of the original notes into the exchange agent’s account at DTC, and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent; and

•

the properly completed and duly executed letter of transmittal or facsimile thereof with any required signature guarantee, or in lieu thereof, an agent’s message from DTC, as well as the certificate(s) representing all tendered original notes in proper form for transfer or a confirmation of book-entry transfer of the original notes into the exchange agent’s account at DTC, and all other documents required by the letter of transmittal are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

Withdrawal of Tenders

Except as otherwise provided herein, tenders of original notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

To withdraw a tender of original notes in connection with the exchange offer, a written or facsimile transmission notice of withdrawal, in substantially the same form as the notice of withdrawal accompanying this prospectus, must be received by the exchange agent at its address set forth herein prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

•	specify the name of the person who deposited the original notes to be withdrawn;

•	identify the original notes to be withdrawn (including the certificate number(s), if any, and principal amount of such original notes);

•

be signed by the depositor in the same manner as the original signature on the letter of transmittal by which such original notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the trustee register the transfer of such original notes into the name of the person withdrawing the tender; and

•	specify the name in which any such original notes are to be registered, if different from that of the depositor.

If original notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn original notes or otherwise comply with DTC’s procedures. We will determine all questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices. Any original notes so withdrawn will be considered not to have been validly tendered for purposes of the exchange offer, and no exchange notes will be issued unless the original notes withdrawn are validly re-tendered. Any original notes which have been tendered but which are not accepted for exchange or which are withdrawn will be returned to the holder without cost to such holder promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn original notes may be re- tendered by following one of the procedures described above under “—Procedures for Tendering” at any time prior to the expiration date.

Exchange Agent

Wells Fargo Bank, National Association has been appointed as exchange agent in connection with the exchange offer. Questions and requests for assistance, as well as requests for additional copies of this prospectus or of the letter of transmittal, should be directed to the exchange agent addressed as follows:

By registered mail or certified mail:	By regular mail or overnight courier:	By hand:
Wells Fargo Bank, N.A. MAC -N9303-121 Corporate Trust Operations P.O. Box 1517 Minneapolis, MN 55480-1517	Wells Fargo Bank, N.A. MAC -N9303-121 Corporate Trust Operations Sixth Street & Marquette Avenue Minneapolis, MN 55479	Wells Fargo Bank, N.A. Northstar East Building - 12th floor Corporate Trust Services 608 Second Avenue South Minneapolis, MN 55402

By facsimile (eligible institutions only): (612) 667-6282

Telephone Inquiries: (800) 344-5128

Delivery of the letter of transmittal to an address other than as listed above or transmission via facsimile other than as listed above will not constitute a valid delivery of the letter of transmittal. Originals of all documents sent by facsimile should be sent promptly by registered or certified mail, by hand or overnight delivery service.

Fees and Expenses

We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer. We will pay certain other expenses to be incurred in connection with the exchange offer, including the fees and expenses of the exchange agent and certain accounting and legal fees.

Holders who tender their original notes for exchange will not be obligated to pay transfer taxes. If, however:

•	exchange notes are to be delivered to, or issued in the name of, any person other than the registered holder of the original notes tendered;

•	tendered original notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of original notes in connection with the exchange offer;

then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption from them is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to the tendering holder.

Accounting Treatment

The exchange notes will be recorded at the same carrying value as the original notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the exchange offer. The expenses of the exchange offer that we pay will increase our deferred financing costs in accordance with generally accepted accounting principles.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of material United States federal income tax consequences relevant to the exchange of original notes for the exchange notes and the ownership and disposition of the exchange notes by the beneficial owners thereof, or the holders. This discussion is limited to the tax consequences to the holders of exchange notes who acquire the exchange notes in exchange for original notes that were acquired at the issue price within the meaning of Section 1273 of the Internal Revenue Code of 1986, as amended, or the Code, and does not address the tax consequences to holders who acquire their exchange notes in exchange for subsequently purchased original notes or to subsequent purchasers of exchange notes. This summary does not purport to be a complete analysis of all of the potential United States federal income tax consequences relating to the exchange of original notes for the exchange notes and the ownership and disposition of the exchange notes, nor does this summary describe any federal estate tax consequences. There can be no assurance that the Internal Revenue Service, or the IRS, will take a similar view of the tax consequences described herein. Furthermore, this discussion does not address all aspects of taxation that might be relevant to particular holders in light of their individual circumstances. For instance, this discussion does not address the alternative minimum tax provisions of the Code or special rules applicable to certain categories of holders (including dealers in securities or foreign currencies, insurance companies, real estate investment trusts, regulated investment companies, financial institutions, tax-exempt entities, holders whose functional currency is not the United States dollar and, except, to the extent discussed below, foreign holders (as defined below)) or to holders who hold the exchange notes as part of a hedge, conversion or constructive sale transaction or other risk reduction transaction.

This discussion is based on the provisions of the Code, the Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect as of the date hereof and all of which are subject to change (possibly with retroactive effect). The discussion below assumes that holders hold the exchange notes as capital assets within the meaning of Section 1221 of the Code.

If a partnership, or an entity treated as a partnership for United States federal income tax purposes, holds any exchange notes, the tax treatment of such entity and each partner will generally depend on the status of the partner and the activities of the partnership. Partnerships and their partners should consult their tax advisors regarding the tax consequences of owning exchange notes.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT SUCH INVESTOR’S TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF AN ACQUISITION OF EXCHANGE NOTES IN LIGHT OF SUCH INVESTOR’S PARTICULAR TAX SITUATION, INCLUDING THE APPLICATION AND EFFECT OF THE CODE, AS WELL AS STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

Tax Consequences to United States Holders

The following summary is a general description of material United States federal income tax consequences applicable to a “United States holder.” For the purpose of this discussion, “United States holder” means a holder of an exchange note, which holder is for United States federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation, or other entity treated as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof (including the District of Columbia), (iii) an estate, the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust, if (A) the administration of the trust is subject to the primary supervision of a court within the United States and one or more United States persons has the authority to control all substantial decisions of the trust, or (B) it was in existence on August 20, 1996, and has a valid election in place to be a United States person.

Payments of Interest

Interest paid on an exchange note will generally be taxable to a United States holder as ordinary interest income at the time the interest accrues or is received in accordance with the United States holder’s method of accounting for United States federal income tax purposes.

Sale, Exchange, Redemption or Retirement of the Notes: General

In general, upon the sale, exchange, redemption or retirement of an exchange note, a United States holder will recognize capital gain or loss equal to the difference between the amount realized on such sale, exchange, redemption or retirement (not including any amount attributable to accrued but unpaid interest that the United States holder has not already included in gross income) and such holder’s adjusted tax basis in the exchange note. To the extent attributable to accrued but unpaid interest that the United States holder has not already included in gross income, the amount recognized by the United States holder will be treated as a payment of interest. See “—Tax Consequences to United States Holders—Payments of Interest” above.

The excess of net long-term capital gains over net short-term capital losses is subject to tax at a lower rate for noncorporate taxpayers. Noncorporate taxpayers are generally subject to a maximum tax rate of 15% (for all taxable years ending on or before December 31, 2012) on capital gain realized on the disposition of a capital asset (including an exchange note) held for more than one year. The distinction between capital gain or loss and ordinary income or loss is also relevant for purposes of, among other things, limitations on the deductibility of capital losses.

Exchange Offer

The exchange of an original note for an exchange note pursuant to the exchange offer will not be taxable to the exchanging holder for United States federal income tax purposes. As a result, an exchanging holder:

•	will not recognize any gain or loss on the exchange;

•	will have a holding period for the exchange note that includes the holding period for the original note exchanged therefor;

•	will have an adjusted tax basis in the exchange note equal to its adjusted tax basis in the original note exchanged therefor; and

•	will experience tax consequences upon a subsequent sale, exchange, redemption or retirement of an exchange note as described above.

The exchange offer is not expected to result in any material United States federal income tax consequences to a nonexchanging holder.

Tax Consequences to Foreign Holders

The following summary is a general description of material United States federal income tax consequences to a “foreign holder”. A “foreign holder” means, for purposes of this discussion, a holder (other than a partnership, or other entity treated as a partnership for United States federal income tax purposes) that is not a United States holder. Special rules may apply to certain foreign holders such as “controlled foreign corporations,” “passive foreign investment companies” and certain United States individuals that are expatriates and such foreign holders should consult their tax advisors.

Interest

Assuming that a foreign holder’s interest income on an exchange note is not effectively connected with the conduct by such holder of a trade or business in the United States, payments of interest on such exchange note by us or any paying agent to a foreign holder will not be subject to United States federal income tax or withholding tax, provided that:

•	such holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	such holder is not, for United States federal income tax purposes, a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

•

such holder is not a bank receiving interest “on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business” within the meaning of Section 881(c)(3)(A) of the Code; and

•	the certification requirements under Code Section 871(h) or 881(c) and Treasury Regulations thereunder (summarized below) are met.

Payments of interest on an exchange note that do not satisfy all of the foregoing requirements are generally subject to United States federal income tax and withholding tax at a flat rate of 30% (or a lower applicable treaty rate, provided certain certification requirements are met).

Except to the extent otherwise provided under an applicable tax treaty, a foreign holder generally will be subject to United States federal income tax in the same manner as a United States holder with respect to interest that is effectively connected with a United States trade or business conducted by the foreign holder. Effectively connected interest income received by a corporate foreign holder may also, under certain circumstances be subject to an additional “branch profits tax” at a 30% rate, or, if applicable, a lower treaty rate. Such effectively connected interest income will not be subject to withholding tax if the foreign holder delivers an IRS Form W-8ECI to the payor.

Repayment of Principal and Realized Gain

In general, a foreign holder of an exchange note will not be subject to United States federal withholding tax on the receipt of payments of principal on the exchange note, and a foreign holder will not be subject to United States federal income tax on any gain realized on the sale, exchange, redemption, retirement or other disposition of such exchange note, or receipt of principal, unless:

•	such foreign holder is a nonresident alien individual who is present in the United States for 183 or more days in the taxable year of disposition and certain other conditions are met;

•	the foreign holder is required to pay tax pursuant to the provisions of United States tax law applicable to certain United States expatriates; or

•

the gain is effectively connected with the conduct of a United States trade or business of or, if a tax treaty applies, is attributable to a United States permanent establishment of, the foreign holder.

Under Code Sections 871(h) and 881(c) and the underlying Treasury Regulations, in order to obtain the exemption from withholding tax described in “—Tax Consequences to Foreign Holders—Interest” and “—Repayment of Principal and Realized Gain” above, either (i) the holder of an exchange note must provide its name and address, and certify, under penalties of perjury, to us or the paying agent, as the case may be, that such holder is a foreign holder or (ii) the holder holds the exchange notes through certain intermediaries and such holder satisfies the certification requirements of applicable Treasury Regulations. Special certification rules apply to holders that are pass-through entities for United States federal income tax purposes. In general, a certificate described in this paragraph is effective only with respect to payments of interest made to the certifying foreign holder after issuance of the certificate in the calendar year of its issuance and the two immediately succeeding calendar years. Under Treasury Regulations, the foregoing certification may be provided by the holder of an exchange note on IRS Form W-8BEN, W-8IMY or W-8EXP, as applicable.

Federal withholding tax is not an additional tax. Rather, any amounts withheld from a payment to a holder are generally allowed as a credit against the affected foreign holder’s United States federal income tax liability.

Backup Withholding and Information Reporting

Under current United States federal income tax law, backup withholding at specified rates (currently 28%) and information reporting requirements apply to certain payments of principal and interest made to, and to the proceeds of sale before maturity by, certain holders.

In the case of a noncorporate United States holder, information reporting requirements will apply to payments of principal or interest made by us or any paying agent thereof on an exchange note. The payor will be required to withhold backup withholding tax if:

•	a holder fails to furnish its Taxpayer Identification Number, or TIN (which, for an individual, is his Social Security number) to the payor in the manner required;

•	a holder furnishes an incorrect TIN and the payor is so notified by the IRS;

•	the payor is notified by the IRS that such holder has failed to properly report payments of interest or dividends; or

•

under certain circumstances, a holder fails to certify, under penalties of perjury, that it has furnished a correct TIN, is a United States person, and has not been notified by the IRS that it is subject to backup withholding for failure to report interest or dividend payments.

Backup withholding and information reporting do not apply with respect to payments made to certain exempt recipients, including entities treated as corporations for United States federal income tax purposes. United States holders should consult their tax advisors regarding their qualification for exemption from backup withholding and information reporting, and the procedure for obtaining such an exemption if applicable.

In the case of a foreign holder, under currently applicable Treasury Regulations, backup withholding and information reporting will not apply to payments of principal or interest made by us or any paying agent thereof on an exchange note (absent actual knowledge or reason to know that the holder is actually a United States holder) if such holder has provided the required certification under penalties of perjury that it is not a United States holder or has otherwise established an exemption. If such holder provides the required certification, such holder may nevertheless be subject to withholding of United States federal income tax as described above under “—Tax Consequences to Foreign Holders.” The rules regarding withholding, backup withholding and information reporting for foreign holders are complex, may vary depending on a foreign holder’s particular situation and are subject to change. In addition, special rules apply to certain types of foreign holders, including partnerships, trusts and other entities treated as pass-through entities for United States federal income tax purposes. Accordingly, foreign holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption if applicable.

Backup withholding is not an additional tax. Any amounts withheld from a payment to a holder under the backup withholding rules will be allowed as a credit against such holder’s United States federal income tax liability and may entitle such holder to a refund, provided that certain required information is furnished to the IRS.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired as a result of market-making or other trading activities. We have agreed that, for a period of up to 180 days after the date this registration statement is declared effective, we will make this prospectus available to any broker-dealer upon request for use in connection with any such resale.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Until the earlier of (i) 180 days after the date this registration statement becomes effective, (ii) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities and (iii) such shorter period as will terminate when all transfer restricted securities covered by such registration statement have been sold pursuant thereto, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. Pursuant to the registration rights agreement, we have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the notes) and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the exchange notes and related guarantees offered hereby will be passed upon for us by McDermott Will & Emery LLP, New York, New York. In rendering its opinion, McDermott Will & Emery LLP will rely upon the opinion of Todd L. Wiseley, our General Counsel, Senior Vice President, Administration and Secretary, as to all matters governed by the laws of the State of Michigan. Mr. Wiseley beneficially owned as of May 18, 2011 approximately 64,896 shares of our common stock, which includes 52,325 shares of our common stock subject to currently exercisable options or options exercisable within 60 days.

EXPERTS

Our consolidated balance sheets as of December 31, 2010 and 2009, and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2010 and the related financial statement schedule, incorporated in this prospectus by reference from our Annual Report on Form 10-K and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports dated March 1, 2011, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

$260,000,000

VALASSIS COMMUNICATIONS, INC.

Offer To Exchange

6  5/8% Senior Notes due 2021, which have been registered under the Securities Act,

for

a like principal amount of outstanding, unregistered 6 5/8% Senior Notes due 2021

PROSPECTUS

                    , 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

(a)	Registrants incorporated under Delaware Law

Valassis Communications, Inc., MailCoups, Inc., MailCoups Direct, Inc., NCH Marketing Services, Inc., NCH NuWorld Spain Inc., Perimeter Marketing Company, Promotion Watch, Inc., Valassis Coupon Clearing, Inc., Valassis Data Management, Inc., Valassis Direct Mail, Inc., Valassis Interactive, Inc., Valassis International, Inc., Valassis In-Store Solutions, Inc., Valassis Manufacturing Company, Valassis Sales & Marketing Services, Inc. and VCI Enterprises, Inc. are each corporations organized under the laws of the State of Delaware.

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify the person serving in that capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses which the Delaware Court of Chancery or such other court shall deem proper. The provisions regarding indemnification and advancement of expenses under Section 145 of the DGCL will not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, stockholders’ or disinterested directors’ vote or otherwise.

As permitted by Section 102(b)(7) of the DGCL, Valassis’ restated certificate of incorporation includes a provision, in substance, eliminating the personal liability of a director of the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (i) for any breach of the director’s duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption); or (iv) for any transaction from which the director derived an improper personal benefit.

As permitted by Section 145(e) of the DGCL, Valassis’ restated certificate of incorporation and amended and restated by-laws provide, in substance, that Valassis shall indemnify its directors and officers, and, to the extent its board at any time authorizes, incorporators, employees or agents, as such, to the fullest extent permitted by applicable law, and that expenses reasonably incurred by any officer or director or other person entitled to indemnification in connection with a threatened or actual action or proceeding shall be advanced or promptly reimbursed by Valassis in advance of the final disposition of the action or proceeding, provided that, if required to do so under the DGCL, Valassis receive an undertaking by or on behalf of the officer or director or other person to repay the amount if and to the extent that it is ultimately determined by final judicial decision from which there is no further right of appeal that the officer or director or other person is not entitled to indemnification.

The charter documents of each of MailCoups, Inc., MailCoups Direct, Inc., NCH Marketing Services, Inc., NCH NuWorld Spain Inc., Perimeter Marketing Company, Promotion Watch, Inc., Valassis Coupon Clearing, Inc., Valassis Data Management, Inc., Valassis Direct Mail, Inc., Valassis Interactive, Inc., Valassis International, Inc., Valassis In-Store Solutions, Inc., Valassis Manufacturing Company, Valassis Sales & Marketing Services, Inc. and VCI Enterprises, Inc. (collectively, the “Delaware Subsidiary Guarantor Corporations”) include a provision, in substance, eliminating the personal liability of a director of the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (i) for any breach of the director’s duty of loyalty to the Company or our stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption); or (iv) for any transaction from which the director derived an improper personal benefit. In addition, the charter documents of each of MailCoups Direct, Inc., Valassis International, Inc., Valassis In-Store Solutions, Inc. and Valassis Manufacturing Company include a provision, in substance, indemnifying directors to the fullest extent permitted by Section 145 of the DGCL.

The by-laws of each of the Delaware Subsidiary Guarantor Corporations provides, in substance, that each Delaware Subsidiary Guarantor Corporation will indemnify the directors, officers, and any and all other persons whom it has the power to indemnify, from and against any and all of the expenses, liabilities or other matters referred to in the DGCL, subject to certain exceptions and approvals.

(b)	Registrant formed under the Delaware Limited Liability Company Act

Valassis Relationship Marketing Systems, LLC is a limited liability company formed under the laws of the State of Delaware.

Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to any standards and restrictions, if any, set forth in a company’s limited liability company agreement, a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The Limited Liability Company Agreement of Valassis Relationship Marketing Systems, LLC provides for the indemnification of any member, manager, or his, her or its agents and successors, to the fullest extent authorized by the Delaware Limited Liability Company Act.

(c)	Registrant formed under the Michigan Limited Liability Company Act

VC Holdings, LLC is a limited liability company formed under the laws of the State of Michigan.

Section 450.4408 of the Michigan Limited Liability Company Act permits a limited liability company to indemnify and hold harmless a manager from and against any and all losses, expenses, claims, and demands sustained by reason of any acts or omissions or alleged acts or omissions as a manager, including judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which the person is a party or threatened to be made a party because he or she is or was a manager, to the extent provided for in an operating agreement or in a contract with the person, or to the fullest extent permitted by agency law subject to any restriction in an operating agreement or contract, except that the company may not indemnify any person for any of the following: (a) the receipt of a financial benefit to which the manager is not entitled; (b) liability under section 450.4308; and (c) a knowing violation of law.

Section 450.4404 of the Michigan Limited Liability Company Act provides that a manager shall not be liable for an action taken as a manager or the failure to take an action if such manager performs the duties of his or her office in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances and in a manner he or she reasonably believes to be in the best interests of the limited liability company. Section 450.4401 of the Michigan Limited Liability Company Act provides that, if the management of the company is vested in the members, the members have, and are subject to, all duties and liabilities of managers and to all limitations on liability and indemnification rights of managers.

The Articles of Organization VC Holdings, LLC are silent as to indemnification. The operating agreement of VC Holdings, LLC provides that the monetary liability of the member for breach of any duty established under Section 450.4404 of the Michigan Limited Liability Company Act is limited to the fullest extent permitted by the Michigan Limited Liability Company Act. VC Holdings, LLC will indemnify and hold harmless the member from and against any and all losses, expenses, claims, and demands sustained by reason of any acts or omissions or alleged acts or omissions of the member, including judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which the member is a party or threatened to be made a party because the person is or was a member to the fullest extent permitted by law or contract and not subject to any restriction by the operating agreement.

Item 21.	Exhibits and Financial Statement Schedules.

(a)	The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 5, 2006, by and among Valassis Communications, Inc., ADVO, Inc. and Michigan Acquisition Corporation (incorporated by reference to Exhibit 2.1 to Valassis’ 8-K (SEC File No. 001-10991) filed on July 10, 2006).

2.2	Amendment No. 1, dated as of December 18, 2006, to the Agreement and Plan of Merger, dated as of July 5, 2006, by and among Valassis Communications, Inc., Michigan Acquisition Corporation and ADVO, Inc. (incorporated by reference to Exhibit 2.1 to Valassis’ 8-K (SEC File No. 001-10991) filed on December 20, 2006).

3.1

Restated Certificate of Incorporation of Valassis Communications, Inc. (incorporated by reference to Exhibit 3.1 to Valassis’ Registration Statement on Form S-1 (No. 33-45189) filed on

January 21, 1992).

3.2	Amended and Restated By-laws of Valassis Communications, Inc. (incorporated by reference to Exhibit 3.1 to Valassis’ Form 8-K (SEC File No. 001-10991) filed on March 5, 2008).

3.3*	Amended and Restated Certificate of Incorporation of MailCoups, Inc.

3.4	By-laws of MailCoups, Inc. (incorporated by reference to Exhibit 3.12 to Valassis’ Registration Statement on Form S-4 (No. 333-144136) filed on June 28, 2007).

3.5	Certificate of Incorporation of MailCoups Direct, Inc. (incorporated by reference to Exhibit 3.13 to Valassis’ Registration Statement on Form S-4 (No. 333-144136) filed on June 28, 2007).

3.6	By-laws of MailCoups Direct, Inc. (incorporated by reference to Exhibit 3.14 to Valassis’ Registration Statement on Form S-4 (No. 333-144136) filed on June 28, 2007).

3.7	Amended and Restated Certificate of Incorporation of NCH Marketing Services, Inc. (incorporated by reference to Exhibit 3.19 to Valassis’ Registration Statement on Form S-4 (No. 333-144136) filed on June 28, 2007).

3.8	By-laws of NCH Marketing Services, Inc. (incorporated by reference to Exhibit 3.20 to Valassis’ Registration Statement on Form S-4 (No. 333-144136) filed on June 28, 2007).

3.9	Certificate of Incorporation of NCH NuWorld Spain Inc. (incorporated by reference to Exhibit 3.23 to Valassis’ Registration Statement on Form S-4 (No. 333-144136) filed on June 28, 2007).

3.10	Amended and Restated By-laws of NCH NuWorld Spain Inc. (incorporated by reference to Exhibit 3.24 to Valassis’ Registration Statement on Form S-4 (No. 333-144136) filed on June 28, 2007).

3.11*	Amended and Restated Certificate of Incorporation of Perimeter Marketing Company.

3.12*	By-laws of Perimeter Marketing Company.

3.13	Certificate of Incorporation of Promotion Watch, Inc. (incorporated by reference to Exhibit 3.25 to Valassis’ Registration Statement on Form S-4 (No. 333-144136) filed on June 28, 2007).

3.14	By-laws of Promotion Watch, Inc. (incorporated by reference to Exhibit 3.26 to Valassis’ Registration Statement on Form S-4 (No. 333-144136) filed on June 28, 2007).

3.15

Certificate of Incorporation of Valassis Coupon Clearing, Inc., as corrected by Certificate of Correction. (incorporated by reference to Exhibit 3.37 to Valassis’ Registration Statement on

Form S-4 (No. 333-144136) filed on June 28, 2007).

Exhibit No.	Description

3.16	By-laws of Valassis Coupon Clearing, Inc. (incorporated by reference to Exhibit 3.38 to Valassis’ Registration Statement on Form S-4 (No. 333-144136) filed on June 28, 2007).

3.17	Certificate of Incorporation of Valassis Data Management, Inc. (incorporated by reference to Exhibit 3.39 to Valassis’ Registration Statement on Form S-4 (No. 333-144136) filed on June 28, 2007).

3.18	By-laws of Valassis Data Management, Inc. (incorporated by reference to Exhibit 3.40 to Valassis’ Registration Statement on Form S-4 (No. 333-144136) filed on June 28, 2007).

3.19*	Restated Certificate of Incorporation of Valassis Direct Mail, Inc., as amended.

3.20	Restated By-laws of Valassis Direct Mail, Inc. (incorporated by reference to Exhibit 3.4 to Valassis’ Registration Statement on Form S-4 (No. 333-144136) filed on June 28, 2007).

3.21*	Certificate of Incorporation of Valassis Interactive, Inc., as amended.

3.22	By-laws of Valassis Interactive, Inc. (incorporated by reference to Exhibit 3.34 to Valassis’ Registration Statement on Form S-4 (No. 333-144136) filed on June 28, 2007).

3.23	Certificate of Incorporation of Valassis International, Inc. (incorporated by reference to Exhibit 3.41 to Valassis’ Registration Statement on Form S-4 (No. 333-144136) filed on June 28, 2007).

3.24	By-laws of Valassis International, Inc. (incorporated by reference to Exhibit 3.42 to Valassis’ Registration Statement on Form S-4 (No. 333-144136) filed on June 28, 2007).

3.25*	Certificate of Incorporation of Valassis In-Store Solutions, Inc.

3.26*	By-laws of Valassis In-Store Solutions, Inc.

3.27	Certificate of Incorporation of Valassis Manufacturing Company (incorporated by reference to Exhibit 3.43 to Valassis’ Registration Statement on Form S-4 (No. 333-144136) filed on June 28, 2007).

3.28	By-laws of Valassis Manufacturing Company (incorporated by reference to Exhibit 3.44 to Valassis’ Registration Statement on Form S-4 (No. 333-144136) filed on June 28, 2007).

3.29	Certificate of Formation of Valassis Relationship Marketing Systems, LLC, as amended (incorporated by reference to Exhibit 3.45 to Valassis’ Registration Statement on Form S-4 (No. 333-144136) filed on June 28, 2007).

3.30

Amended and Restated Limited Liability Company Agreement of Valassis Relationship Marketing Systems, LLC (incorporated by reference to Exhibit 3.46 to Valassis’ Registration Statement on

Form S-4 (No. 333-144136) filed on June 28, 2007).

3.31	Certificate of Incorporation of Valassis Sales & Marketing Services, Inc., as amended (incorporated by reference to Exhibit 3.47 to Valassis’ Registration Statement on Form S-4 (No. 333-144136) filed on June 28, 2007).

3.32	By-laws of Valassis Sales & Marketing Services, Inc. (incorporated by reference to Exhibit 3.48 to Valassis’ Registration Statement on Form S-4 (No. 333-144136) filed on June 28, 2007).

3.33*	Articles of Organization of VC Holdings, LLC.

3.34*	Operating Agreement of VC Holdings, LLC.

3.35	Certificate of Incorporation of VCI Enterprises, Inc. (incorporated by reference to Exhibit 3.35 to Valassis’ Registration Statement on Form S-4 (No. 333-144136) filed on June 28, 2007).

3.36	By-laws of VCI Enterprises, Inc. (incorporated by reference to Exhibit 3.36 to Valassis’ Registration Statement on Form S-4 (No. 333-144136) filed on June 28, 2007).

Exhibit No.	Description

4.1	Certificate of Designations of Preferred Stock of Valassis Communications, Inc. filed with the Office of the Secretary of State of Delaware on September 21, 1999, Authentication No. 9983607 (incorporated by reference to Exhibit (4) to Valassis’ Form 8-K (SEC File No. 001-10991) filed on September 23, 1999).

4.2	Indenture dated as of May 22, 2003, between Valassis Communications, Inc. and BNY Midwest Trust Company, as trustee, relating to the Senior Convertible Notes due 2033 (incorporated by reference to Exhibit 4.1 to Valassis’ Registration Statement on Form S-3 (SEC File No. 333-107787) filed August 8, 2003).

4.3	First Supplemental Indenture, dated as of March 2, 2007, between Valassis Communications, Inc. and BNY Midwest Trust Company, as trustee, to the Indenture, dated as of May 22, 2003 (incorporated by reference to Exhibit 4.4 to Valassis’ Form 8-K (SEC File No. 001-10991) filed on March 8, 2007).

4.4	Indenture, dated as of January 28, 2011, by and among Valassis Communications, Inc., the Subsidiary Guarantors named therein and Wells Fargo Bank, National Association, as trustee, relating to the 6 5/8% Senior Notes due 2021 (incorporated by reference to Exhibit 4.1 to Valassis’ Form 8-K (SEC File No. 001-10991) filed on February 3, 2011).

4.5	Registration Rights Agreement, dated as of January 28, 2011, by an among Valassis Communications, Inc., the Subsidiary Guarantors named therein and Merrill Lynch, Pierce, Fenner and Smith Incorporated, as representative of the initial purchasers (incorporated by reference to Exhibit 4.2 to Valassis’ Form 8-K (SEC File No. 001-10991) filed on February 3, 2011).

5.1*	Opinion of McDermott Will & Emery LLP.

5.2*	Opinion of Todd L. Wiseley, General Counsel of Valassis Communications, Inc.

12.1*	Statement of Computation of Ratio of Earnings to Fixed Charges.

23.1*	Consent of McDermott Will & Emery LLP (included in Exhibit 5.1).

23.2*	Consent of Todd L. Wiseley (included in Exhibit 5.2).

23.3*	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

24.1*	Powers of Attorney (included in the signature pages to this Registration Statement).

25.1*	Statement of Eligibility of Trustee on Form T-1.

99.1*	Form of Letter of Transmittal.

99.2*	Form of Notice of Guaranteed Delivery.

99.3*	Form of Notice of Withdrawal.

99.4*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.5*	Form of Letter to Clients.

*	Filed herewith.

Item 22.	Undertakings.

(a)	Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, or the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the United States Securities and Exchange Commission, or the SEC, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and/or

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Each of the undersigned registrants hereby undertakes that, for purposes of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(f) Each of the undersigned registrants hereby undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(e) Each of the undersigned registrants hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(f) Each of the undersigned registrants hereby undertakes to respond to requests for information that are incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of the receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g) Each of the undersigned registrants hereby undertakes to supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Livonia, State of Michigan, on the 23rd day of May, 2011.

VALASSIS COMMUNICATIONS, INC.

By:	/s/ Alan F. Schultz
Alan F. Schultz
President and
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Alan F. Schultz, Robert L. Recchia and Todd L. Wiseley and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or any of them or their or his or her substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph B. Anderson, Jr.	Director	May 23, 2011
Joseph B. Anderson, Jr.

/s/ Patrick F. Brennan	Director	May 23, 2011
Patrick F. Brennan

/s/ Kenneth V. Darish	Director	May 23, 2011
Kenneth V. Darish

/s/ Walter H. Ku	Director	May 23, 2011
Walter H. Ku

/s/ Robert L. Recchia	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	May 23, 2011
Robert L. Recchia

/s/ Thomas J. Reddin	Director	May 23, 2011
Thomas J. Reddin

Signature	Title	Date

/s/ Alan F. Schultz	President, Chief Executive Officer and Director (Principal Executive Officer)	May 23, 2011
Alan F. Schultz

/s/ Wallace S. Snyder	Director	May 23, 2011
Wallace S. Snyder

/s/ Faith Whittlesey	Director	May 23, 2011
Faith Whittlesey

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Livonia, State of Michigan, on the 23rd day of May, 2011.

MAILCOUPS, INC.

By:	/s/ Robert Mason

Name:	Robert Mason
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Todd Wiseley and Steven Mitzel and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or any of them or their or his or her substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATED

/s/ Lorne Groe	Director	May 23, 2011
Lorne Groe

/s/ Robert Mason	President (Principal Executive Officer)	May 23, 2011
Robert Mason

/s/ Steven Mitzel	Treasurer and Director (Principal Financial and Accounting Officer)	May 23, 2011
Steven Mitzel

/s/ Todd Wiseley	Vice President and Director	May 23, 2011
Todd Wiseley

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Livonia, State of Michigan, on the 23rd day of May, 2011.

MAILCOUPS DIRECT, INC.

By:	/s/ Robert Mason

Name:	Robert Mason
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Todd Wiseley and Steven Mitzel and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or any of them or their or his or her substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATED

/s/ Robert Mason	President and Director (Principal Executive Officer)	May 23, 2011
Robert Mason

/s/ Steven Mitzel	Treasurer and Director (Principal Financial and Accounting Officer)	May 23, 2011
Steven Mitzel

SIGNATURES Subject to further update

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on the 23rd day of May, 2011.

NCH MARKETING SERVICES, INC.

By:	/s/ Brian J. Husselbee

Name:	Brian J. Husselbee
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Todd Wiseley and Steven Mitzel and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or any of them or their or his or her substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATED

/s/ Michelle Carey-Jones	Vice President, General Counsel and Director	May 23, 2011
Michelle Carey-Jones

/s/ Lorne Groe	Director	May 23, 2011
Lorne Groe

/s/ Brian J. Husselbee	President, Chief Executive Officer and Director (Principal Executive Officer)	May 23, 2011
Brian J. Husselbee

/s/ Steven Mitzel	Director	May 23, 2011
Steven Mitzel

/s/ Maria Rosselli	Vice President and Director (Principal Financial and Accounting Officer)	May 23, 2011
Maria Rosselli

/s/ Todd Wiseley	Secretary and Director	May 23, 2011
Todd Wiseley

/s/ Brian Yono	Director	May 23, 2011
Brian Yono

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on the 23rd day of May, 2011.

NCH NUWORLD SPAIN, INC.

By:	/s/ Brian J. Husselbee

Name:	Brian J. Husselbee
Title:	President & Treasurer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Todd Wiseley and Lorne Groe and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or any of them or their or his or her substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATED

/s/ Brian J. Husselbee	President, Treasurer and Director (Principal Executive Officer and Principal Financial and Accounting Officer)	May 23, 2011
Brian J. Husselbee

/s/ Todd Wiseley	Vice President, Secretary and Director	May 23, 2011
Todd Wiseley

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Livonia, State of Michigan, on the 23rd day of May, 2011.

PERIMETER MARKETING COMPANY

By:	/s/ Michael Kowalczyk

Name:	Michael Kowalczyk
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Todd Wiseley and Lorne Groe and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or any of them or their or his or her substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATED

/s/ Lorne Groe	Vice President and Director (Principal Financial and Accounting Officer)	May 23, 2011
Lorne Groe

/s/ Michael Kowalczyk	President and Director (Chief Executive Officer)	May 23, 2011
Michael Kowalczyk

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Livonia, State of Michigan, on the 23rd day of May, 2011.

PROMOTION WATCH, INC.

By:	/s/ Patrick McEvilly

Name:	Patrick McEvilly
Title:	President, Vice President, Secretary & Treasurer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Todd Wiseley and Steven Mitzel and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or any of them or their or his or her substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATED

/s/ Patrick McEvilly	President, Vice President, Secretary, Treasurer and Director (Principal Executive Officer and Principal Financial and Accounting Officer)	May 23, 2011
Patrick McEvilly

/s/ Steven Mitzel	Director	May 23, 2011
Steven Mitzel

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Windsor, State of Connecticut, on the 23rd day of May, 2011.

VALASSIS COUPON CLEARING, INC.

By:	/s/ Steven Mitzel

Name:	Steven Mitzel
Title:	President & Treasurer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Todd Wiseley and Steven Mitzel and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or any of them or their or his or her substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATED

/s/ Steven Mitzel Steven Mitzel	President, Treasurer and Director (Principal Executive Officer and Principal Financial and Accounting Officer)	May 23, 2011

/s/ Todd Wiseley	Vice President, Secretary and Director	May 23, 2011
Todd Wiseley

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Windsor, State of Connecticut, on the 23rd day of May, 2011.

VALASSIS DATA MANAGEMENT, INC.

By:	/s/ Steven Mitzel

Name:	Steven Mitzel
Title:	President & Treasurer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Todd Wiseley and Steven Mitzel and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or any of them or their or his or her substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATED

/s/ Steven Mitzel	President, Treasurer and Director (Principal Executive Officer and Principal Financial and Accounting Officer)	May 23, 2011
Steven Mitzel

/s/ Todd Wiseley	Vice President, Secretary and Director	May 23, 2011
Todd Wiseley

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Livonia, State of Michigan, on the 23rd day of May, 2011.

VALASSIS DIRECT MAIL, INC.

By:	/s/ Robert Mason

Name:	Robert Mason
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Todd Wiseley and Steven Mitzel and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or any of them or their or his or her substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATED

/s/ Robert Mason	President and Director (Principal Executive Officer)	May 23, 2011
Robert Mason

/s/ Steven Mitzel	Treasurer and Director (Principal Financial and Accounting Officer)	May 23, 2011
Steven Mitzel

/s/ Todd Wiseley	Vice President and Director	May 23, 2011
Todd Wiseley

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Livonia, State of Michigan, on the 23rd day of May, 2011.

VALASSIS IN-STORE SOLUTIONS, INC.

By:	/s/ Michael Kowalczyk

Name:	Michael Kowalczyk
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Todd Wiseley and Lorne Groe and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or any of them or their or his or her substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATED

/s/ Lorne Groe	Vice President, Treasurer and Director (Principal Financial and Accounting Officer)	May 23, 2011
Lorne Groe

/s/ Michael Kowalczyk	President (Principal Executive Officer)	May 23, 2011
Michael Kowalczyk

/s/ Todd Wiseley	Secretary and Director	May 23, 2011
Todd Wiseley

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Windsor, State of Connecticut, on the 23rd day of May, 2011.

VALASSIS INTERACTIVE, INC.

By:	/s/ Steven Mitzel

Name:	Steven Mitzel
Title:	President & Treasurer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Todd Wiseley and Steven Mitzel and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or any of them or their or his or her substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATED

/s/ Steven Mitzel Steven Mitzel	President, Treasurer and Director (Principal Executive Officer and Principal Financial and Accounting Officer)	May 23, 2011

/s/ Todd Wiseley	Vice President, Secretary and Director	May 23, 2011
Todd Wiseley

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Windsor, State of Connecticut, on the 23rd day of May, 2011.

VALASSIS INTERNATIONAL, INC.

By:	/s/ Steven Mitzel

Name:	Steven Mitzel
Title:	President & Treasurer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Todd Wiseley and Steven Mitzel and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or any of them or their or his or her substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATED

/s/ Steven Mitzel Steven Mitzel	President, Treasurer and Director (Principal Executive Officer and Principal Financial and Accounting Officer)	May 23, 2011

/s/ Todd Wiseley	Vice President, Secretary and Director	May 23, 2011
Todd Wiseley

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Livonia, State of Michigan, on the 23rd day of May, 2011.

VALASSIS MANUFACTURING COMPANY

By:	/s/ Ronald Goolsby

Name:	Ronald Goolsby
Title:	President & Treasurer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Todd Wiseley and Steven Mitzel and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or any of them or their or his or her substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATED

/s/ Ronald Goolsby Ronald Goolsby	President, Treasurer and Director (Principal Executive Officer and Principal Financial and Accounting Officer)	May 23, 2011

/s/ Steven Mitzel	Vice President, Secretary and Director	May 23, 2011
Steven Mitzel

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Livonia, State of Michigan, on the 23rd day of May, 2011.

VALASSIS RELATIONSHIP MARKETING SYSTEMS, LLC

By:	/s/ Todd Wiseley

Name:	Todd Wiseley
Title:	General Manager

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Todd Wiseley and Lorne Groe and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or any of them or their or his or her substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATED

/s/ Todd Wiseley Todd Wiseley	General Manager (Principal Executive Officer and Principal Financial and Accounting Officer)	May 23, 2011

/s/ Lorne Groe	Manager and Secretary	May 23, 2011
Lorne Groe

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Livonia, State of Michigan, on the 23rd day of May, 2011.

VALASSIS SALES & MARKETING SERVICES, INC.

By:	/s/ Richard Herpich

Name:	Richard Herpich
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Todd Wiseley and Steven Mitzel and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or any of them or their or his or her substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATED

/s/ Susan Griffin	Director	May 23, 2011
Susan Griffin

/s/ Richard Herpich	President and Director (Principal Executive Officer)	May 23, 2011
Richard Herpich

/s/ Steven Mitzel	Secretary and Director (Principal Financial and Accounting Officer)	May 23, 2011
Steven Mitzel

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Livonia, State of Michigan, on the 23rd day of May, 2011.

VC HOLDINGS, LLC

By:	/s/ Lorne Groe

Name:	Lorne Groe
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Todd Wiseley and Lorne Groe and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or any of them or their or his or her substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATED
/s/ Lorne Groe	President (Principal Executive	May 23, 2011
Lorne Groe	Officer and Principal Financial and Accounting Officer)

Valassis Communications, Inc., as sole member of VC Holdings, LLC

By: /s/ Todd Wiseley	Sole Member	May 23, 2011
General Counsel, Senior Vice President, Administration and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Windsor, State of Connecticut, on the 23rd day of May, 2011.

VCI ENTERPRISES, INC.

By:	/s/ Steven Mitzel

Name:	Steven Mitzel
Title:	President & Treasurer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Todd Wiseley and Steven Mitzel and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, agents, or any of them or their or his or her substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATED
/s/ Steven Mitzel	President, Treasurer and Director	May 23, 2011
Steven Mitzel	(Principal Executive Officer and Principal Financial and Accounting Officer)

/s/ Todd Wiseley Todd Wiseley	Vice President, Secretary and Director	May 23, 2011

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of July 5, 2006, by and among Valassis Communications, Inc., ADVO, Inc. and Michigan Acquisition Corporation (incorporated by reference to Exhibit 2.1 to Valassis’ 8-K (SEC File No. 001-10991) filed on July 10, 2006).

2.2	Amendment No. 1, dated as of December 18, 2006, to the Agreement and Plan of Merger, dated as of July 5, 2006, by and among Valassis Communications, Inc., Michigan Acquisition Corporation and ADVO, Inc. (incorporated by reference to Exhibit 2.1 to Valassis’ 8-K (SEC File No. 001-10991) filed on December 20, 2006).

3.1	Restated Certificate of Incorporation of Valassis Communications, Inc. (incorporated by reference to Exhibit 3.1 to Valassis’ Registration Statement on Form S-1 (No. 33-45189) filed on January 21, 1992).

3.2	Amended and Restated By-laws of Valassis Communications, Inc. (incorporated by reference to Exhibit 3.1 to Valassis’ Form 8-K (SEC File No. 001-10991) filed on March 5, 2008).

3.3*	Amended and Restated Certificate of Incorporation of MailCoups, Inc.

3.4	By-laws of MailCoups, Inc. (incorporated by reference to Exhibit 3.12 to Valassis’ Registration Statement on Form S-4 (No. 333-144136) filed on June 28, 2007).

3.5	Certificate of Incorporation of MailCoups Direct, Inc. (incorporated by reference to Exhibit 3.13 to Valassis’ Registration Statement on Form S-4 (No. 333-144136) filed on June 28, 2007).

3.6	By-laws of MailCoups Direct, Inc. (incorporated by reference to Exhibit 3.14 to Valassis’ Registration Statement on Form S-4 (No. 333-144136) filed on June 28, 2007).

3.7	Amended and Restated Certificate of Incorporation of NCH Marketing Services, Inc. (incorporated by reference to Exhibit 3.19 to Valassis’ Registration Statement on Form S-4 (No. 333-144136) filed on June 28, 2007).

3.8	By-laws of NCH Marketing Services, Inc. (incorporated by reference to Exhibit 3.20 to Valassis’ Registration Statement on Form S-4 (No. 333-144136) filed on June 28, 2007).

3.9	Certificate of Incorporation of NCH NuWorld Spain Inc. (incorporated by reference to Exhibit 3.23 to Valassis’ Registration Statement on Form S-4 (No. 333-144136) filed on June 28, 2007).

3.10	Amended and Restated By-laws of NCH NuWorld Spain Inc. (incorporated by reference to Exhibit 3.24 to Valassis’ Registration Statement on Form S-4 (No. 333-144136) filed on June 28, 2007).

3.11*	Amended and Restated Certificate of Incorporation of Perimeter Marketing Company.

3.12*	By-laws of Perimeter Marketing Company.

3.13	Certificate of Incorporation of Promotion Watch, Inc. (incorporated by reference to Exhibit 3.25 to Valassis’ Registration Statement on Form S-4 (No. 333-144136) filed on June 28, 2007).

3.14	By-laws of Promotion Watch, Inc. (incorporated by reference to Exhibit 3.26 to Valassis’ Registration Statement on Form S-4 (No. 333-144136) filed on June 28, 2007).

3.15	Certificate of Incorporation of Valassis Coupon Clearing, Inc., as corrected by Certificate of Correction. (incorporated by reference to Exhibit 3.37 to Valassis’ Registration Statement on Form S-4 (No. 333-144136) filed on June 28, 2007).

3.16	By-laws of Valassis Coupon Clearing, Inc. (incorporated by reference to Exhibit 3.38 to Valassis’ Registration Statement on Form S-4 (No. 333-144136) filed on June 28, 2007).

Exhibit No.	Description
3.17	Certificate of Incorporation of Valassis Data Management, Inc. (incorporated by reference to Exhibit 3.39 to Valassis’ Registration Statement on Form S-4 (No. 333-144136) filed on June 28, 2007).

3.18	By-laws of Valassis Data Management, Inc. (incorporated by reference to Exhibit 3.40 to Valassis’ Registration Statement on Form S-4 (No. 333-144136) filed on June 28, 2007).

3.19*	Restated Certificate of Incorporation of Valassis Direct Mail, Inc., as amended.

3.20	Restated By-laws of Valassis Direct Mail, Inc. (incorporated by reference to Exhibit 3.4 to Valassis’ Registration Statement on Form S-4 (No. 333-144136) filed on June 28, 2007).

3.21*	Certificate of Incorporation of Valassis Interactive, Inc., as amended.

3.22	By-laws of Valassis Interactive, Inc. (incorporated by reference to Exhibit 3.34 to Valassis’ Registration Statement on Form S-4 (No. 333-144136) filed on June 28, 2007).

3.23	Certificate of Incorporation of Valassis International, Inc. (incorporated by reference to Exhibit 3.41 to Valassis’ Registration Statement on Form S-4 (No. 333-144136) filed on June 28, 2007).

3.24	By-laws of Valassis International, Inc. (incorporated by reference to Exhibit 3.42 to Valassis’ Registration Statement on Form S-4 (No. 333-144136) filed on June 28, 2007).

3.25*	Certificate of Incorporation of Valassis In-Store Solutions, Inc.

3.26*	By-laws of Valassis In-Store Solutions, Inc.

3.27	Certificate of Incorporation of Valassis Manufacturing Company (incorporated by reference to Exhibit 3.43 to Valassis’ Registration Statement on Form S-4 (No. 333-144136) filed on June 28, 2007).

3.28	By-laws of Valassis Manufacturing Company (incorporated by reference to Exhibit 3.44 to Valassis’ Registration Statement on Form S-4 (No. 333-144136) filed on June 28, 2007).

3.29	Certificate of Formation of Valassis Relationship Marketing Systems, LLC, as amended (incorporated by reference to Exhibit 3.45 to Valassis’ Registration Statement on Form S-4 (No. 333-144136) filed on June 28, 2007).

3.30	Amended and Restated Limited Liability Company Agreement of Valassis Relationship Marketing Systems, LLC (incorporated by reference to Exhibit 3.46 to Valassis’ Registration Statement on Form S-4 (No. 333-144136) filed on June 28, 2007).

3.31	Certificate of Incorporation of Valassis Sales & Marketing Services, Inc., as amended (incorporated by reference to Exhibit 3.47 to Valassis’ Registration Statement on Form S-4 (No. 333-144136) filed on June 28, 2007).

3.32	By-laws of Valassis Sales & Marketing Services, Inc. (incorporated by reference to Exhibit 3.48 to Valassis’ Registration Statement on Form S-4 (No. 333-144136) filed on June 28, 2007).

3.33*	Articles of Organization of VC Holdings, LLC.

3.34*	Operating Agreement of VC Holdings, LLC.

3.35	Certificate of Incorporation of VCI Enterprises, Inc. (incorporated by reference to Exhibit 3.35 to Valassis’ Registration Statement on Form S-4 (No. 333-144136) filed on June 28, 2007).

3.36	By-laws of VCI Enterprises, Inc. (incorporated by reference to Exhibit 3.36 to Valassis’ Registration Statement on Form S-4 (No. 333-144136) filed on June 28, 2007).

Exhibit No.	Description
4.1	Certificate of Designations of Preferred Stock of Valassis Communications, Inc. filed with the Office of the Secretary of State of Delaware on September 21, 1999, Authentication No. 9983607 (incorporated by reference to Exhibit (4) to Valassis’ Form 8-K (SEC File No. 001-10991) filed on September 23, 1999).

4.2	Indenture dated as of May 22, 2003, between Valassis Communications, Inc. and BNY Midwest Trust Company, as trustee, relating to the Senior Convertible Notes due 2033 (incorporated by reference to Exhibit 4.1 to Valassis’ Registration Statement on Form S-3 (SEC File No. 333-107787) filed August 8, 2003).

4.3	First Supplemental Indenture, dated as of March 2, 2007, between Valassis Communications, Inc. and BNY Midwest Trust Company, as trustee, to the Indenture, dated as of May 22, 2003 (incorporated by reference to Exhibit 4.4 to Valassis’ Form 8-K (SEC File No. 001-10991) filed on March 8, 2007).

4.4	Indenture, dated as of January 28, 2011, by and among Valassis Communications, Inc., the Subsidiary Guarantors named therein and Wells Fargo Bank, National Association, as trustee, relating to the 6 5/8% Senior Notes due 2021 (incorporated by reference to Exhibit 4.1 to Valassis’ Form 8-K (SEC File No. 001-10991) filed on February 3, 2011).

4.5	Registration Rights Agreement, dated as of January 28, 2011, by an among Valassis Communications, Inc., the Subsidiary Guarantors named therein and Merrill Lynch, Pierce, Fenner and Smith Incorporated, as representative of the initial purchasers (incorporated by reference to Exhibit 4.2 to Valassis’ Form 8-K (SEC File No. 001-10991) filed on February 3, 2011).

5.1*	Opinion of McDermott Will & Emery LLP.

5.2*	Opinion of Todd L. Wiseley, General Counsel of Valassis Communications, Inc.

12.1*	Statement of Computation of Ratio of Earnings to Fixed Charges.

23.1*	Consent of McDermott Will & Emery LLP (included in Exhibit 5.1).

23.2*	Consent of Todd L. Wiseley (included in Exhibit 5.2).

23.3*	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

24.1*	Powers of Attorney (included in the signature pages to this Registration Statement).

25.1*	Statement of Eligibility of Trustee on Form T-1.

99.1*	Form of Letter of Transmittal.

99.2*	Form of Notice of Guaranteed Delivery.

99.3*	Form of Notice of Withdrawal.

99.4*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.5*	Form of Letter to Clients.

*	Filed herewith.